Exhibit 99.1

Australia and New Zealand Banking Group Limited

ABN 11 005 357 522

Half Year

31 March 2016

Consolidated Financial Report

Dividend Announcement

and Appendix 4D

The Consolidated Financial Report and Dividend Announcement contains information required by Appendix 4D of the Australian Securities Exchange (ASX) Listing Rules. It should be read in conjunction with ANZ’s 2015 Annual Report, and is lodged with the ASX under listing rule 4.2A.

RESULTS FOR ANNOUNCEMENT TO THE MARKET	APPENDIX 4D

Name of Company:	Australia and New Zealand Banking Group Limited ABN 11 005 357 522

Report for the half year ended 31 March 2016

Operating Results[1]				AUD million

Operating income	☐	0%	to	10,265

Net statutory profit attributable to shareholders	ò	-22%	to	2,738

Cash profit[2]	ò	-24%	to	2,782

Dividends[3]	Cents per share	Franked amount[4] per share

Proposed interim dividend	80	100%

Record date for determining entitlements to the proposed 2016 interim dividend		10 May 2016

Payment date for the proposed 2016 interim dividend		1 July 2016

Dividend Reinvestment Plan and Bonus Option Plan

Australia and New Zealand Banking Group Limited (ANZ) has a Dividend Reinvestment Plan (DRP) and a Bonus Option Plan (BOP) that will operate in respect of the 2016 interim dividend. For the 2016 interim dividend, ANZ intends to provide shares under the DRP and BOP through the issue of new shares. The ‘Acquisition Price’ to be used in determining the number of shares to be provided under the DRP and BOP will be calculated by reference to the arithmetic average of the daily volume weighted average sale price of all fully paid ANZ ordinary shares sold in the ordinary course of trading on the ASX during the ten trading days commencing on 13 May 2016, and then rounded to the nearest whole cent. Shares provided under the DRP and BOP will rank equally in all respects with existing fully paid ANZ ordinary shares. Election notices from shareholders wanting to commence, cease or vary their participation in the DRP or BOP for the 2016 interim dividend must be received by ANZ’s Share Registrar by 5.00pm (Australian Eastern Standard Time) on 11 May 2016. Subject to receiving effective contrary instructions from the shareholder, dividends payable to shareholders with a registered address in the United Kingdom (including the Channel Islands and the Isle of Man) or New Zealand will be converted to Pounds Sterling or New Zealand Dollars respectively at an exchange rate calculated on 13 May 2016.

[1]	Unless otherwise noted, all comparisons are to the half year ended 31 March 2015.

[2]	Cash profit excludes non-core items included in statutory profit and is provided to assist readers in understanding the result of the ongoing business activities of the Group. The non-core items are calculated consistently period on period so as not to discriminate between positive and negative adjustments and fall into one of the three categories: gains or losses included in earnings arising from changes in tax, legal or accounting legislation or other non-core items not associated with ongoing operations of the Group; treasury shares, revaluation of policy liabilities, economic hedging and similar accounting items that represent timing differences that will reverse through earnings in the future; and accounting reclassifications between individual line items that do not impact reported results, such as policy holder gross up. Cash profit is not a measure of cash flow or profit determined on a cash basis. The net after tax adjustment was an addition to statutory profit of $44 million made up of several items. Refer pages 91 to 96 for further details.

[3]	There is no foreign conduit income attributed to the dividends.

[4]	It is proposed that the interim dividend will be fully franked for Australian tax purposes (30% tax rate) and carry New Zealand imputation credits of NZD 10 cents per ordinary share.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

CONSOLIDATED FINANCIAL REPORT, DIVIDEND ANNOUNCEMENT AND APPENDIX 4D

Half year ended 31 March 2016

This Consolidated Financial Report, Dividend Announcement and Appendix 4D has been prepared for Australia and New Zealand Banking Group Limited (the “Company” or “Parent Entity”) together with its subsidiaries which are variously described as “ANZ”, “Group”, “ANZ Group”, “the consolidated entity” “the Bank”, “us”, “we” or “our”.

All amounts are in Australian dollars unless otherwise stated. The information on which the Condensed Consolidated Financial Statements are based have been reviewed by the Group’s auditors, KPMG. The Company has a formally constituted Audit Committee of the Board of Directors. The signing of the Condensed Consolidated Financial Statements was approved by resolution of a Committee of the Board of Directors on 2 May 2016.

When used in this Results Announcement the words “estimate”, “project”, “intend”, “anticipate”, “believe”, “expect”, “should” and similar expressions, as they relate to ANZ and its management, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ANZ does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

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AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

News Release

ANZ reports 2016 Half Year Result1

ANZ today announced a statutory profit after tax for the half year ended 31 March 2016 of $2.7 billion down 22% and a cash profit2 of $2.8 billion down 24%, following a $717 million net charge primarily related to initiatives to reposition the Group for stronger profit before provisions growth in the future.

Excluding these Specified Items (see page 3), allowing for better comparison with previous periods, adjusted pro-forma cash profit3 was $3.5 billion down 4% and profit before provisions was up 5%.

The Interim Dividend of 80 cents per share fully franked is down 7% reflecting a move to gradually consolidate ANZ’s dividend payout ratio within its historic range of 60-65% of annual cash profit4 which provides a conservative, sustainable and fully franked dividend base for the future. The Final Dividend for FY16 is expected to be at least the same as the Interim Dividend in cents per share.

The result reflects a strong performance in ANZ’s Australian and New Zealand consumer and small business franchises and challenging market conditions in Institutional Banking including higher provisions in the resources sector and in related industries.

Significant progress was also made in streamlining and simplifying ANZ to ensure the bank is future ready. This included a particularly strong expense management outcome, improved capital efficiency and initiatives to accelerate momentum and deliver future benefits including a restructuring charge and a change to the application of accounting policy to accelerate software amortisation.

Selected Group Financial Information
Earnings ($m)	1H15	2H15	1H16
Statutory basis
Profit before credit impairment and tax	5,637	6,075	4,786
Statutory Profit	3,506	3,987	2,738
Cash basis
Profit before credit impairment and tax	5,592	5,567	4,837
Cash Profit	3,676	3,540	2,782
Earnings Per Share (cents)	134	127	96
Return on Equity (%)	14.7	13.3	9.7
Adjusted Pro-forma[3]
Profit before credit impairment and tax	5,468	5,459	5,737
Adjusted Pro-forma Profit	3,638	3,507	3,499
Operating expenses to income (CTI, %)	45.5	46.4	45.0
Net Interest Margin (%)	2.02	2.02	2.01
Earnings Per Share (cents)	132	126	121
Return on Equity (%)	14.5	13.2	12.2
Balance sheet ($b)	1H15	2H15	1H16
Gross Loans and Advances (GLAs)	562	574	566
Total Risk Weighted Assets	387	402	388
Customer Deposits	436	445	447
Leverage Ratio (%)	NA5	5.1	5.1
Common Equity Tier 1 Ratio (%)	8.7	9.6	9.8
Common Equity Tier 1 Ratio Internationally Comparable Basel 3 (%)	12.1	13.2	14.0
Asset Quality	1H15	2H15	1H16
Total Credit Impairment Charge as a % of avg GLAs (%)	0.19	0.24	0.32
Collective Provision as a % of Credit RWAs (%)	0.86	0.85	0.86
Gross impaired assets as a % of GLAs (%)	0.48	0.47	0.51
Other	1H15	2H15	1H16
Full time equivalent staff (FTE)	51,243	50,152	48,896

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

ANZ Chief Executive Officer Shayne Elliott said: “This result reflects a challenging period for banking and we have taken the opportunity to move decisively and adapt to the changing environment by building a simpler, better capitalised and more balanced bank.

“We have strong underlying drivers in our Australia and New Zealand consumer and small business franchise and we have seen good early progress in transforming Institutional Banking. This has been supported by prudent capital management and tight control of costs with total expenses, excluding the impact of Specified Items, being lower for the first time in seven halves.

“Banking is however continuing to experience rapid shifts in technology, customer expectations and regulation against a backdrop of low economic growth, volatile financial markets and rising credit costs. Our priority is to take bold action to ensure ANZ is fit and ready for this future.

“This means for the immediate future we are in a period of consolidation, simplification and transition. We have a clear plan and we have made significant progress this half through a focus on four strategic priorities,” Mr Elliott said.

Strategic Priorities	1H16 Progress Highlights
1.

Create a simpler, better capitalised, better balanced and more agile bank.

Reduce operating costs and risks by removing product and management complexity, exiting low return and non-core businesses and reducing our reliance on low-return aspects of Institutional banking in particular. Further strengthen the balance sheet by rebalancing our portfolio.

	•	Reduced 1H16 dividend providing foundation for a conservative, sustainable, fully franked pay-out ratio of 60-65% of cash profit[4]
	•	Lower absolute operations costs (-2% pcp) and lower FTE (-5% pcp).
	•	Reduced Risk Weighted Assets by 3% ($14 billion) - primarily low return Institutional Asia lending.
	•	Sold Esanda dealer finance portfolio and Oasis.
	•	Taken $138 million restructuring charge to underpin further simplification and productivity.
	•	Repositioned minority investments in Asia as Group assets, valuation adjustments made.
	•	Supported Bank of Tianjin listing and subsequent dilution in holding to ~12%.
	•	Merged Asia Wealth with Asia Retail and commenced a strategic review.
2.

Focus our efforts on attractive areas where we can carve out a winning position.

Make buying and owning a home or starting, running and growing a small business in Australia and New Zealand easy. Be the best bank in the world for customers driven by the movement of goods and capital in our region.

	•	New organisation structure and Executive Committee aligned with focus areas.
	•	Merged Wealth distribution activities with core Retail to align priority segments.
	•	Simplified and re-focused Institutional.
	•	Established new Digital Banking Division to support growth in priority areas.
	•	Moved to #3 market share in Australian Home Loans.
3.

Drive a purpose and values led transformation of the Bank.

Creating a stronger sense of core purpose, ethics and fairness, investing in leaders who can help sense and navigate a rapidly changing environment.

	•	Signed up to ABA conduct review.
	•	Launched review of recruitment and remuneration.
	•	Invested in MIT Digital Leadership Program.
	•	Uncompromising approach to enforcing ANZ’s Code of Conduct.
4.

Build a superior everyday experience for our people and customers in order to compete in the digital age.

Build more convenient, engaging banking solutions to simplify the lives of customers and our own people.

	•	Maile Carnegie appointed from Google to lead Digital.
	•	First Australian bank to launch Apple Pay, augmenting existing Android Pay plans.
	•	New software capitalisation treatment recognises the nature and speed of digital change and supports innovation.
	•	Implementation of multi-channel digital platform for Australian Retail banking to support improved customer experience.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

Capital and Dividend. The actions being taken to simplify the business, rebalance our portfolio, divest non-core assets and increase capital efficiency in the Institutional loan book assisted the Group to generate 76 basis points of capital during the half. Further benefits are expected in future periods.

The Interim Dividend is 7% lower than the prior comparable period 1H15, reflecting actions undertaken to reshape ANZ and a normalisation of the credit cycle. The dividend payout ratio during the half of 84% primarily reflects the impact of specified items. On an adjusted pro-forma basis the ratio is 67%.

Consistent with ANZ’s normal practice, it is expected the Final Dividend for FY16 will be at least the same as the Interim Dividend in cents per share terms.

ANZ recognises the stability of the Group’s payout ratio and ability to fully frank dividends are critical considerations for shareholders. Following a period of dividend payout ratio expansion in the Australian banking sector, ANZ will gradually consolidate to its historic range of 60-65% of annual cash profit. This setting better reflects the changed banking environment in which we operate and the greater demands for capital.

Specified Items. During the half the Group sold the Esanda Dealer Finance portfolio and also recognised the impact of a number of items collectively referred to as ‘Specified Items’ which form part of the Group’s cash profit.

These specified items are (on an after tax basis): an accounting change to the application of the Group’s software capitalisation policy ($441 million), impairment of the Group’s investment in AmBank ($260 million), a net gain in relation to Bank of Tianjin ($29 million) and Group restructuring expenses ($101 million), as well as the Esanda dealer finance sale ($56 million). An information pack on these changes is on anz.com within the 1H16 results materials.

ANZ, by lifting the software capitalisation threshold and directly expensing more project related costs, has introduced a greater level of discipline into the management of technology investment. The change, effective from 1 October 2015, of itself does not impact the Group’s total spend on technology but better aligns the application of ANZ’s policy with the rapidly changing technology landscape, increased pace of innovation in financial services and the Group’s own evolving digital strategy. These changes bring forward the recognition of software expense resulting in lower amortisation charges in future years.

A restructuring charge of $138 million (pre-tax) was recognised in the half which will underpin further productivity in the second half and future years, through reducing complexity and aligning the Group to the changing emphasis on Institutional and International businesses.

Credit Quality. The total provision charge of $918 million ($892 million individual provision charge $26 million collective provision charge) is consistent with ANZ’s ASX disclosure of 24 March and equates to a 32 basis point loss rate. The loss rate is trending towards the long term average from historically low levels. Gross impaired assets were $2.9 billion up 6%, with new impaired assets flat compared to the prior half.

While the overall credit environment remains broadly stable, ANZ has continued to see pockets of weakness associated with low commodity prices in the resources sector and in related industries. Increased provision charges in the first half include charges related to a small number of Australian and multi-national resources related exposures.

Video interviews with Shayne Elliott and Acting Chief Financial Officer Graham Hodges regarding today’s 2016 Half Year result announcement are available at www.bluenotes.anz.com.

For media enquiries contact:	For investor and analyst enquiries contact:
Paul Edwards + 61-434-070101	Jill Campbell, Tel: +61-412-047448
Stephen Ries +61-409-655551	Cameron Davis, Tel: +61-421-613819

Footnotes:

1.	All comparisons are First Half Financial Year 2016 compared to First Half Financial Year 2015.
2.	Cash profit excludes non-core items included in statutory profit and is provided to assist readers in understanding the results of the ongoing business activities of the Group. The net after tax adjustment was an addition to statutory profit of $44 million comprised of several items.
3.	Pro-forma refers to Cash Profit adjusted to remove the impact of ‘Specified items’ including the impact of software capitalisation policy changes, Asia Partnership impairment charge (AmBank) and gain of cessation of equity accounting (Bank of Tianjin), restructuring expenses, sale of Esanda Dealer Finance portfolio. Further detail provided in the ANZ Half Year 2016 consolidated Financial Report p14.
4.	Previously 65 to 70 per cent of cash profit.
5.	APRA introduced amendments in May 2015 to enable calculation of the leverage ratio.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

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SUMMARY

CONTENTS

Section 2 – Summary

Statutory Profit Results

Cash Profit Results

Key Balance Sheet Metrics

Cash Profit Results - FX Adjusted

Cash Profit Results - Adjusted Pro-forma, FX adjusted

Other Non-financial Information

SUMMARY

Statutory Profit Results

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	7,568	7,478	7,138	1%	6%

Other operating income	2,697	3,372	3,102	-20%	-13%

Operating income	10,265	10,850	10,240	-5%	0%

Operating expenses	(5,479)	(4,775)	(4,603)	15%	19%

Profit before credit impairment and income tax	4,786	6,075	5,637	-21%	-15%

Credit impairment charge	(904)	(685)	(494)	32%	83%

Profit before income tax	3,882	5,390	5,143	-28%	-25%

Income tax expense	(1,140)	(1,397)	(1,629)	-18%	-30%

Non-controlling interests	(4)	(6)	(8)	-33%	-50%

Profit attributable to shareholders of the Company	2,738	3,987	3,506	-31%	-22%

Earnings per ordinary share (cents)		Half Year			Movement
	Reference Page	Mar 16	Sep 15	Mar 15	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Basic	109	94.8	143.4	128.0	-34%	-26%

Diluted	109	89.7	134.9	124.6	-34%	-28%

		Half Year
	Reference Page	Mar 16	Sep 15	Mar 15

Ordinary share dividends (cents)

Interim - 100% franked[1]	108	80	-	86

Final - 100% franked[1]	108	-	95	-

Total - 100% franked[1]	108	80	95	86

Ordinary share dividend payout ratio[2]	108	85.2%	69.2%	67.9%

Preference share dividend ($M)

Dividend paid[3]	108	-	-	1

Profitability ratios

Return on average ordinary shareholders’ equity[4]		9.5%	15.0%	14.0%

Return on average assets		0.61%	0.91%	0.85%

Net interest margin		2.01%	2.04%	2.04%

Efficiency ratios

Operating expenses to operating income		53.4%	44.0%	45.0%

Operating expenses to average assets		1.22%	1.09%	1.11%

Credit impairment charge/(release)

Individual credit impairment charge ($M)		878	645	439

Collective credit impairment charge/(release) ($M)		26	40	55

Total credit impairment charge ($M)	113	904	685	494

Individual credit impairment charge as a % of average gross loans & advances[5]		0.31%	0.23%	0.16%

Total credit impairment charge as a % of average gross loans & advances[5]		0.31%	0.24%	0.18%

1.	Fully franked for Australian tax purposes and carry New Zealand imputation credits of NZ 10 cents per ordinary share for the proposed 2016 interim dividend (2015 final dividend: NZ 11 cents, 2015 interim dividend: NZ 10 cents).

2.	Dividend payout ratio is calculated using the proposed 2016 interim, 2015 final and 2015 interim dividends.

3.	Represents dividends paid on Euro Trust Securities (preference shares) issued on 13 December 2004. The Euro Trust Securities were bought back by ANZ for cash at face value and cancelled on 15 December 2014.

4.	Average ordinary shareholders’ equity excludes non-controlling interests and preference shares.

5.	Loans & advances as at 30 September 2015 include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

SUMMARY

Cash Profit Results1

		Half Year			Movement

		Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income		7,568	7,478	7,138	1%	6%

Other operating income		2,748	2,864	3,057	-4%	-10%

Operating income		10,316	10,342	10,195	0%	1%

Operating expenses		(5,479)	(4,775)	(4,603)	15%	19%

Profit before credit impairment and income tax		4,837	5,567	5,592	-13%	-14%

Credit impairment charge		(918)	(695)	(510)	32%	80%

Profit before income tax		3,919	4,872	5,082	-20%	-23%

Income tax expense		(1,133)	(1,326)	(1,398)	-15%	-19%

Non-controlling interests		(4)	(6)	(8)	-33%	-50%

Cash profit		2,782	3,540	3,676	-21%	-24%

Earnings per ordinary share (cents)
		Half Year			Movement
	Reference Page	Mar 16	Sep 15	Mar 15	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Basic	39	95.9	126.8	133.6	-24%	-28%

Diluted	39	90.7	119.8	129.9	-24%	-30%

		Half Year

	Reference Page	Mar 16	Sep 15	Mar 15

Ordinary share dividends

Ordinary share dividend payout ratio[2]	40	83.9%	77.9%	64.7%

Profitability ratios

Return on average ordinary shareholders’ equity[3]		9.7%	13.3%	14.7%

Return on average assets		0.62%	0.81%	0.89%

Net interest margin	24	2.01%	2.04%	2.04%

Profit per average FTE ($)		55,889	69,214	72,421

Efficiency ratios

Operating expenses to operating income		53.1%	46.2%	45.1%

Operating expenses to average assets		1.22%	1.09%	1.11%

Credit impairment charge/(release)

Individual credit impairment charge ($M)	33	892	655	455

Collective credit impairment charge/(release) ($M)	34	26	40	55

Total credit impairment charge ($M)	33	918	695	510

Individual credit impairment charge as a % of average gross loans & advances[4]		0.31%	0.23%	0.17%

Total credit impairment charge as a % of average gross loans & advances[4]		0.32%	0.24%	0.19%

Cash profit/(loss) by division/geography (in AUD)	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia	1,753	1,706	1,650	3%	6%

Institutional	632	893	1,071	-29%	-41%

New Zealand	578	561	566	3%	2%

Wealth	261	346	263	-25%	-1%

Asia Retail & Pacific	53	45	99	18%	-46%

TSO and Group Centre	(495)	(11)	27	large	large

Cash profit by division	2,782	3,540	3,676	-21%	-24%

Australia	1,830	2,269	2,147	-19%	-15%

Asia Pacific, Europe & America	259	492	743	-47%	-65%

New Zealand	693	779	786	-11%	-12%

Cash profit by geography	2,782	3,540	3,676	-21%	-24%

1.	Cash profit excludes non-core items included in statutory profit and is provided to assist readers in understanding the result of the ongoing business activities of the Group. Refer to page 91 for the reconciliation between statutory and cash profit.

2.	Dividend payout ratio is calculated using the proposed 2016 interim, 2015 final and 2015 interim dividends.

3.	Average ordinary shareholders’ equity excludes non-controlling interests and preference shares.

4.	Loans & advances as at 30 September 2015 include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

SUMMARY

Key Balance Sheet Metrics

		As at			Movement
	Reference Page	Mar 16	Sep 15	Mar 15	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Capital adequacy

Common Equity Tier 1

- APRA Basel 3	44	9.8%	9.6%	8.7%

- Internationally Comparable Basel 3[1]	44	14.0%	13.2%	12.1%

Credit risk weighted assets ($B)	132	334.3	349.8	339.7	-4%	-2%

Total risk weighted assets ($B)	132	388.3	401.9	386.9	-3%	0%

Balance Sheet: Key Items

Gross loans & advances ($B)[2]		565.9	574.3	562.2	-1%	1%

Net loans & advances ($B)[2]		561.8	570.2	558.2	-1%	1%

Total assets ($B)		895.3	889.9	860.1	1%	4%

Customer deposits ($B)		446.8	444.6	436.1	0%	2%

Total equity ($B)		56.5	57.4	52.1	-2%	8%

Leverage Ratio	46	5.1%	5.1%	n/a	0%	n/a

		Half Year Average			Movement
Balance Sheet: Key Items		Mar 16	Sep 15	Mar 15	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Liquidity Coverage Ratio	42	126%	124%	118%	2%	7%

		As at			Movement
	Reference Page	Mar 16	Sep 15	Mar 15	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Impaired assets

Gross impaired assets ($M)	35	2,883	2,719	2,708	6%	6%

Gross impaired assets as a % of gross loans & advances[2]		0.51%	0.47%	0.48%

Net impaired assets ($M)	35	1,645	1,658	1,594	-1%	3%

Net impaired assets as a % of shareholders’ equity		2.9%	2.9%	3.1%

Individual provision ($M)	113	1,238	1,061	1,114	17%	11%

Individual provision as a % of gross impaired assets		42.9%	39.0%	41.1%

Collective provision ($M)	113	2,862	2,956	2,914	-3%	-2%

Collective provision as a % of credit risk weighted assets		0.86%	0.85%	0.86%

Net Assets

Net tangible assets attributable to ordinary shareholders ($B)		48.8	48.9	43.6	0%	12%

Net tangible assets per ordinary share ($)		16.77	16.86	15.75	-1%	6%

1.	See page 45 for further details regarding the differences between APRA Basel 3 and Internationally Comparable Basel 3 standards.

2.	Loans & advances as at 30 September 2015 include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

Net loans and advances by division/geography	As at			Movement
	Mar 16 $B	Sep 15 $B	Mar 15 $B	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia	320.0	313.7	297.6	2%	8%

Institutional	125.6	142.2	144.9	-12%	-13%

New Zealand	97.2	95.2	97.7	2%	-1%

Wealth	7.3	7.1	6.9	3%	6%

Asia Retail & Pacific	11.9	12.5	11.6	-5%	3%

TSO and Group Centre	(0.2)	(0.5)	(0.5)	-60%	-60%

Net loans and advances by division[3]	561.8	570.2	558.2	-1%	1%

Australia	386.8	381.2	362.8	1%	7%

Asia Pacific, Europe & America	69.1	85.1	88.4	-19%	-22%

New Zealand	105.9	103.9	107.0	2%	-1%

Net loans and advances by geography[3]	561.8	570.2	558.2	-1%	1%

3.	Loans & advances as at 30 September 2015 include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

SUMMARY

Cash Profit Results – FX Adjusted

The following tables present the Group’s cash profit results neutralised for the impact of foreign currency translation. Comparative data has been adjusted to remove the translation impact of foreign exchange movements by retranslating prior period comparatives at current period foreign exchange rates. Refer to page 37 for further details on the impact of exchange rate movements.

Cash Profit - March 2016 Half Year vs March 2015 Half Year

	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 16 $M	Mar 15 $M	Mar 15 $M	Mar 15 $M	Mar 16 v. Mar 15	Mar 16 v. Mar 15	Mar 16 v. Mar 15

Net interest income	7,568	7,138	77	7,215	6%	1%	5%

Other operating income	2,748	3,057	149	3,206	-10%	4%	-14%

Operating income	10,316	10,195	226	10,421	1%	2%	-1%

Operating expenses	(5,479)	(4,603)	(115)	(4,718)	19%	3%	16%

Profit before credit impairment and income tax	4,837	5,592	111	5,703	-14%	1%	-15%

Credit impairment charge	(918)	(510)	(5)	(515)	80%	2%	78%

Profit before income tax	3,919	5,082	106	5,188	-23%	1%	-24%

Income tax expense	(1,133)	(1,398)	(25)	(1,423)	-19%	1%	-20%

Non-controlling interests	(4)	(8)	(2)	(10)	-50%	10%	-60%

Cash profit	2,782	3,676	79	3,755	-24%	2%	-26%

Cash Profit - March 2016 Half Year vs September 2015 Half Year

	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 16 $M	Sep 15 $M	Sep 15 $M	Sep 15 $M	Mar 16 v. Sep 15	Mar 16 v. Sep 15	Mar 16 v. Sep 15

Net interest income	7,568	7,478	32	7,510	1%	0%	1%

Other operating income	2,748	2,864	103	2,967	-4%	3%	-7%

Operating income	10,316	10,342	135	10,477	0%	2%	-2%

Operating expenses	(5,479)	(4,775)	(37)	(4,812)	15%	1%	14%

Profit before credit impairment and income tax	4,837	5,567	98	5,665	-13%	2%	-15%

Credit impairment charge	(918)	(695)	(8)	(703)	32%	1%	31%

Profit before income tax	3,919	4,872	90	4,962	-20%	1%	-21%

Income tax expense	(1,133)	(1,326)	(28)	(1,354)	-15%	1%	-16%

Non-controlling interests	(4)	(6)	1	(5)	-33%	-13%	-20%

Cash profit	2,782	3,540	63	3,603	-21%	2%	-23%

SUMMARY

Cash Profit Results – Adjusted Pro-forma, FX adjusted

During the March 2016 half, the Group sold the Esanda Dealer Finance portfolio and recognised the impact of a number of items collectively referred to as ‘specified items’ which form part of the Group’s cash profit. The tables on the following pages present the Group’s FX adjusted cash profit adjusted for these items to assist readers to understand the estimated growth rates of the ongoing business performance of the Group. The “Cash Profit Results - Adjusted Pro-forma, FX adjusted” are not subject to review or audit by the external auditor.

¡	Esanda Dealer Finance divestment

On 1 November 2015, the Group sold the Esanda Dealer Finance portfolio with the majority of the business transferred by 31 December 2015. Pro-forma results have been prepared on the assumption that the sale which occurred during the March 2016 half took effect from 1 October 2014, effectively restating the Group’s cash profit for each of the March 2015, September 2015 and March 2016 halves.

¡	Software capitalisation changes

During the March 2016 half, the Board resolved to amend the application of the Group’s software capitalisation policy by increasing the threshold for capitalisation of software development costs to $20 million, reflecting the increasingly shorter useful life of smaller items of software, and directly expensing more project related costs.

For software assets at 1 October 2015 with an original cost below the revised threshold, the carrying values were expensed through an accelerated amortisation charge of $556 million (recognised in TSO & Group Centre). Of this, $88 million would otherwise have been amortised in the March 2016 half (i.e. the half year amortisation charge increased by $468 million).

In addition, application of the software capitalisation changes also increased other operating expenses by $161 million for the March 2016 half relating to software development costs that would otherwise have been capitalised and amortised in future periods.

Going forward, these changes will result in higher project expenditure being expensed in the profit and loss which will be offset by lower amortisation charges.

	March 2016 Half Year

	Accelerated amortisation $M	Amortisation benefit $M	Application of policy to new project expenditure $M	Total impact $M

Operating expense increase/(decrease) by division

Australia	-	(13)	49	36

Institutional	-	(26)	30	4

New Zealand	-	(7)	17	10

Wealth	-	(14)	19	5

Asia Retail & Pacific	-	(4)	-	(4)

TSO and Group Centre	556	(24)	46	578

Total	556	(88)	161	629

¡	Asian minority investment adjustments

During the March 2016 half, the Group recognised a $260 million impairment to its equity accounted investment in AMMB Holdings Berhad (Ambank) bringing the carrying value in line with value-in-use calculations (refer Note 1 (v) of the Condensed Consolidated Financial Statements).

On 30 March 2016, Bank of Tianjin (BoT), an equity accounted investment, completed a capital raising and listing on the Hong Kong Stock Exchange through an Initial Public Offering (IPO). As the Group did not participate in the capital raising, its ownership interest decreased from 14% to 12%. As a consequence, the Group ceased equity accounting the investment in BoT and commenced accounting for the investment as for as an available-for-sale asset. A net gain of $29 million was recognised in relation to the remeasurement of the investment to fair value and recycling the associated equity accounted reserves.

¡	Restructuring

The Group is in the process of evolving its strategy, including reshaping of the workforce to reduce complexity and duplication, and to align with its changing emphasis on Institutional and Wealth businesses, restructure of Retail Asia and Pacific and delayering and simplification in TSO and Group Centre. A restructuring expense of $138 million was recognised in the March 2016 half.

	Half Year

Restructuring expense by division	Mar 16 $M	Sep 15 $M	Mar 15 $M

Australia	22	2	-

Institutional	51	6	2

New Zealand	2	1	2

Wealth	13	-	1

Asia Retail & Pacific	12	-	-

TSO and Group Centre	38	12	5

Total	138	21	10

SUMMARY

Cash Profit Results - Adjusted Pro-forma, FX adjusted

	March 2016 Half Year						March 2015 Half Year					Mar 16 v. Mar 15

	Cash profit	Software capitalisation changes	Asian minority investment adjust	Restructuring	Esanda Dealer Finance	Adjusted pro-forma	Cash profit	Restructuring	Esanda Dealer Finance	FX impact	Adjusted pro-forma, FX adj	Adjusted pro- forma, FX unadj	Adjusted pro-forma, FX adj
Cash Profit - March 2016 v March 2015

Net interest income	7,568	-	-	-	(31)	7,537	7,138	-	(130)	77	7,085	8%	6%

Other operating income	2,748	-	231	-	(78)	2,901	3,057	-	(25)	149	3,181	-4%	-9%
Operating income	10,316	-	231	-	(109)	10,438	10,195	-	(155)	226	10,266	4%	2%

Operating expenses	(5,479)	629	-	138	11	(4,701)	(4,603)	10	21	(115)	(4,687)	3%	0%
Profit before credit impairment and income tax	4,837	629	231	138	(98)	5,737	5,592	10	(134)	111	5,579	5%	3%

Credit impairment charge	(918)	-	-	-	13	(905)	(510)	-	69	(5)	(446)	large	large
Profit before income tax	3,919	629	231	138	(85)	4,832	5,082	10	(65)	106	5,133	-4%	-6%

Income tax expense	(1,133)	(188)	-	(37)	29	(1,329)	(1,398)	(3)	20	(25)	(1,406)	-4%	-5%

Non-controlling interests	(4)	-	-	-	-	(4)	(8)	-	-	(2)	(10)	-50%	-60%

Cash profit	2,782	441	231	101	(56)	3,499	3,676	7	(45)	79	3,717	-4%	-6%
	March 2016 Half Year						March 2015 Half Year					Mar 16 v. Mar 15
	Cash profit	Software capitalisation changes	Asian minority investment adjust	Restructuring	Esanda Dealer Finance	Adjusted pro-forma	Cash profit	Restructuring	Esanda Dealer Finance	FX impact	Adjusted pro-forma, FX adj	Adjusted pro- forma, FX unadj	Adjusted pro-forma, FX adj
Profit before income tax by division - March 2016 v March 2015

Australia	2,505	36	-	22	(19)	2,544	2,359	-	(65)	-	2,294	11%	11%

Institutional	880	4	-	51	-	935	1,497	2	-	50	1,549	-38%	-40%

New Zealand	804	10	-	2	-	816	787	2	-	(10)	779	3%	5%

Wealth	359	5	-	13	-	377	368	1	-	(1)	368	2%	2%

Asia Retail & Pacific	67	(4)	-	12	-	75	128	-	-	8	136	-41%	-45%

TSO and Group Centre[1]	(696)	578	231	38	(66)	85	(57)	5	-	59	7	large	large
Profit before income tax	3,919	629	231	138	(85)	4,832	5,082	10	(65)	106	5,133	-4%	-6%

Income tax expense & non-controlling interests	(1,137)	(188)	-	(37)	29	(1,333)	(1,406)	(3)	20	(27)	(1,416)	-4%	-6%

Cash profit	2,782	441	231	101	(56)	3,499	3,676	7	(45)	79	3,717	-4%	-6%

1.	Cash profit for TSO and Group Centre in the March 2016 half includes the accelerated amortisation for all divisions resulting from the software capitalisation changes and the net gain on divestment of the Esanda Dealer Finance portfolio.

SUMMARY

Cash Profit Results - Adjusted Pro-forma, FX adjusted

	March 2016 Half Year						September 2015 Half Year					Mar 16 v. Sep 15
	Cash profit	Software capitalisation changes	Asian minority investment adjust	Restructuring	Esanda Dealer Finance	Adjusted pro-forma	Cash profit	Restructuring	Esanda Dealer Finance	FX impact	Adjusted pro-forma, FX adj	Adjusted pro-forma, FX unadj	Adjusted pro-forma, FX adj

Cash Profit - March 2016 v September 2015

Net interest income	7,568	-	-	-	(31)	7,537	7,478	-	(125)	32	7,385	3%	2%

Other operating income	2,748	-	231	-	(78)	2,901	2,864	-	(26)	103	2,941	2%	-1%
Operating income	10,316	-	231	-	(109)	10,438	10,342	-	(151)	135	10,326	2%	1%

Operating expenses	(5,479)	629	-	138	11	(4,701)	(4,775)	21	22	(37)	(4,769)	-1%	-1%
Profit before credit impairment and income tax	4,837	629	231	138	(98)	5,737	5,567	21	(129)	98	5,557	5%	3%

Credit impairment charge	(918)	-	-	-	13	(905)	(695)	-	61	(8)	(642)	43%	41%
Profit before income tax	3,919	629	231	138	(85)	4,832	4,872	21	(68)	90	4,915	0%	-2%

Income tax expense	(1,133)	(188)	-	(37)	29	(1,329)	(1,326)	(6)	20	(28)	(1,340)	1%	-1%

Non-controlling interests	(4)	-	-	-	-	(4)	(6)	-	-	1	(5)	-33%	-20%

Cash profit	2,782	441	231	101	(56)	3,499	3,540	15	(48)	63	3,570	0%	-2%
	March 2016 Half Year						September 2015 Half Year					Mar 16 v. Sep 15
	Cash profit	Software capitalisation changes	Asian minority investment adjust	Restructuring	Esanda Dealer Finance	Adjusted pro-forma	Cash profit	Restructuring	Esanda Dealer Finance	FX impact	Adjusted pro-forma, FX adj	Adjusted pro-forma, FX unadj	Adjusted pro-forma, FX adj

Profit before income tax by division - Mar 2016 v Sep 2015

Australia	2,505	36	-	22	(19)	2,544	2,427	2	(68)	-	2,361	8%	8%

Institutional	880	4	-	51	-	935	1,256	6	-	1	1,263	-26%	-26%

New Zealand	804	10	-	2	-	816	779	1	-	4	784	5%	4%

Wealth	359	5	-	13	-	377	399	-	-	-	399	-6%	-6%

Asia Retail & Pacific	67	(4)	-	12	-	75	68	-	-	(1)	67	10%	12%

TSO and Group Centre[1]	(696)	578	231	38	(66)	85	(57)	12	-	86	41	large	large
Profit before income tax	3,919	629	231	138	(85)	4,832	4,872	21	(68)	90	4,915	0%	-2%

Income tax expense & non-controlling interests	(1,137)	(188)	-	(37)	29	(1,333)	(1,332)	(6)	20	(27)	(1,345)	1%	-1%

Cash profit	2,782	441	231	101	(56)	3,499	3,540	15	(48)	63	3,570	0%	-2%

1.	Cash profit for TSO and Group Centre in the March 2016 half includes the accelerated amortisation for all divisions resulting from the software capitalisation changes and the net gain on divestment of the Esanda Dealer Finance portfolio.

SUMMARY

Other Non-financial Information

	As at			Movement

	Mar 16	Sep 15	Mar 15	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Full time equivalent staff information

Full time equivalent staff (FTE)	48,896	50,152	51,243	-3%	-5%

Assets per FTE ($M)	18.3	17.7	16.8	3%	9%

	Half Year			Movement

	Mar 16	Sep 15	Mar 15	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Shareholder value - ordinary shares

Share price ($)

- high	29.17	37.25	37.19	-22%	-22%

- low	21.86	26.38	30.47	-17%	-28%

- closing	23.46	27.08	36.64	-13%	-36%

Closing market capitalisation of ordinary shares ($B)	68.4	78.6	101.3	-13%	-32%

Total shareholder returns (TSR)	-10.2%	-21.9%	19.9%	-53%	large

			As at Mar 16

Credit Ratings			Short-Term	Long-Term	Outlook

Moody’s Investor Services			P-1	Aa2	Stable

Standard & Poor’s			A-1+	AA-	Stable

Fitch Ratings			F1+	AA-	Stable

SUMMARY

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STRATEGIC REVIEW

Strategic Review1

Our strategy is to use the strength of our Australian and New Zealand foundations, regional connectivity and a focus on providing market-leading service and insights, to better meet the needs of our customers and capture opportunities linked to trade and capital flows.

The strategy has three key elements – creating the best bank in Australia and New Zealand for home owners and small businesses, building the best bank in the world for clients driven by trade and capital flows between Australia and New Zealand and Asia, and establishing common, digital-ready infrastructure to provide great customer experience, agility, scale and control. The strategy is underpinned by disciplined resource allocation, strong leaders and an engaged workforce. ANZ is committed to maintaining high standards of ethics and conduct in the way it deals with customers, stakeholders and its own staff.

ANZ’s approach to sustainability supports the achievement of our business strategy by guiding the way we make decisions and conduct business in all of the markets in which we operate. Our decision making processes take into account the social and environmental impacts of ANZ’s operations and prioritise building trust and respect amongst all of our stakeholders. Details of ANZ’s approach to sustainability, including the identification and management of material issues and sustainability risks and opportunities, are available in the Corporate Sustainability review. The 2015 review was published on anz.com in December 2015, and an update on our progress in 2016 will be released on 3 May 2016.

In the first half of financial year 2016 cash profit decreased by 24%. A number of items impacted the result this half, excluding these, Cash Profit - Adjusted Pro-forma, FX adjusted2 decreased 6% to $3.5 billion, with income growth of 2% and flat expenses being offset by a $459 million increase in the credit impairment charge. The increase in the credit impairment charge was mainly due to an increase in the individual provision charge resulting from a small number of Australian and multi-national resources related exposures. The collective impairment charge remained low in absolute terms at $29 million. Loss rates increased from historic lows and are in line with the long term average.

The Common Equity Tier 1 (CET1) ratio on an APRA basis was 9.8% at 31 March, up 22 basis points (bps), which equates to 14.0% on an Internationally Comparable Basel 3 basis, placing ANZ within the top quartile of international peer banks. We declared a fully franked dividend of 80 cents per share, 7% lower than the March 2015 interim dividend. The resetting of the dividend better reflects the changing banking environment in which we operate and the greater demands for capital.

Strategic Progress

Over the course of the half, ANZ delivered strong growth in retail banking in Australia and steady growth across most portfolios in New Zealand, while the Institutional business was once again impacted by challenging market conditions.

•	Retail banking in Australia and New Zealand continued to deliver market share gains and strong earnings growth, with income up 15% and 5% (NZD) respectively and costs were well contained resulting in lower cost to income ratios (CTI). Provisions were up slightly in both markets. In Australia, we continued to invest in NSW and our digital capabilities, with our Multi-Channel Platform program going live during the half.

•	With the exception of Small Business, conditions were more challenging for our Corporate & Commercial Banking segments in both key geographies, with revenues falling 5% in Australia and 2% in New Zealand due to ongoing margin compression and the Esanda Dealer Finance divestment in Australia. Costs were well contained in response, but increasing provisions saw cash profits fall in both markets.

•	We are the leading Institutional bank in Australia and New Zealand (Source: Peter Lee) and the number four Corporate bank in Asia (Source: Greenwich Associates). However, challenging economic conditions saw lending margins fall a further 4 bps driven by margin compression in Loans and Specialised Finance. Trade Finance revenues were down as a consequence of active risk weighted asset (RWA) management. Credit impairment charges increased by $235 million, impacted by small number of Australian and multi-national resources related exposures. In response, we have accelerated the restructure of the division, simplifying the business and prioritising the use of our balance sheet. FTE reduced 6%, while RWAs reduced by $14 billion through targeted reduction of assets that were dilutive to returns. We anticipate this trend to continue into the second half.

•	Our in-house regional delivery network is a source of ongoing competitive advantage. The network is enabling the transformation of key business activities and delivery of productivity improvements while driving a more consistent, higher quality experience for our customers. The regional delivery centres provide full service regional coverage across our operating time zones helping to drive lower unit costs, improve quality and lower risk.

•	Since the September 2015 half, ANZ’s generated $3.1 billion of net organic capital and paid out $3 billion (net of reinvestment) in dividends. The Group CET1 ratio increased by 22 bps to 9.8% or 14% on an internationally comparable basis at 31 March, which is within the top-quartile of Basel Group 1 Banks. We expect our APRA CET1 ratio to remain around 9% post implementing the mortgage RWA change in July 2016.

1.	Unless otherwise noted, the Strategic Review is reported on a cash profit basis. All comparisons are to the half year ended 31 March 2015 and not adjusted for the impact of foreign currency translation.

2.	Adjusted Pro-forma, FX adjusted includes the following specified items: software capitalisation changes, impairment of investment in Ambank, gain on cessation of equity accounting for BoT, restructuring costs, and the Esanda Dealership Finance divestment. Comparative data is adjusted to remove the translation impacts of foreign exchange movements.

STRATEGIC REVIEW

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GROUP RESULTS

CONTENTS

Section 4 – Group Results

Group performance

Net interest income

Other operating income

Operating expenses

Technology infrastructure spend

Software capitalisation

Credit risk

Income tax expense

Impact of foreign currency translation

Earnings related hedges

Earnings per share

Dividends

Economic profit

Condensed balance sheet

Liquidity risk

Capital management

Leverage ratio

Other regulatory developments

GROUP RESULTS

Non-IFRS information

The Group provides additional measures of performance in the Consolidated Financial Report & Dividend Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in Australian Securities and Investments Commission (ASIC) Regulatory Guide RG230 has been followed when presenting this information.

Cash profit

Cash profit represents ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit (refer to Definitions for further details). The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review or audit by the external auditor, however, the external auditor has informed the Audit Committee that the adjustments have been determined on a consistent basis across each period presented.

The Group Results section is reported on a cash profit basis.

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Statutory profit attributable to shareholders of the Company	2,738	3,987	3,506	-31%	-22%

Adjustments between statutory profit and cash profit[1]

Treasury shares adjustments	(29)	(95)	79	-69%	large

Revaluation of policy liabilities	(14)	(6)	(67)	large	-79%

Economic hedges	128	(165)	(14)	large	large

Revenue and net investment hedges	(39)	(179)	176	-78%	large

Structured credit intermediation trades	(2)	(2)	(4)	0%	-50%

Total adjustments between statutory profit and cash profit[1]	44	(447)	170	large	-74%
Cash Profit	2,782	3,540	3,676	-21%	-24%

1.	Refer to pages 91 to 96 for analysis of the adjustments between statutory profit and cash profit.

Group Performance	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	7,568	7,478	7,138	1%	6%

Other operating income	2,748	2,864	3,057	-4%	-10%
Operating income	10,316	10,342	10,195	0%	1%

Operating expenses	(5,479)	(4,775)	(4,603)	15%	19%
Profit before credit impairment and income tax	4,837	5,567	5,592	-13%	-14%

Credit impairment charge	(918)	(695)	(510)	32%	80%
Profit before income tax	3,919	4,872	5,082	-20%	-23%

Income tax expense	(1,133)	(1,326)	(1,398)	-15%	-19%

Non-controlling interests	(4)	(6)	(8)	-33%	-50%
Cash profit	2,782	3,540	3,676	-21%	-24%

	Half Year			Movement

Cash profit/(loss) by division	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Australia	1,753	1,706	1,650	3%	6%

Institutional	632	893	1,071	-29%	-41%

New Zealand	578	561	566	3%	2%

Wealth	261	346	263	-25%	-1%

Asia Retail & Pacific	53	45	99	18%	-46%

TSO and Group Centre	(495)	(11)	27	large	large
Cash profit	2,782	3,540	3,676	-21%	-24%

GROUP RESULTS

Group Cash Profit – March 2016 Half Year v March 2015 Half Year

¡	March 2016 v March 2015

Cash profit decreased 24% compared to the March 2015 half mainly due to a number of specified items: software capitalisation changes, Asian minority investment adjustments, restructuring expenses, and the Esanda Dealer Finance divestment. Excluding these items, and the impact of foreign currency translation, cash profit decreased 6%.

•	Net interest income increased $430 million (6%) with 7% growth in average interest earning assets, partly offset by a 3 basis point decrease in net interest margin. $77 million of the increase in net interest income was due to foreign currency translation impact. The $52.2 billion increase in average interest earning assets reflected a $17.0 billion foreign currency translation impact and lending growth of $20.5 billion, primarily in Australia and New Zealand home loans.

•	Other operating income decreased $309 million (10%) with foreign currency translation having a $149 million favourable impact. Adjusting for this, other operating income decreased by $458 million. The decrease was mainly due to a $331 million reduction in Markets other operating income and a $260 million impairment of the investment in Ambank, partially offset by $82 million increase in net foreign exchange earnings, the $66 million gain on Esanda Dealer Finance divestment, and $29 million gain on cessation of equity accounting for BoT.

•	Operating expenses increased $876 million (19%) mainly due to $629 million increase relating to the software capitalisation changes, $128 million increase in restructuring charges and a $115 million foreign currency translation impact. Adjusting for these items, operating expenses were flat.

•	Credit impairment charges increased $408 million (80%) due to a $437 million (96%) increase in the individual credit impairment charge, mainly from a small number of Australian and multinational resource related exposures, increases in Small Business Banking and Regional Business Banking together with lower recoveries, partially offset by a $29 million decrease in the collective impairment charge.

¡	March 2016 v September 2015

Cash profit decreased 21% compared to the September 2015 half year mainly due to the specified items outlined above. Excluding these items, and the impact of foreign currency translation, cash profit decreased 2%.

•	Net interest income increased $90 million (1%) with 3% growth in average interest earning assets, partly offset by a 3 basis point contraction in net interest margin. $32 million of the increase in net interest income was due to foreign currency translation impact. The $22.7 billion increase in average interest earning assets reflected a $5.7 billion foreign currency translation impact and lending growth of $4.6 billion, primarily in Australia and New Zealand home loans.

•	Other operating income decreased by $116 million (4%) with foreign currency translation having a $103 million favourable impact. Adjusting for this, other operating income decreased by $219 million (7%). The decrease was mainly due to the $260 million impairment of the investment in Ambank, partially offset by a $75 million increase in net foreign exchange earnings, $66 million gain on Esanda Dealer Finance divestment and $29 million gain on cessation of equity accounting for BoT.

•	Operating expenses increased $704 million (15%) mainly due to the $629 million increase relating to the software capitalisation changes, $117 million increase in restructuring charges and $37 million increase due to foreign currency translation impact. Adjusting for these items, operating expenses decreased by $79 million (1%) reflecting the 3% decrease in FTE.

•	Credit impairment charges increased $223 million (32%) due to a $237 million (36%) increase in individual credit impairment charges mainly from a small number of Australian and multinational resource related exposures, partially offset by a $14 million decrease in the collective credit impairment charge.

GROUP RESULTS

Net interest income

	Half Year			Movement

Group	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Cash net interest income	7,568	7,478	7,138	1%	6%

Average interest earning assets	754,391	731,739	702,203	3%	7%

Average deposits and other borrowings	587,235	567,709	551,805	3%	6%

Net interest margin (%) - cash	2.01	2.04	2.04	-3 bps	-3 bps

Group (excluding Markets)

Cash net interest income	7,006	6,878	6,631	2%	6%

Average interest earning assets	556,107	546,007	529,707	2%	5%

Average deposits and other borrowings	453,137	436,702	420,878	4%	8%

Net interest margin (%) - cash	2.52	2.51	2.51	1 bps	1 bps

	Half Year			Movement

Cash net interest margin by major division	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia

Net interest margin (%)	2.54	2.53	2.54	1 bps	0 bps

Average interest earning assets	317,540	306,816	294,368	3%	8%

Average deposits and other borrowings	172,779	164,732	162,688	5%	6%

Institutional

Net interest margin (%)	1.15	1.20	1.19	-5 bps	-4 bps

Average interest earning assets	312,961	305,902	292,914	2%	7%

Average deposits and other borrowings	233,729	231,655	227,460	1%	3%

New Zealand

Net interest margin (%)	2.37	2.44	2.52	-7 bps	-15 bps

Average interest earning assets	98,741	94,624	92,395	4%	7%

Average deposits and other borrowings	67,540	63,996	62,314	6%	8%

Group net interest margin – March 2016 Half Year v March 2015 Half Year

¡	March 2016 v March 2015

Net interest margin (-3 bps)

•	Asset mix and funding mix (0 bp): favourable mix impact from a higher proportion of capital and run-off of lower margin trade loans offset by the adverse asset mix impact from the Esanda Dealer Finance divestment.

•	Funding costs (1 bp): favourable wholesale funding costs.

•	Deposit competition (2 bps): benefit from deposit repricing, particularly term deposits.

•	Asset competition and risk mix (0 bp): improved Australian Home Loan margins following repricing offset by lending margin compression in New Zealand and lower spreads within Institutional and Commercial lending.

•	Markets and treasury (-6 bps): adverse impact of lower earnings on capital from lower interest rates and growth in lower margin liquidity portfolios in Markets.

GROUP RESULTS

Average interest earning assets (+$52.2 billion or +7%)

•	Average gross loans and advances (+$29.0 billion or +5%): excluding the impact of foreign currency translation, growth was $20.5 billion or +4% driven by growth in Australia and New Zealand home loans as well as growth in New Zealand Commercial lending. This was slightly offset by a decline in Trade loans due to active portfolio reduction and strategic repositioning of that business, as well as the Esanda Dealer Finance divestment.

•	Average trading and available-for-sale assets (+$10.9 billion or +12%): excluding the impact of foreign currency translation, growth was $8.4 billion or +9% driven by growth in the liquidity portfolio.

•	Average cash (+$5.6 billion or +12%): excluding the impact of foreign currency translation, growth was $2.0 billion or +4% driven by management of liquidity requirements.

•	Average collateral paid (+$3.2 billion or +42%): excluding the impact of foreign currency translation, growth was $2.6 billion or +33%.

Average deposits and other borrowings (+$35.4 billion or +6%)

•	Average deposits and other borrowings (+$35.4 billion or +6%): excluding the impact of foreign currency translation, growth was $17.7 billion or +3% driven by growth in Retail and Commercial customer deposits across both Australia and New Zealand.

Group net interest margin – March 2016 Half Year v September 2015 Half Year

¡	March 2016 v September 2015

Net interest margin (-3 bps)

•	Asset mix and funding mix (0 bp): favourable mix impact from higher proportion of capital and run-off of lower margin trade loans offset by the adverse asset mix impact from the Esanda Dealer Finance divestment.

•	Funding costs (-1 bps): adverse impact of increased wholesale funding costs.

•	Deposit competition (1 bp): benefit from deposit repricing, particularly in Australia and Asia.

•	Asset competition and risk mix (2 bps): improved margins, particularly in Home Loans following repricing, partly offset by lower Commercial and Institutional lending spreads.

•	Markets and treasury (-5 bps): adverse impact of lower earnings on capital from lower interest rates and growth in lower margin liquidity portfolio in Markets.

Average interest earning assets (+$22.7 billion or +3%)

•	Average gross loans and advances (+$7.3 billion or +1%): excluding the impact of foreign currency translation, growth was $4.6 billion or +1% driven by growth in Australia and New Zealand home loans as well as growth in New Zealand Commercial lending. This was slightly offset by the Esanda Dealer Finance divestment and a decline in Trade loans due to active portfolio reduction and strategic repositioning of that business.

•	Average trading and available-for-sale assets (+$6.9 billion or +8%): excluding the impact of foreign currency translation, growth was $6.1 billion or +7% driven by growth in the liquidity portfolio.

•	Average cash (+$4.6 billion or +10%): excluding the impact of foreign currency translation, growth was $3.7 billion or +8% driven by management of liquidity requirements.

•	Average collateral paid (+$1.7 billion or +19%): excluding the impact of foreign currency translation, growth was $1.4 billion or +15%.

Average deposits and other borrowings (+$19.5 billion or +3%)

•	Average deposits and other borrowings (+$19.5 billion or +3%): excluding the impact of foreign currency translation, growth was $13.7 billion or +2% driven by growth in Retail and Commercial customer deposits across both Australia and New Zealand, partially offset by a small decline in Institutional cash management deposits.

GROUP RESULTS

Other operating income

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net fee and commission income[1]	1,194	1,232	1,212	-3%	-1%

Net funds management and insurance income	771	772	732	0%	5%

Markets other operating income	433	423	716	2%	-40%

Share of associates profit[1]	301	311	314	-3%	-4%

Net foreign exchange earnings[1]	141	64	59	large	large

Other[1,2]	(92)	62	24	large	large

Cash other operating income	2,748	2,864	3,057	-4%	-10%

1.     Excluding Markets.

2.     Other income for the March 2016 half includes the $260 million impairment of investment in Ambank, $29 million gain on cessation of equity accounting of BoT and $66 million gain on Esanda Dealer Finance divestment.

	Half Year			Movement

Markets income	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	562	600	507	-6%	11%

Other operating income	433	423	716	2%	-40%

Cash Markets income	995	1,023	1,223	-3%	-19%

	Half Year			Movement

Other operating income by division	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia	594	606	580	-2%	2%

Institutional	911	948	1,229	-4%	-26%

New Zealand	201	185	183	9%	10%

Wealth	779	790	762	-1%	2%

Asia Retail & Pacific	231	236	221	-2%	5%

TSO and Group Centre[1]	32	99	82	-68%	-61%

Cash other operating income	2,748	2,864	3,057	-4%	-10%

1.	Other income for the March 2016 half includes the $260 million impairment of investment in Ambank, $29 million gain on cessation of equity accounting of BoT and $66 million gain on Esanda Dealer Finance divestment.

Other operating income – March 2016 Half Year v March 2015 Half Year

¡	March 2016 v March 2015

Other operating income decreased $309 million (10%). Excluding the specified items (impairment of investment in Ambank, gain on cessation of equity accounting of BoT, and gain on Esanda Dealer Finance divestment) and the impact of foreign currency translation, other operating income decreased by 9%.

Net fee and commission income

Decreased by $18 million (1%). Key factors include:

•	$21 million positive impact due to foreign currency translation.

•	Decrease in fee income of $35 million in Institutional due to lower customer demand and competitive pricing pressure.

•	$5 million decrease in fees in Australia resulting from the Esanda Dealer Finance divestment, partially offset by growth in Small Business Banking lending fee income.

GROUP RESULTS

Net funds management and insurance income

Increased by $39 million (5%). Key factors include:

•	$4 million positive impact of foreign currency translation.

•	Improved lapse experience in the life insurance business, partially offset by adverse claims experience and a shift in business towards lower margin products.

Markets operating income

Decreased by $283 million (40%). Key factors include:

•	$48 million positive impact of foreign currency translation.

•	Balance Sheet income decreased $116 million (45%) due to widening credit spreads.

•	Rates income decreased $85 million (27%) as a result of lower customer demand for interest rate hedging products.

•	Commodities income decreased $20 million (21%) due to declining demand for gold from Asian customers.

Refer to page 66 for further information.

Share of associates’ profit

Decreased by $13 million (4%) with foreign currency translation impact driving an increase of $19 million and the remaining movement driven by:

•	Ambank decreased $30 million due to margin contraction and subdued Malaysian economic conditions.

•	P.T. Bank Pan Indonesia decreased $19 million due to higher credit provisions.

•	BoT decreased $5 million mainly due to higher credit provisions and increased operating expenses.

•	Shanghai Rural Commercial Bank increased $20 million with higher investment income.

Net foreign exchange earnings

Increased by $82 million (large %). Key factors include:

•	Lower realised losses on earnings related hedges in TSO and Group Centre ($61 million) compared with the March 2015 half, these offset translation gains elsewhere in the Group.

•	Higher unrealised gains on foreign currency balances held in Institutional ($6 million).

Other

Decreased by $116 million (large %). Key factors include:

•	$3 million positive impact due to foreign currency translation.

•	$260 million impairment of investment in Ambank.

•	$66 million gain on Esanda Dealer Finance divestment.

•	$29 million gain on cessation of equity accounting for BoT.

¡	March 2016 v September 2015

Other operating income decreased by $116 million (4%). Excluding the specified items (impairment of investment in Ambank, gain on cessation of equity accounting of BoT, and gain on Esanda Dealer Finance divestment), and the impact of foreign currency translation, other operating income decreased by 1%.

Net fee and commission income

Decreased by $38 million (3%). Key factors include:

•	$6 million positive impact of foreign currency translation.

•	Decrease in fee income of $26 million in Institutional due to lower customer demand and competitive pricing pressure.

•	$13 million decrease in fees in Australia resulting from the Esanda Dealer Finance divestment, partially offset by growth in Deposits and Payments.

Net funds management and insurance income

Decreased by $1 million (0%). Key factors include:

•	$2 million positive impact of foreign currency translation.

•	Decrease in funds management income partially offset by improved lapse experience and in-force premium growth.

GROUP RESULTS

Markets operating income

Increased by $10 million (2%). Key factors include:

•	Foreign Exchange income increased $63 million (15%) due to increased customer demand as a depreciating Chinese Yuan resulted in customers seeking to hedge their foreign exchange exposures.

•	Commodities income decreased $19 million (20%) due to declining demand for gold from Asian customers. Refer to page 66 for further information.

Share of associates’ profit

Decreased by $10 million (3%) with foreign currency translation impact driving a decrease of $1 million and the remaining movement driven by:

•	Ambank decreased $14 million due to margin contraction.

•	P.T. Bank Pan Indonesia decreased $28 million due to higher credit provisions.

•	Shanghai Rural Commercial Bank increased $24 million with higher investment income.

•	BoT increased $10 million due asset growth.

Net foreign exchange earnings

Increased by $77 million (large %). Key factors include:

•	Lower realised losses on earnings related hedges in TSO and Group Centre ($90 million) compared with the September 2015 half, these offset translation gains elsewhere in the Group.

•	Higher unrealised losses on foreign currency balances held in Institutional ($7 million).

Other

Decreased by $154 million (large %). Key factors include:

•	$2 million positive impact due to foreign currency translation

•	$260 million impairment of investment in Ambank.

•	$15 million decrease on credit default swaps hedging lending exposures in Loans and Specialised Finance.

•	$66 million gain on Esanda Dealer Finance divestment.

•	$29 million gain on cessation of equity accounting for BoT.

GROUP RESULTS

Operating Expenses

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Personnel expenses[1]	2,801	2,764	2,715	1%	3%

Premises expenses	458	467	455	-2%	1%

Technology expenses[1]	1,324	761	701	74%	89%

Restructuring expenses	138	21	10	large	large

Other expenses[1]	758	762	722	-1%	5%

Total cash operating expenses	5,479	4,775	4,603	15%	19%

Total full time equivalent staff (FTE)	48,896	50,152	51,243	-3%	-5%

1.	The $629 million charge associated with the software capitalisation changes included in the March 2016 half comprises $98 million of personnel expenses, $513 million technology expenses, and $18 million other expenses. Refer to page 32 for further details.

	Half Year			Movement

Expenses by division	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia	1,665	1,618	1,556	3%	7%

Institutional	1,510	1,425	1,385	6%	9%

New Zealand	527	525	539	0%	-2%

Wealth	521	481	484	8%	8%

Asia Retail & Pacific	401	395	374	2%	7%

TSO and Group Centre	855	331	265	large	large

Total cash operating expenses	5,479	4,775	4,603	15%	19%

Operating expenses – March 2016 Half Year v March 2015 Half Year

¡	March 2016 v March 2015

Operating expenses increased 19% compared to the March 2015 half year due to the inclusion of specified items (software capitalisation changes and restructuring). Excluding these and the impact of foreign currency translation, operating expenses were flat.

•	Personnel expenses increased $86 million (3%), with $81 million due to the impact of foreign currency translation and $98 million due to the software capitalisation changes (personnel expenses that would otherwise have been capitalised). Excluding these, personnel expenses decreased $93 million (3%) due to a 5% decrease in FTE, primarily managed through natural attrition, and lower incentive costs.

•	Premises expenses increased $3 million (1%) with a $10 million increase due to the impact of foreign currency translation. Adjusting for this, premises expense decreased $7 million (2%) due to premises consolidation benefits offsetting annual rent increases.

•	Technology expenses increased $623 million (89%). $513 million of the increase was due to the software capitalisation changes comprising $468 million of increased amortisation for software assets and $45 million due to software expenditure which would otherwise have been capitalised. Excluding this, technology expenses increased $110 million (16%) from higher licensing, outsourced services and data communication costs, along with $9 million due to the impact of foreign currency translation.

•	Restructuring expenses increased $128 million reflecting the reshaping of the workforce in response to the Group evolving its strategy, including the simplification of the Institutional and Wealth businesses, restructure of Retail Asia and Pacific and delayering and simplification in TSO and Group Centre.

•	Other expenses increased $36 million (5%), with $15 million due to the impact of foreign currency translation and $18 million due to the software capitalisation changes. Excluding these, other expenses were flat with higher compliance and remediation spend being offset by decreased travel, entertainment and advertising expenses.

GROUP RESULTS

¡	March 2016 v September 2015

Operating expenses increased 15% compared to the September 2015 half year due to the inclusion of specified items (software capitalisation changes and restructuring). Excluding these items and the impact of foreign currency translation expenses were down 1%.

•	Personnel expenses increased $37 million (1%), with $25 million due to the impact of foreign currency translation and $98 million due to the software capitalisation changes (personnel expenses that would otherwise have been capitalised). Excluding these, personnel expenses decreased $86 million (3%) due to a 3% decrease in FTE, primarily managed through natural attrition, and lower incentive costs.

•	Premises expenses decreased $9 million (2%), with a $3 million increase due to the impact of foreign currency translation and a $12 million decrease driven by premises consolidation benefits which more than offset annual rent increases.

•	Technology expenses increased $563 million (74%). $513 million of the increase was due to the software capitalisation changes comprising $468 million of increased amortisation for software assets and $45 million due to software expenditure which would otherwise have been capitalised. Excluding these, technology expenses increased $50 million (7%) driven by higher licensing costs and outsourced services, and $4 million due to the impact of foreign currency translation.

•	Restructuring expenses increased $117 million, reflecting the reshaping of the workforce in response to the Group evolving its strategy, including the simplification of the Institutional and Wealth businesses, restructure of Retail Asia and Pacific and delayering and simplification in TSO and Group Centre.

•	Other expenses decreased $4 million (1%), with a $5 million increase due to the impact of foreign currency translation and $18 million due to the software capitalisation changes. Excluding these, other expenses decreased $28 million (4%) due to decreased travel and entertainment expenses and lower advertising spend.

GROUP RESULTS

Technology infrastructure spend

Technology infrastructure spend includes expenditure that develops and enhances the Group’s technology infrastructure to meet business and strategic objectives and to improve capability and efficiency.

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Expensed investment spend	272	135	123	large	large

Capitalised investment spend	197	425	314	-54%	-37%

Technology infrastructure spend	469	560	437	-16%	7%

Comprising	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Growth	190	242	204	-21%	-7%

Productivity	83	114	102	-27%	-19%

Risk and compliance	115	141	82	-18%	40%

Infrastructure and other	81	63	49	29%	65%

Technology infrastructure spend	469	560	437	-16%	7%

Technology infrastructure spend by division	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Australia	143	158	136	-9%	5%

Institutional	96	147	98	-35%	-2%

New Zealand	37	39	28	-5%	32%

Asia Retail & Pacific	4	4	3	0%	33%

Wealth	45	49	35	-8%	29%

TSO and Group Centre	144	163	137	-12%	5%

Technology infrastructure spend	469	560	437	-16%	7%

Digitisation is becoming central to ANZ’s business operations by reshaping how ANZ works and providing technology that enables better solutions for customers. The Group’s aim is to create a digital bank; one that allows us to streamline operations such that we deliver fast, easy and innovative solutions for our customers while also reducing the operational complexity of the organisation and thereby improving productivity and reducing risk. ANZ has invested in digital across the Group, delivering multichannel platforms that have globally extensible capabilities covering aspects like employee mobility, products (goMoney™ and MobilePay), security systems and more intuitive internet banking.

Australia division has delivered key foundations with the go-live of multi-channel platforms during the March 2016 half to enable a consistent digital experience and will now focus on continuous delivery of digital channels to improve both customer and banker experience. Investment is also continuing in simplification initiatives such as Banker Desktop which is simplifying key common branch processes through digitisation to enhance banker productivity.

Institutional continues to invest in risk and compliance projects to meet increasing regulatory requirements across the region. Institutional investment focused primarily on the Markets business globally; Transaction Banking in China; and on banking and data management systems in Singapore and Indonesia. The division recently concluded a number of projects aimed at establishing businesses in Thailand and Myanmar, with the condensed growth agenda now focusing on key digital infrastructure in Markets and Payments Application Consolidation in Transaction Banking.

New Zealand has introduced new digital services for customers including goMoney™ Wallet for Android users and self-service funds transfers for KiwiSavers on internet banking.

Wealth investment has focused on strategic growth initiatives to help customers better connect with, protect and grow their financial well-being. These initiatives include digital platforms, such as Grow by ANZ™, that better connect customers to their wealth.

TSO and Group Centre is investing in common platforms to drive transformation of key business activities, improve customer experience and drive down cost to serve. Investment continues in Payments Transformation to provide competitive payment services for our customers, and our Global Loan Management System to further transform wholesale lending capabilities.

¡	March 2016 v March 2015

During the March 2016 half, the Group continued to invest strongly with spend of $469 million. The $32 million (7%) increase compared to the March 2015 half was driven by Australia (Small Business Origination System and Global Asset Finance), New Zealand (RBNZ Payments Industry Compliance, Deposits Remediation and Teradata Pan-bank Data Platform), Wealth (Superannuation Transition, Smart Choice, and E*Trade Rebranding) and TSO and Group Centre (transforming wholesale lending capabilities).

¡	March 2016 v September 2015

The $91 million decrease (16%) in March 2016 reflects the completion of a number of programs at the end of September 2015, such as Thailand business mobilisation, over the counter (OTC) derivative reform program and China data centre expansion in Institutional, anz.com redesign and ANZ Mobile Pay in Australia, and insurance on Grow™ in Wealth.

GROUP RESULTS

Software capitalisation

As at 31 March 2016, the Group’s intangible assets included $2,249 million in relation to costs incurred in acquiring and developing software. Details are set out in the table below:

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Balance at start of period	2,893	2,689	2,533	8%	14%

Software capitalised during the period	209	457	350	-54%	-40%

Amortisation during the period

- Current period amortisation	(245)	(275)	(267)	-11%	-8%

- Accelerated amortisation	(556)	-	-	n/a	n/a

Software impaired/written-off	(2)	(13)	(4)	-85%	-50%

Foreign exchange differences	(50)	35	77	large	large

Total capitalised software	2,249	2,893	2,689	-22%	-16%

Capitalised cost analysis by Division	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia	56	121	93	-54%	-40%

Institutional	40	87	90	-54%	-56%

New Zealand	4	28	14	-86%	-71%

Wealth	-	35	21	-100%	-100%

Asia Retail & Pacific	9	4	10	large	-10%

TSO and Group Centre	100	182	122	-45%	-18%

Total	209	457	350	-54%	-40%

Net book value by Division	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia	514	628	580	-18%	-11%

Institutional	847	1,059	1,014	-20%	-16%

New Zealand	19	68	51	-72%	-63%

Wealth	28	121	101	-77%	-72%

Asia Retail & Pacific	62	74	77	-16%	-19%

TSO and Group Centre	779	943	866	-17%	-10%

Total	2,249	2,893	2,689	-22%	-16%

During the March 2016 half, the Group changed the application of its accounting policy for the capitalisation of expenditure on internally generated software assets effective from 1 October 2015. The change aligns the accounting policy for software assets with the rapidly changing technology landscape and the Group’s evolving digital strategy by increasing the threshold for capitalisation of software development costs reflecting the increasingly shorter useful life of smaller items of software and directly expensing more project related costs.

The change does not affect the total investment in technology but does affect the timing of recognition of costs in the income statement. The impact of the change on the March 2016 half was:

•	Accelerated amortisation of $556 million relating to software assets where the original cost was below the revised threshold at 1 October 2015. This brings forward amortisation which otherwise would have been recognised in future periods, of which $88 million would have been recognised in the March 2016 half (i.e. the half year amortisation charge increased by $468 million).

•	Higher operating expenses of $161 million relating to software development costs which otherwise would have been capitalised and amortised in future periods.

The change in capitalised software treatment has no impact on regulatory capital ratios.

The table below shows the capitalised costs and net book values by division at 31 March 2016 had the changes not taken place:

	Capitalised costs $M	Net book value $M

Australia	105	652

Institutional	70	983

New Zealand	21	81

Wealth	19	119

Asia Retail & Pacific	9	70

TSO and Group Centre	146	973

Total	370	2,878

GROUP RESULTS

Credit risk

	Half Year			Movement

	Mar 16	Sep 15	Mar 15	Mar 16	Mar 16
Credit impairment charge/(release)	$M	$M	$M	v. Sep 15	v. Mar 15

Individual credit impairment charge	892	655	455	36%	96%

Collective credit impairment charge	26	40	55	-35%	-53%

Total credit impairment charge	918	695	510	32%	80%

	Half Year			Movement

	Mar 16	Sep 15	Mar 15	Mar 16	Mar 16
Credit impairment charge/(release)	$M	$M	$M	v. Sep 15	v. Mar 15

Australia	462	458	395	1%	17%

Institutional	323	111	88	large	large

New Zealand	42	36	19	17%	large

Wealth	-	1	(1)	-100%	-100%

Asia Retail & Pacific	91	87	10	5%	large

TSO and Group Centre	-	2	(1)	-100%	-100%

Total credit impairment charge	918	695	510	32%	80%

Individual credit impairment charge

	Half Year			Movement

	Mar 16	Sep 15	Mar 15	Mar 16	Mar 16
Individual credit impairment charge by division	$M	$M	$M	v. Sep 15	v. Mar 15

Australia	429	427	334	0%	28%

Institutional	339	114	92	large	large

New Zealand	43	32	22	34%	95%

Wealth	(1)	1	(1)	large	0%

Asia Retail & Pacific	82	78	8	5%	large

TSO and Group Centre	-	3	-	-100%	n/a

Total individual credit impairment charge	892	655	455	36%	96%

New and increased individual credit impairments

Australia	600	573	530	5%	13%

Institutional	354	187	127	89%	large

New Zealand	96	100	90	-4%	7%

Wealth	-	1	-	-100%	n/a

Asia Retail & Pacific	101	99	75	2%	35%

TSO and Group Centre	-	1	-	-100%	n/a

New and increased individual credit impairments	1,151	961	822	20%	40%

Recoveries and write-backs

Australia	(171)	(146)	(196)	17%	-13%

Institutional	(15)	(73)	(35)	-79%	-57%

New Zealand	(53)	(68)	(68)	-22%	-22%

Wealth	(1)	-	(1)	n/a	0%

Asia Retail & Pacific	(19)	(22)	(67)	-14%	-72%

TSO and Group Centre	-	3	-	-100%	n/a

Recoveries and write-backs	(259)	(306)	(367)	-15%	-29%

Total individual credit impairment charge	892	655	455	36%	96%

¡	March 2016 v March 2015

The individual credit impairment charge increased $437 million (96%) driven by increases in new and existing provisions of $329 million, combined with a $108 million reduction in write-backs. The main driver of the increase in new and existing provisions was in the Institutional division from a small number of Australian and multi-national resource related exposures and continued commodity sector weakness. In Australia division, the increases were in Small Business Banking, Cards & Personal Loans and Regional Business Banking, partially offset by the Esanda Dealer Finance divestment. Lower write-backs reflected a large write-back in Asia Retail & Pacific that occurred in the March 2015 half.

¡	March 2016 v September 2015

The individual credit impairment charge increased by $237 million (36%) driven by an increase in new and existing provisions of $190 million combined with a $47 million reduction in write-backs. The main driver of the increase in new and existing provisions was in the Institutional division from a small number of Australian and multi-national resource related exposures and continued commodity sector weakness.

GROUP RESULTS

Collective credit impairment charge

	Half Year			Movement

	Mar 16	Sep 15	Mar 15	Mar 16	Mar 16
Collective credit impairment charge/(release) by source	$M	$M	$M	v. Sep 15	v. Mar 15

Lending growth	56	50	54	12%	4%

Risk profile	(30)	65	5	large	large

Portfolio mix	-	(3)	3	-100%	-100%

Economic cycle and concentration risk adjustment	-	(72)	(7)	-100%	-100%

Total collective credit impairment charge	26	40	55	-35%	-53%

	Half Year			Movement

	Mar 16	Sep 15	Mar 15	Mar 16	Mar 16
Collective credit impairment charge/(release) by division	$M	$M	$M	v. Sep 15	v. Mar 15

Australia	33	31	61	6%	-46%

Institutional	(16)	(3)	(4)	large	large

New Zealand	(1)	4	(3)	large	-67%

Wealth	1	-	-	n/a	n/a

Asia Retail & Pacific	9	9	2	0%	large

TSO and Group Centre	-	(1)	(1)	-100%	-100%

Total collective credit impairment charge	26	40	55	-35%	-53%

¡	March 2016 v March 2015

The collective credit impairment charge decreased $29 million (53%) driven by a number of customer downgrades in the Institutional division and subsequent migration of provisioning from collective to individual provision.

¡	March 2016 v September 2015

The collective credit impairment charge decreased $14 million (35%) driven by a number of customer downgrades in the Institutional division and subsequent migration of provisioning from collective to individual provision, and releases from the economic cycle overlay in September 2015.

Provision for credit impairment balance

	As at			Movement

	Mar 16	Sep 15	Mar 15	Mar 16	Mar 16
	$M	$M	$M	v. Sep 15	v. Mar 15

Collective provision[1]	2,862	2,956	2,914	-3%	-2%

Individual provision	1,238	1,061	1,114	17%	11%

Total provision for credit impairment	4,100	4,017	4,028	2%	2%

1.	The collective provision includes amounts for off-balance sheet credit exposures of $663 million at 31 Mar 2016 (Sep 2015: $677 million; Mar 2015: $646 million). The impact on the income statement for the half year ended 31 March 2016 was a $3 million charge (Sep 2015 half: $20 million charge; Mar 2015 half: $7 million charge).

GROUP RESULTS

Gross Impaired Assets

	As at			Movement

	Mar 16	Sep 15	Mar 15	Mar 16	Mar 16
	$M	$M	$M	v. Sep 15	v. Mar 15

Impaired loans	2,564	2,441	2,466	5%	4%

Restructured items	226	184	146	23%	55%

Non-performing commitments and contingencies	93	94	96	-1%	-3%

Gross impaired assets	2,883	2,719	2,708	6%	6%

Individual provisions

Impaired loans	(1,209)	(1,038)	(1,081)	16%	12%

Non-performing commitments and contingencies	(29)	(23)	(33)	26%	-12%

Net impaired assets	1,645	1,658	1,594	-1%	3%

Gross impaired assets by division

Australia	1,093	1,193	1,245	-8%	-12%

Institutional	1,281	960	826	33%	55%

New Zealand	273	338	434	-19%	-37%

Wealth	4	5	8	-20%	-50%

Asia Retail & Pacific	232	223	195	4%	19%

Gross impaired assets	2,883	2,719	2,708	6%	6%

Gross impaired assets by size of exposure

Less than $10 million	1,597	1,748	1,903	-9%	-16%

$10 million to $100 million	970	708	607	37%	60%

Greater than $100 million	316	263	198	20%	60%

Gross impaired assets	2,883	2,719	2,708	6%	6%

¡	March 2016 v March 2015

Gross impaired assets increased $175 million (6%) driven by Institutional ($455 million), partially offset by decreases in Australia division ($152 million) and New Zealand division ($161 million). The increase in Institutional relates to impairments on a small number of Australian and multi-national resource related exposures due to continued weakness in the commodity sector. The Australia division decrease is driven by the Esanda Dealer Finance divestment. In the New Zealand division, the decrease is due to repayments and transfers out of the impaired category. The Group’s individual provision coverage ratio on impaired assets was 42.9% at 31 March 2016, up from 41.1% at 31 March 2015.

¡	March 2016 v September 2015

Gross impaired assets increased $164 million (6%) driven by Institutional ($321 million), partially offset by decreases in Australia division ($100 million) and New Zealand division ($65 million). The increase in Institutional relates to impairments on a small number of Australian and multi-national resource related exposures due to continued weakness in the commodity sector. The Australia division decrease is due to the Esanda Dealer Finance divestment. In the New Zealand division, the decrease is due to repayments and transfers out of the impaired category. The Group’s individual provision coverage ratio on impaired assets was 42.9% at 31 March 2016, up from 39.0% at 30 September 2015.

New Impaired Assets

	Half Year			Movement

	Mar 16	Sep 15	Mar 15	Mar 16	Mar 16
	$M	$M	$M	v. Sep 15	v. Mar 15

Impaired loans	1,657	1,707	1,141	-3%	45%

Restructured items	81	4	26	large	large

Non-performing commitments and contingencies	46	72	30	-36%	53%

Total new impaired assets	1,784	1,783	1,197	0%	49%

New impaired assets by division

Australia	777	840	778	-8%	0%

Institutional	652	614	146	6%	large

New Zealand	194	203	165	-4%	18%

Wealth	-	-	18	n/a	-100%

Asia Retail & Pacific	161	126	90	28%	79%

Total new impaired assets	1,784	1,783	1,197	0%	49%

GROUP RESULTS

¡	March 2016 v March 2015

New impaired assets increased $587 million (49%) with increases in Institutional ($506 million). The increase in Institutional related to a small number of Australian and multi-national resource related exposures due to continued weakness in the commodity sector.

¡	March 2016 v September 2015

New impaired assets increased $1 million (0%) with increases in Institutional ($38 million) and Asia Retail & Pacific ($36 million), offset by a decrease in Australia division ($63 million). The increase in Institutional related to a small number of Australian and multi-national resource related exposures due to continued weakness in the commodity sector, offset by the Esanda Dealer Finance divestment in the Australia Division.

	As at			Movement

Ageing analysis of net loans and advances	Mar 16	Sep 15	Mar 15	Mar 16	Mar 16
that are past due but not impaired	$M	$M	$M	v. Sep 15	v. Mar 15

1-5 days	2,926	2,621	3,323	12%	-12%

6-29 days	5,942	5,235	5,271	14%	13%

30-59 days	2,222	1,674	2,069	33%	7%

60-89 days	1,263	1,050	1,160	20%	9%

>90 days	2,573	2,378	2,248	8%	14%

Total	14,926	12,958	14,071	15%	6%

¡	March 2016 v March 2015

The 90 days past due but not impaired increased by $325 million (14%) primarily within Australia division due to growth in the mortgage portfolio and portfolio deterioration mainly in Western Australia and Queensland.

¡	March 2016 v September 2015

The 90 days past due but not impaired increased by $195 million (8%) primarily within Australia division due to growth in the mortgage portfolio and portfolio deterioration predominantly in Western Australia and Queensland.

Income tax expense

	Half Year			Movement

	Mar 16	Sep 15	Mar 15	Mar 16	Mar 16
	$M	$M	$M	v. Sep 15	v. Mar 15

Income tax expense on cash profit	1,133	1,326	1,398	-15%	-19%

Effective tax rate (cash profit)	28.9%	27.2%	27.5%	1.7%	1.4%

¡	March 2016 v March 2015

The effective tax rate increased from 27.5% to 28.9%. The increase of 140 bps is primarily due to the impairment of our investment in Ambank and lower average tax rate on decreased offshore earnings during the March 2016 half.

¡	March 2016 v September 2015

The effective tax rate increased from 27.2% to 28.9%. The increase of 170 bps is primarily due to the impairment of our investment in Ambank and a one off favourable Wealth tax consolidation benefit recognised in the September 2015 half, partially offset by a release of tax provisions.

GROUP RESULTS

Impact of foreign currency translation

The following tables present the Group’s cash profit results and net loans and advances neutralised for the impact of foreign currency translation. Comparative data has been adjusted to remove the translation impact of foreign currency movements by retranslating prior period comparatives at current period foreign exchange rates.

Cash Profit - March 2016 Half Year vs March 2015 Half Year

	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 16 $M	Mar 15 $M	Mar 15 $M	Mar 15 $M	Mar 16 v. Mar 15	Mar 16 v. Mar 15	Mar 16 v. Mar 15

Net interest income	7,568	7,138	77	7,215	6%	1%	5%

Other operating income	2,748	3,057	149	3,206	-10%	4%	-14%

Operating income	10,316	10,195	226	10,421	1%	2%	-1%

Operating expenses	(5,479)	(4,603)	(115)	(4,718)	19%	3%	16%

Profit before credit impairment and income tax	4,837	5,592	111	5,703	-14%	1%	-15%

Credit impairment charge	(918)	(510)	(5)	(515)	80%	2%	78%

Profit before income tax	3,919	5,082	106	5,188	-23%	1%	-24%

Income tax expense	(1,133)	(1,398)	(25)	(1,423)	-19%	1%	-20%

Non-controlling interests	(4)	(8)	(2)	(10)	-50%	10%	-60%

Cash profit	2,782	3,676	79	3,755	-24%	2%	-26%

Cash Profit by Division and Geography - March 2016 Half Year vs March 2015 Half Year

	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 16 $M	Mar 15 $M	Mar 15 $M	Mar 15 $M	Mar 16 v. Mar 15	Mar 16 v. Mar 15	Mar 16 v. Mar 15

Australia	1,753	1,650	-	1,650	6%	0%	6%

Institutional	632	1,071	36	1,107	-41%	2%	-43%

New Zealand	578	566	(7)	559	2%	-1%	3%

Wealth	261	263	(1)	262	-1%	-1%	0%

Asia Retail & Pacific	53	99	6	105	-46%	4%	-50%

TSO and Group Centre	(495)	27	45	72	large	large	large

Cash profit by division	2,782	3,676	79	3,755	-24%	2%	-26%

Australia	1,830	2,147	35	2,182	-15%	1%	-16%

Asia Pacific, Europe & America	259	743	54	797	-65%	3%	-68%

New Zealand	693	786	(10)	776	-12%	-1%	-11%

Cash profit by geography	2,782	3,676	79	3,755	-24%	2%	-26%

Net loans and advances by division and geography - March 2016 Half Year vs March 2015 Half Year

	As at				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 16 $B	Mar 15 $B	Mar 15 $B	Mar 15 $B	Mar 16 v. Mar 15	Mar 16 v. Mar 15	Mar 16 v. Mar 15

Australia	320.0	297.6	-	297.6	8%	0%	8%

Institutional	125.6	144.9	(1.4)	143.5	-13%	-1%	-12%

New Zealand	97.2	97.7	(8.0)	89.7	-1%	-9%	8%

Wealth	7.3	6.9	(0.2)	6.7	6%	-3%	9%

Asia Retail & Pacific	11.9	11.6	(0.1)	11.5	3%	0%	3%

TSO and Group Centre	(0.2)	(0.5)	-	(0.5)	-60%	0%	-60%

Net loans and advances by division[1]	561.8	558.2	(9.7)	548.5	1%	-1%	2%

Australia	386.8	362.8	-	362.8	7%	0%	7%

Asia Pacific, Europe & America	69.1	88.4	(1.0)	87.3	-22%	-1%	-21%

New Zealand	105.9	107.0	(8.7)	98.3	-1%	-9%	8%

Net loans and advances by geography[1]	561.8	558.2	(9.7)	548.5	1%	-1%	2%

1.	Loans & advances as at 30 September 2015 include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

GROUP RESULTS

Cash Profit - March 2016 Half Year vs September 2015 Half Year

	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 16 $M	Sep 15 $M	Sep 15 $M	Sep 15 $M	Mar 16 v. Sep 15	Mar 16 v. Sep 15	Mar 16 v. Sep 15

Net interest income	7,568	7,478	32	7,510	1%	0%	1%

Other operating income	2,748	2,864	103	2,967	-4%	3%	-7%

Operating income	10,316	10,342	135	10,477	0%	2%	-2%

Operating expenses	(5,479)	(4,775)	(37)	(4,812)	15%	1%	14%

Profit before credit impairment and income tax	4,837	5,567	98	5,665	-13%	2%	-15%

Credit impairment charge	(918)	(695)	(8)	(703)	32%	1%	31%

Profit before income tax	3,919	4,872	90	4,962	-20%	1%	-21%

Income tax expense	(1,133)	(1,326)	(28)	(1,354)	-15%	1%	-16%

Non-controlling interests	(4)	(6)	1	(5)	-33%	-13%	-20%

Cash profit	2,782	3,540	63	3,603	-21%	2%	-23%

Cash Profit by Division and Geography - March 2016 Half Year vs September 2015 Half Year

	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 16 $M	Sep 15 $M	Sep 15 $M	Sep 15 $M	Mar 16 v. Sep 15	Mar 16 v. Sep 15	Mar 16 v. Sep 15

Australia	1,753	1,706	-	1,706	3%	0%	3%

Institutional	632	893	1	894	-29%	0%	-29%

New Zealand	578	561	3	564	3%	1%	2%

Wealth	261	346	-	346	-25%	0%	-25%

Asia Retail & Pacific	53	45	(1)	44	18%	-2%	20%

TSO and Group Centre	(495)	(11)	60	49	large	large	large

Cash profit by division	2,782	3,540	63	3,603	-21%	2%	-23%

Australia	1,830	2,269	64	2,333	-19%	3%	-22%

Asia Pacific, Europe & America	259	492	(4)	488	-47%	0%	-47%

New Zealand	693	779	3	782	-11%	0%	-11%

Cash profit by geography	2,782	3,540	63	3,603	-21%	2%	-23%

Net loans and advances by division and geography - March 2016 Half Year vs September 2015 Half Year

	As at				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX impact	FX adjusted

	Mar 16 $B	Sep 15 $B	Sep 15 $B	Sep 15 $B	Mar 16 v. Sep 15	Mar 16 v. Sep 15	Mar 16 v. Sep 15

Australia	320.0	313.7	-	313.7	2%	0%	2%

Institutional	125.6	142.2	(5.5)	136.7	-12%	-4%	-8%

New Zealand	97.2	95.2	(0.8)	94.4	2%	-1%	3%

Wealth	7.3	7.1	(0.2)	6.9	3%	-3%	6%

Asia Retail & Pacific	11.9	12.5	(0.8)	11.7	-5%	-7%	2%

TSO and Group Centre	(0.2)	(0.5)	-	(0.5)	-60%	0%	-60%

Net loans and advances by division[1]	561.8	570.2	(7.3)	562.9	-1%	-1%	0%

Australia	386.8	381.2	-	381.2	1%	0%	1%

Asia Pacific, Europe & America	69.1	85.1	(6.4)	78.6	-19%	-7%	-12%

New Zealand	105.9	103.9	(0.9)	103.0	2%	-1%	3%

Net loans and advances by geography[1]	561.8	570.2	(7.3)	562.9	-1%	-1%	0%

1.	Loans & advances as at 30 September 2015 include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

GROUP RESULTS

Earnings related hedges

The Group has taken out economic hedges against larger foreign exchange denominated revenue streams (primarily New Zealand Dollar, US Dollar and US Dollar correlated). New Zealand dollar exposure relates to the New Zealand geography and USD exposure relates to APEA. Details of these hedges are set out below.

	Half Year

NZD Economic hedges	Mar 16 $M	Sep 15 $M	Mar 15 $M

Net open NZD position (notional principal)[1]	3,119	3,567	2,375

Amount taken to income (pre-tax statutory basis)[2]	(2)	168	(220)

Amount taken to income (pre-tax cash basis)[3]	(2)	(34)	(51)

USD Economic hedges

Net open USD position (notional principal)[1]	85	352	823

Amount taken to income (pre-tax statutory basis)[2]	24	(41)	(129)

Amount taken to income (pre-tax cash basis)[3]	(34)	(92)	(46)

1.	Value in AUD at contracted rate.

2.	Unrealised valuation movement plus realised revenue from closed hedges.

3.	Realised revenue from closed hedges.

As at 31 March 2016, the following hedges are in place to partially hedge future earnings against adverse movements in exchange rates:

•	NZD 3.4 billion at a forward rate of approximately NZD 1.09 / AUD.

•	USD 0.1 billion at a forward rate of approximately USD 0.95 / AUD.

During the March 2016 half:

•	NZD 1.0 billion of economic hedges matured and a realised loss of $2 million (pre-tax) was recorded in cash profit.

•	USD 0.1 billion of economic hedges matured and a realised loss of $34 million (pre-tax) was recorded in cash profit.

•	An unrealised gain of $58 million (pre-tax) on the outstanding NZD and USD economic hedges was recorded in the statutory income statement during the half. This unrealised gain has been treated as an adjustment to statutory profit in calculating cash profit as these are hedges of future NZD and USD revenues.

Earnings per share

	Half Year			Movement

	Mar 16	Sep 15	Mar 15	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Cash earnings per share (cents)

Basic	95.9	126.8	133.6	-24%	-28%

Diluted	90.7	119.8	129.9	-24%	-30%

Cash weighted average number of ordinary shares (M)[1]

Basic	2,901.4	2,792.7	2,750.0	4%	6%

Diluted	3,229.5	3,077.4	2,926.8	5%	10%

Cash profit ($M)	2,782	3,540	3,676	-21%	-24%

Preference share dividends ($M)	-	-	(1)	n/a	-100%
Cash profit less preference share dividends ($M)	2,782	3,540	3,675	-21%	-24%

Diluted cash profit less preference share dividends ($M)	2,929	3,687	3,802	-21%	-23%

1.	Includes Treasury shares held in Wealth as the associated gains and losses are included in cash profit.

GROUP RESULTS

Dividends

	Half Year			Movement

				Mar 16	Mar 16
Dividend per ordinary share (cents)	Mar 16	Sep 15	Mar 15	v. Sep 15	v. Mar 15
Interim (fully franked)[1]	80	-	86	n/a	-7%

Final (fully franked)	-	95	-	n/a	n/a
Total (fully franked)	80	95	86	-16%	-7%

Ordinary share dividends used in payout ratio ($M)[2]	2,334	2,758	2,379	-15%	-2%

Cash profit ($M)	2,782	3,540	3,676	-21%	-24%

Less: Preference share dividends paid	-	-	(1)	n/a	-100%

Ordinary share dividend payout ratio (cash basis)[2]	83.9%	77.9%	64.7%

1.	2016 interim dividend is proposed.

2.	Dividend payout ratio is calculated using proposed 2016 interim dividend of $2,334 million, which is based on the forecast number of ordinary shares on issue at the dividend record date. Dividend payout ratios for the September 2015 half and March 2015 half year are calculated using actual dividend paid of $2,758 million and $2,379 million respectively. Dividend payout ratio is calculated by adjusting profit attributable to shareholders of the company by the amount of preference share dividends paid.

The Directors propose that an interim dividend of 80 cents be paid on each eligible fully paid ANZ ordinary share on 1 July 2016. The proposed 2016 interim dividend will be fully franked for Australian tax purposes, and New Zealand imputation credits of NZ 10 cents per ordinary share will also be attached.

Economic profit

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Statutory profit attributable to shareholders of the Company	2,738	3,987	3,506	-31%	-22%

Adjustments between statutory profit and cash profit	44	(447)	170	large	-74%
Cash Profit	2,782	3,540	3,676	-21%	-24%

Economic credit cost adjustment	(71)	(203)	(290)	-65%	-76%

Imputation credits	568	663	657	-14%	-14%
Economic return	3,279	4,000	4,043	-18%	-19%

Cost of capital	(2,876)	(2,660)	(2,508)	8%	15%

Economic profit	403	1,340	1,535	-70%	-74%

Economic profit is a risk adjusted profit measure used to evaluate business unit performance and is considered in determining the variable component of remuneration packages. This is used for internal management purposes and is not subject to review or audit by the external auditor.

Economic profit is calculated via a series of adjustments to cash profit. The economic credit cost adjustment replaces the actual credit loss charge with internal expected loss based on the average loss per annum on the portfolio over an economic cycle. The benefit of imputation credits to our shareholders is recognised, measured at 70% of Australian tax. The cost of capital is a major component of economic profit. At an ANZ Group level, this is calculated using average ordinary shareholders’ equity (excluding non-controlling interests), multiplied by a cost of capital rate (10% applied across all reporting periods) plus the dividend on preference shares. At a business unit level, capital is allocated based on economic capital, whereby higher risk businesses attract higher levels of capital. This method is designed to help drive appropriate risk management and ensure business returns align with the relevant risk. Key risks covered include credit risk, operating risk, market risk and other risks.

Economic profit decreased 74% on the March 2015 half due to a 24% decrease in cash profit and a 15% increase in cost of capital partially offset by a lower economic credit cost adjustment reflecting higher credit impairment charges.

Economic profit decreased 70% on the September 2015 half due to a 21% decrease in cash profit and an 8% increase in cost of capital partially offset by a lower economic credit cost adjustment reflecting higher credit impairment charges.

GROUP RESULTS

Condensed balance sheet

	As at			Movement

Assets	Mar 16 $B	Sep 15 $B	Mar 15 $B	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Cash / Settlement balances owed to ANZ / Collateral paid	88.0	82.5	79.3	7%	11%

Trading and available-for-sale assets	100.5	92.7	89.7	8%	12%

Derivative financial instruments	88.7	85.6	73.6	4%	21%

Net loans and advances[1]	561.8	570.2	558.2	-1%	1%

Investment backing policy liabilities	34.5	34.8	36.5	-1%	-5%

Other	21.8	24.1	22.8	-10%	-4%
Total assets	895.3	889.9	860.1	1%	4%
Liabilities

Settlement balances owed by ANZ / Collateral received	20.2	19.1	12.6	6%	60%

Deposits and other borrowings	578.1	570.8	567.2	1%	2%

Derivative financial instruments	91.7	81.3	73.2	13%	25%

Debt issuances	81.9	93.7	85.7	-13%	-4%

Policy liabilities and external unit holder liabilities	38.4	38.7	40.3	-1%	-5%

Other	28.5	28.9	29.0	-1%	-2%
Total liabilities	838.8	832.5	808.0	1%	4%
Total equity	56.5	57.4	52.1	-2%	8%

1.	Loans & advances as at 30 September 2015 include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

¡	March 2016 v March 2015

•	Cash, settlement balances and collateral paid increased by $9 billion primarily due to increased cash held by Markets ($3 billion), increased settlement balances with central banks held by Treasury ($3 billion) and increased collateral paid by Markets on derivative transactions ($2 billion).

•	Trading and available-for-sale assets increased $11 billion. Adjusting for foreign currency translation, the $12 billion increase is due to purchases of government and semi government securities as part of the liquidity portfolio and the reclassification of the BoT investment as an available-for- sale asset upon cessation of equity accounting.

•	Derivative financial assets and liabilities increased by $15 billion and $19 billion respectively as foreign exchange rate and interest rate movements resulted in higher derivative fair values.

•	Net loans and advances increased $4 billion. Adjusting for a $10 billion decrease due to foreign currency translation, the $14 billion increase comprised a $25 billion increase in Australia division home loans and a $7 billion increase in New Zealand term loans, partially offset by a $2 billion decrease in non-housing loans and a $16 billion decrease in Institutional lending given the strategic reorganisation of that business.

•	Deposits and other borrowings increased $11 billion. Adjusting for a $8 billion decrease due to foreign currency translation, the $19 billion increase comprised a $25 billion increase in interest bearing deposits across all divisions (primarily $11 billion in Australia and $7 billion in Institutional division), $6 billion growth in Group Treasury certificates of deposit, partially offset by a $10 billion decrease in term deposits mainly in Institutional.

•	Total equity increased $4 billion primarily due to $7 billion of profits generated over the year, $3 billion from an institutional share placement and retail share purchase plan in the 2015 September half, offset by the payment (net of reinvestment) of the 2015 interim and 2015 final dividends of $5 billion.

¡ March 2016 v September 2015

•	Cash, settlement balances and collateral paid increased by $5 billion. Adjusting for a decrease of $4 billion from foreign currency translation, the $9 billion increase is primarily due to increased settlement balances with central banks held by Treasury ($8 billion) and increased collateral paid held by Markets on derivative transactions ($3 billion), offset by reduced cash held by Markets ($2 billion).

•	Net loans and advances decreased $8 billion. Adjusting for a $7 billion decrease due to foreign currency translation, the net $1 billion decrease comprised a $12 billion increase in Australia division home loans, a $2 billion increase in New Zealand, and a $15 billion decrease in Institutional lending following a heightened focus on returns.

•	Deposits and other borrowings increased $7 billion. Adjusting for a $13 billion decrease due to foreign currency translation, the $20 billion increased comprised a $7 billion increase in interest bearing deposits primarily in Australia and New Zealand, $2 billion growth in Group Treasury certificates of deposit, $7 billion increase in deposits from banks in Institutional, a $5 billion increase in term deposits mainly in Australia, partly offset by a $2 billion decrease in commercial paper.

•	Derivative financial assets and liabilities increased by $3 billion and $10 billion respectively as foreign exchange rate and interest rate movements resulted in higher derivative fair values.

•	Debt issuances decreased $12 billion mainly due to a foreign currency translation impact of $9 billion and maturing debt rolling off.

•	Total equity decreased by $1 billion primarily due to $3 billion of profits generated over the half year, offset by the payment (net of reinvestment) of the 2015 final dividend of $3 billion and a reduction in foreign currency translation reserves of $1 billion.

GROUP RESULTS

Liquidity risk

Liquidity risk is the risk that the Group is unable to meet its payment obligations as they fall due, including repaying depositors or maturing wholesale debt, or that the Group has insufficient capacity to fund increases in assets. The timing mismatch of cash flows and the related liquidity risk is inherent in all banking operations and is closely monitored by the Group and managed in accordance with the risk appetite set by the Board.

The Group’s approach to liquidity risk management incorporates two key components:

¡	Scenario modelling of funding sources

ANZ’s liquidity risk appetite is defined by the ability to meet a range of regulatory requirements and internal liquidity metrics mandated by the Board. The metrics cover a range of scenarios of varying duration and level of severity. This framework:

•	Provides protection against shorter-term extreme market dislocations and stresses.

•	Maintains structural strength in the balance sheet by ensuring an appropriate amount of longer-term assets are funded with longer-term funding.

•	Ensures no undue timing concentrations exist in the Group’s funding profile.

A key component of this framework is the Liquidity Coverage Ratio (LCR), which is a severe short term liquidity stress scenario mandated under APRA regulatory requirements. As part of meeting the LCR requirements, ANZ has a Committed Liquidity Facility (CLF) with the Reserve Bank of Australia (RBA). The CLF has been established as a solution to a High Quality Liquid Asset (HQLA) shortfall in the Australian marketplace and provides an alternative form of RBA-qualifying liquid assets. The total amount of the CLF available to a qualifying ADI is set annually by APRA.

¡	Liquid assets

The Group holds a portfolio of high quality unencumbered liquid assets in order to protect the Group’s liquidity position in a severely stressed environment, as well as to meet regulatory requirements. High quality liquid assets comprise three categories, with the definitions consistent with Basel 3 LCR:

•	Highest-quality liquid assets (HQLA1): Cash, highest credit quality government, central bank or public sector securities eligible for repurchase with central banks to provide same-day liquidity.

•	High-quality liquid assets (HQLA2): High credit quality government, central bank or public sector securities, high quality corporate debt securities and high quality covered bonds eligible for repurchase with central banks to provide same-day liquidity.

•	Alternative liquid assets (ALA): Assets qualifying as collateral for the CLF and eligible securities listed by the Reserve Bank of New Zealand (RBNZ).

The Group monitors and manages the composition of liquid assets to ensure diversification by asset class, counterparty, currency and tenor. Minimum levels of liquid assets held are set annually based on a range of ANZ specific and general market liquidity stress scenarios such that potential cash flow obligations can be met over the short to medium term, and holdings are appropriate to existing and future business activities, regulatory requirements and in line with the approved risk appetite.

Market Values Post Discount[2]	Half Year Average			Movement

	Mar 16 $B	Sep 15 $B	Mar 15 $B1	Mar 16 v. Sep 15	Mar 16 v. Mar 15

HQLA1[3]	117.2	98.2	95.7	19%	22%

HQLA2	3.3	3.1	3.4	6%	-3%

Internal Residential Mortgage Backed Securities (Australia)[3]	35.1	37.9	40.6	-7%	-14%

Internal Residential Mortgage Backed Securities (New Zealand)	1.5	1.3	3.6	15%	-58%

Other ALA[4]	18.6	17.4	13.4	7%	39%
Total Liquid Assets	175.7	157.9	156.7	11%	12%

Cash flows modelled under stress scenario

Cash outflows	181.0	170.2	176.1	6%	3%

Cash inflows	42.1	42.6	43.4	-1%	-3%

Net cash outflows	138.9	127.6	132.7	9%	5%

Liquidity Coverage Ratio[5]	126%	124%	118%	2%	7%

1.	Based on Mar 2015 quarter given LCR implementation on 1 January 2015.
2.	Half year average basis, calculated as prescribed per APRA Prudential Regulatory Standard (APS 210 Liquidity) and consistent with APS 330 requirements.
3.	RBA open arrangement netted down from CLF, with corresponding HQLA inflow.
4.	Comprised of assets qualifying as collateral for the CLF, excluding internal RMBS, up to approved facility limit; and any liquid assets contained in the RBNZ’s Liquidity Policy - Annex: Liquidity Assets - Prudential Supervision Department Document BS13A12.
5.	All currency Group LCR.

GROUP RESULTS

Funding

ANZ targets a diversified funding base, avoiding undue concentrations by investor type, maturity, market source and currency.

$12.5 billion of term wholesale debt (with a remaining term greater than one year as at 31 March 2016) was issued during the half year ended 31 March 2016. The weighted average tenor of new term debt was 5.0 years (Sep 15: 4.9 years).

The following tables show the Group’s total funding composition:	As at			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Customer deposits and other liabilities[1]
Australia	175,772	169,280	162,587	4%	8%
Institutional	176,126	183,040	183,345	-4%	-4%
New Zealand	62,327	59,703	60,293	4%	3%
Wealth	18,945	18,467	17,357	3%	9%
Asia Retail & Pacific	19,005	19,455	17,779	-2%	7%
TSO and Group Centre[1]	(5,397)	(5,361)	(5,214)	1%	4%
Customer deposits	446,778	444,584	436,147	0%	2%
Other funding liabilities[2]	16,127	14,346	12,315	12%	31%
Total customer liabilities (funding)	462,905	458,930	448,462	1%	3%

Wholesale funding[3]
Debt issuances[4]	81,947	93,347	84,859	-12%	-3%
Subordinated debt	17,557	17,009	16,463	3%	7%
Certificates of deposit	65,077	63,446	59,646	3%	9%
Commercial paper	21,065	22,989	22,729	-8%	-7%
Other wholesale borrowings[5,6]	56,391	44,556	53,625	27%	5%

Total wholesale funding	242,037	241,347	237,322	0%	2%
Shareholders’ Equity (excl. preference shares)	56,464	57,353	52,051	-2%	8%
Total Funding	761,406	757,630	737,835	0%	3%

	As at			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Funded Assets
Other short term assets & trade finance assets[7]	68,015	78,879	87,755	-14%	-22%
Liquids[6]	147,419	135,496	123,835	9%	19%
Short term funded assets	215,434	214,375	211,590	0%	2%
Lending & fixed assets[8]	545,972	543,255	526,245	1%	4%
Total Funded Assets	761,406	757,630	737,835	0%	3%

Funding Liabilities[3,4,6]
Other short term liabilities	40,360	27,863	30,858	45%	31%
Short term funding	65,204	59,850	60,394	9%	8%
Term funding < 12 months	30,579	41,549	31,860	-26%	-4%
Other customer and central bank deposits[1,9]	87,632	88,288	101,223	-1%	-13%
Total short term funding liabilities	223,775	217,550	224,335	3%	0%
Stable customer deposits[1,10]	392,150	387,988	370,331	1%	6%
Term funding > 12 months	81,589	87,316	83,665	-7%	-2%
Shareholders’ equity and hybrid debt	63,891	64,776	59,504	-1%	7%
Total Stable Funding	537,631	540,080	513,500	0%	5%
Total Funding	761,406	757,630	737,835	0%	3%
1.	Includes term deposits, other deposits and an adjustment recognised in Group Centre to eliminate Wealth investments in ANZ deposit products.

2.	Includes interest accruals, payables and other liabilities, provisions and net tax provisions, excluding other liabilities in Wealth.

3.	Excludes liability for acceptances as they do not provide net funding.

4.	Excludes term debt issued externally by Wealth which matured during the March 2016 half.

5.	Includes borrowings from banks, net derivative balances, special purpose vehicles and other borrowings.

6.	RBA open-repo arrangement netted down by the exchange settlement account cash balance.

7.	Includes short-dated assets such as trading securities, available-for-sale securities, trade dated assets and trade finance loans.

8.	Excludes trade finance loans.

9.	Total customer liabilities (funding) plus Central Bank deposits less Stable customer deposits.

10.	Stable customer deposits represent operational type deposits or those sourced from retail / business / corporate customers and the stable component of Other funding liabilities.

GROUP RESULTS

Capital Management

	As at
	APRA Basel 3			Internationally Comparable Basel 3[1]
	Mar 16	Sep 15	Mar 15	Mar 16	Sep 15	Mar 15
Capital Ratios
Common Equity Tier 1	9.8%	9.6%	8.7%	14.0%	13.2%	12.1%
Tier 1	11.6%	11.3%	10.6%	16.2%	15.3%	14.4%
Total capital	13.7%	13.3%	12.6%	18.7%	17.8%	16.8%
Risk weighted assets ($B)	388.3	401.9	386.9	317.8	332.1	319.3

1.	Internationally Comparable methodology aligns with APRA’s information paper entitled International Capital Comparison Study (13 July 2015).

APRA Basel 3 Common Equity Tier 1 (CET1) – March 2016 v September 2015

1.	Excludes the impact from the software capitalisation changes and impact from the Asian minority investment adjustments which have gone through Cash Profit as they are neutral on CET1.

2.	Capital Deductions represents the movement in retained earnings in deconsolidated entities, capitalised software (excluding accounting changes relating to the threshold for capitalising internally generated software assets) and other intangibles in the period.

3.	9.7 million ordinary shares were issued under the Dividend Reinvestment Plan and Bonus Option Plan for the 2015 final dividend.

¡	March 2016 v September 2015

ANZ’s CET1 ratio increased 22 bps to 9.8% in the March 2016 half. Key drivers of the CET1 ratio were:

•	Net organic capital generation is 76 bps or $3.1 billion. Cash profit and net RWA reduction during the half provided 88 bps to the CET1 ratio, which was partially offset by capital usage and other business capital deductions. The net RWA reduction resulted from strong balance sheet discipline and RWA reduction initiatives in the Institutional division.

•	Payment of the September 2015 Final Dividend (net of shares issued under the DRP) reduced the CET1 ratio by 62 bps.

•	Other impacts of 8 bps were mainly due to capital benefits arising from the divestment of the Esanda Dealer Finance portfolio (16 bps), partly offset by the impact from repayment of the remaining tranche of debt ($400 million) issued by ANZ Wealth Australia Limited (ANZWA) in March 2016 (-10 bps) and other net impacts from RWA measurement changes, restructuring costs, movement in non-cash earnings and net foreign currency translation.

GROUP RESULTS

APRA to Internationally Comparable1 Common Equity Tier 1 (CET1) as at 31 March 2016

1.	ANZ’s interpretation of the regulations documented in the Basel Committee publications; “Basel 3: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006). Also includes differences identified in APRA’s information paper entitled International Capital Comparison Study (13 July 2015).

The above provides a reconciliation of the CET1 ratio under APRA’s Basel 3 prudential capital standards to Internationally Comparable Basel 3 standards. APRA views the Basel 3 reforms as a minimum requirement and hence has not incorporated some of the concessions proposed in the Basel 3 rules and has also set higher requirements in other areas. As a result, Australian banks’ Basel 3 reported capital ratios will not be directly comparable with international peers. The International Comparable Basel 3 CET1 ratio incorporates differences between APRA and both the Basel Committee Basel 3 framework (including differences identified in the March 2014 Basel Committee’s Regulatory Consistency Assessment Programme (RCAP) on Basel 3 implementation in Australia) and its application in major offshore jurisdictions.

The material differences in APRA’s Basel 3 and Internationally Comparable Basel 3 ratios include:

Deductions

•	Investment in insurance and banking associates – APRA requires full deduction against CET1. On an Internationally Comparable basis, these investments are subject to a concessional threshold before a deduction is required.

•	Deferred tax assets – A full deduction is required from CET1 for deferred tax assets (DTA) relating to temporary differences. On an Internationally Comparable basis, this is first subject to a concessional threshold before the deduction is required.

Risk Weighted Assets (RWA)

•	IRRBB RWA – APRA requires inclusion of Interest Rate Risk in the Banking Book (IRRBB) within the RWA base for the CET1 ratio calculation. This is not required on an Internationally Comparable basis.

•	Mortgages RWA – APRA imposes a floor of 20% on the downturn Loss Given Default (LGD) used in credit RWA calculations for residential mortgages. The Internationally Comparable Basel 3 framework only requires downturn LGD floor of 10%.

•	Specialised Lending - APRA requires the supervisory slotting approach be used in determining credit RWA for specialised lending exposures. The Internationally Comparable basis allows for the advanced internal ratings based approach to be used when calculating RWA for these exposures.

•	Unsecured Corporate Lending LGD – Adjustment to align ANZ’s unsecured corporate lending LGD to 45% to be consistent with banks in other jurisdictions. The 45% LGD rate is also used in the Foundation Internal Ratings-Based approach (FIRB).

•	Undrawn Corporate Lending Exposure at Default (EAD) – To adjust ANZ’s credit conversion factors (CCF) for undrawn corporate loan commitments to 75% (used in FIRB approach) to align with banks in other jurisdictions.

GROUP RESULTS

Leverage Ratio

At 31 March 2016, the Group’s APRA Leverage Ratio was 5.1% which is above the 3% minimum currently proposed by the BCBS. APRA has not finalised a minimum leverage ratio requirement for Australians ADIs. The following table summarises the Group’s Leverage Ratio calculation:

	As at		Movement

	Mar 16 $M	Sep 15 $M	Mar 16 v. Sep 15

Tier 1 Capital (net of capital deductions)	45,062	45,484	-1%

On-balance sheet exposures (excluding derivatives and securities financing transaction exposures)	733,935	733,756	0%

Derivative exposures	30,542	38,115	-20%

Securities financing transaction (SFT) exposures	21,420	17,297	24%

Other off-balance sheet exposures	102,953	107,817	-5%
Total exposure measure	888,850	896,985	-1%
APRA Leverage Ratio[1]	5.1%	5.1%	0%
Internationally Comparable Leverage Ratio[1]	5.7%	5.7%	0%

1.	Leverage ratios include Additional Tier 1 securities subject to Basel 3 transitional relief, net of any transitional adjustments.

¡	March 2016 v September 2015

ANZ’s leverage ratio remained stable during the March 2016 half. An increase in the leverage ratio arising from capital generation from cash earnings were offset by the impact from payment of the 2015 final dividend (net of DRP) and increased holdings of High Quality Liquid Assets (HQLA) which contributed to growth in the exposure measure.

Other regulatory developments

¡	Financial System Inquiry (FSI)

The FSI final report into Australia’s financial system was released on 7 December 2014. The contents of the final FSI report are wide-ranging and key recommendations that may have an impact on regulatory capital levels include:

¡	Setting capital standards ensuring that capital ratios of Australian Authorised Deposit-taking Institutions (ADIs) are unquestionably strong;

¡	Raising the average internal ratings-based (IRB) mortgage risk weight to narrow the difference between average mortgage risk-weight for ADIs using IRB models and those using standardised risk weights in order to increase competition in mortgage lending;

¡	Implementing a framework for minimum loss absorbing and recapitalisation capacity in line with emerging international practice;

¡	Developing a common reporting template that improves the transparency and comparability of capital ratios of ADIs; and

¡	Introducing a leverage ratio that acts as a backstop to ADI’s risk-based capital requirements, in line with Basel framework.

APRA responded to key recommendations of the FSI inquiry in July 2015 with the following announcements:

¡	APRA released an information paper entitled “International capital comparison study” (“APRA Study”) which supports the FSI’s recommendation that the capital ratios of ADIs should be unquestionably strong. The APRA Study confirmed that the major ADIs are well-capitalised and acknowledged the challenges and complexity of comparing capital ratios between ADIs and international peers given the varied national discretions exercised by some jurisdictions when implementing the global capital adequacy framework (Basel framework). The APRA Study did not confirm the definition of ‘unquestionably strong’ and stated that APRA does not intend to directly link Australian capital requirements to a continually moving benchmark. The results of the APRA Study will only inform but will not determine APRA’s approach for setting capital adequacy requirements.

¡	Effective from 1 July 2016, APRA requires increased capital requirements for Australian residential mortgage exposures by ADIs accredited to use the internal ratings-based (IRB) approach to credit risk. These new requirements are expected to increase the average risk weighting for mortgage portfolios to approximately 25%. The impact on ANZ is an approximate 60 bps reduction in CET1 on implementation of this change. In response to this, ANZ raised $3.2 billion of ordinary share capital via a fully underwritten Institutional Placement in August 2015 ($2.5 billion raised) and a Share Purchase Plan offer to eligible Australian and New Zealand shareholders in September 2015 ($0.7 billion raised). APRA has indicated that further changes may be required once greater clarity on the deliberations of the Basel Committee is available, particularly in relation to revisions to the standardised approach for credit risk and capital floors.

The Australian Government released its response to the FSI in October 2015 and it agrees with all of the above capital-related recommendations. The Australian Government supports and endorses APRA to implement the recommendations, including the initial actions to raise the capital requirements for Australian residential mortgage exposures and to take additional steps to ensure that the major banks have unquestionably strong capital ratios by the end of 2016.

Apart from the July 2015 announcements, APRA has not made any determination on the other key recommendations to date. Therefore, the final outcomes from the FSI, including any impacts and the timing of these impacts on ANZ, remain uncertain.

In addition, there are several Government inquiries and proposals for new inquiries, the impact of which is indeterminate at this stage.

GROUP RESULTS

¡	Liquidity Ratios

The Basel 3 Liquidity changes include the introduction of two liquidity ratios to measure liquidity risk: (i) the Liquidity Coverage Ratio (LCR) which became effective on 1 January 2015 and (ii) the Net Stable Funding Ratio (NSFR).

The final Basel 3 revised NSFR standard was released in October 2014. APRA released a consultation paper in March 2016 which confirmed NSFR will become a minimum requirement on 1 January 2018. As part of managing future liquidity requirements, ANZ monitors the NSFR in its internal reporting and believe the Group is well placed to meet this requirement by the implementation date.

¡	Domestic Systemically Important Bank (D-SIB) Framework

APRA’s D-SIB requirements for ANZ and the other three major Australian banks deemed to be domestic systemically important banks (Australian D-SIBs) came into effect on 1 January 2016. As a result, the Capital Conservation Buffer (CCB) requirements for the Australian D-SIBs have increased by 100 bps, further strengthening their capital position. ANZ’s current position as at 31 March 2016 is already in excess of APRA’s requirements including the D-SIB overlay.

¡	Composition of Level 2 ADI Group

In May 2014, APRA provided further clarification to the definition of the Level 2 Authorised Deposit-Taking Institution (ADI) group, where subsidiary intermediate holding companies are now considered part of the Level 2 Group.

The above clarification results in the phasing out, over time, of capital benefits arising from debt issued by its subsidiary, ANZ Wealth Australia Limited (ANZWA). Following the repayment of the last tranche of the ANZWA debt ($400 million or approximately 10 bps on CET1) in March 2016, ANZ had fully repaid all debt affected by this change as at 31 March 2016. APRA is still providing implementation guidance on certain aspects of the changes with any impact on ANZ not expected to be material.

¡	Level 3 Conglomerates (“Level 3”)

In March 2016, APRA announced a revised implementation timetable for the Level 3 framework taking into consideration the Australian Government response to the FSI recommendations. The Level 3 framework is meant to supervise Conglomerates Groups (Level 3) and includes updated Level 3 capital adequacy standards which will regulate a bancassurance group such as ANZ as a single economic entity with minimum capital requirements and additional monitoring on risk exposure levels.

APRA has deferred finalising the capital components of the Level 3 framework (minimum capital requirements for Conglomerates Group) until 2019 at the earliest, to allow the final form of the capital requirements arising from FSI recommendations and international initiatives that are already in progress to be determined.

The non-capital components of the Level 3 framework however, covering group governance, risk exposures, intragroup transactions and other risk management and compliance requirements will become effective on 1 July 2017. As part of the March 2016 announcement, APRA has released updated draft prudential standards in relation to these requirements and is currently consulting with the industry on the changes. ANZ is not expecting any material impact on its operations based upon the current draft of these standards.

¡	Current Proposals from the Basel Committee on Banking Supervision on Risk Weighted Assets (RWA)

As part of BCBS agenda to simplify RWA measurement and reduce their variability amongst banks, the BCBS has issued a number of consultation documents associated with:

•	Standardised approach to RWA for credit risk;

•	Revisions to Standardised Measurement Approach to Operational Risk;

•	Fundamental Review of the Trading Book;

•	Interest Rate Risk in the Banking Book;

•	Framework on imposition of capital floors based on standardised RWA approaches; and

•	Additional constraints on the use of internal models in Credit RWA.

The impact of any changes arising from the above on ANZ cannot be accurately determined until BCBS and APRA finalise their proposals.

¡	Basel 3 Securitisation Framework

In November 2015, APRA released a second consultation paper outlining proposed revisions to the prudential framework for securitisation (APS 120). The release of this paper follows BCBS finalisation of the revised Basel 3 securitisation framework in December 2014. The revised framework is proposed to take effect from January 2018. The impact of any changes on ANZ arising from a revised APS 120 standard cannot be determined until APRA finalises their proposal.

GROUP RESULTS

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DIVISIONAL RESULTS

CONTENTS

Section 5 – Divisional Results

Divisional performance

Australia

Institutional

New Zealand

Wealth

Asia Retail & Pacific

Technology, Services and Operations (TSO) and Group Centre

DIVISIONAL RESULTS

Divisional Performance

During the March 2016 half, the Group announced changes to the organisation’s structure to better meet the needs of our retail, commercial and institutional customers. As a result of these organisational changes there are six reported divisions: Australia, New Zealand, Institutional, Asia Retail & Pacific, Wealth and Technology, Services & Operations (“TSO”) and Group Centre. These divisions were created by removing the Asia Retail & Pacific business from the former International & Institutional Banking (“IIB”) division, and repositioning minority investments in Asia from IIB to the Group Centre. The residual IIB business has been renamed Institutional.

The Wealth changes announced during the March 2016 half will not take effect until 1 April 2016. For further information on the composition of the divisions refer to the Definitions on page 150.

Other than those described above, there have been no significant structural changes. However, certain prior period comparatives have been restated to align with current period presentation as a result of changes to customer segmentation and the continued realignment of support functions.

The Divisional Results section is reported on a cash profit basis.

March 2016 Half Year

AUD M	Australia	Institutional	New Zealand	Wealth	Asia Retail & Pacific	TSO & Group Centre	Group
Net interest income	4,038	1,802	1,172	101	328	127	7,568

Other operating income	594	911	201	779	231	32	2,748
Operating income	4,632	2,713	1,373	880	559	159	10,316

Operating expenses	(1,665)	(1,510)	(527)	(521)	(401)	(855)	(5,479)
Profit before credit impair’t and income tax	2,967	1,203	846	359	158	(696)	4,837

Credit impairment (charge)/release	(462)	(323)	(42)	-	(91)	-	(918)
Profit before income tax	2,505	880	804	359	67	(696)	3,919

Income tax expense and non-controlling interests	(752)	(248)	(226)	(98)	(14)	201	(1,137)
Cash profit/(loss)	1,753	632	578	261	53	(495)	2,782

March 2015 Half Year
AUD M	Australia	Institutional	New Zealand	Wealth	Asia Retail & Pacific	TSO & Group Centre	Group
Net interest income	3,730	1,741	1,162	89	291	125	7,138

Other operating income	580	1,229	183	762	221	82	3,057
Operating income	4,310	2,970	1,345	851	512	207	10,195

Operating expenses	(1,556)	(1,385)	(539)	(484)	(374)	(265)	(4,603)
Profit before credit impair’t and income tax	2,754	1,585	806	367	138	(58)	5,592

Credit impairment (charge)/release	(395)	(88)	(19)	1	(10)	1	(510)
Profit before income tax	2,359	1,497	787	368	128	(57)	5,082

Income tax expense and non-controlling interests	(709)	(426)	(221)	(105)	(29)	84	(1,406)
Cash profit	1,650	1,071	566	263	99	27	3,676

March 2016 Half Year vs March 2015 Half Year
AUD M	Australia	Institutional	New Zealand	Wealth	Asia Retail & Pacific	TSO & Group Centre	Group
Net interest income	8%	4%	1%	13%	13%	2%	6%

Other operating income	2%	-26%	10%	2%	5%	-61%	-10%
Operating income	7%	-9%	2%	3%	9%	-23%	1%

Operating expenses	7%	9%	-2%	8%	7%	large	19%
Profit before credit impair’t and income tax	8%	-24%	5%	-2%	14%	large	-14%

Credit impairment (charge)/release	17%	large	large	-100%	large	-100%	80%
Profit before income tax	6%	-41%	2%	-2%	-48%	large	-23%

Income tax expense and non-controlling interests	6%	-42%	2%	-7%	-52%	large	-19%
Cash profit	6%	-41%	2%	-1%	-46%	large	-24%

DIVISIONAL RESULTS

Cash profit by division – March 2016 v March 2015

March 2016 Half Year
AUD M	Australia	Institutional	New Zealand	Wealth	Asia Retail & Pacific	TSO & Group Centre	Group
Net interest income	4,038	1,802	1,172	101	328	127	7,568

Other operating income	594	911	201	779	231	32	2,748
Operating income	4,632	2,713	1,373	880	559	159	10,316

Operating expenses	(1,665)	(1,510)	(527)	(521)	(401)	(855)	(5,479)
Profit before credit impairment and income tax	2,967	1,203	846	359	158	(696)	4,837

Credit impairment (charge)/release	(462)	(323)	(42)	-	(91)	-	(918)
Profit before income tax	2,505	880	804	359	67	(696)	3,919

Income tax expense and non-controlling interests	(752)	(248)	(226)	(98)	(14)	201	(1,137)
Cash profit/(loss)	1,753	632	578	261	53	(495)	2,782

September 2015 Half Year
AUD M	Australia	Institutional	New Zealand	Wealth	Asia Retail & Pacific	TSO & Group Centre	Group
Net interest income	3,897	1,844	1,155	91	314	177	7,478

Other operating income	606	948	185	790	236	99	2,864
Operating income	4,503	2,792	1,340	881	550	276	10,342

Operating expenses	(1,618)	(1,425)	(525)	(481)	(395)	(331)	(4,775)
Profit before credit impairment and income tax	2,885	1,367	815	400	155	(55)	5,567

Credit impairment (charge)/release	(458)	(111)	(36)	(1)	(87)	(2)	(695)
Profit before income tax	2,427	1,256	779	399	68	(57)	4,872

Income tax expense and non-controlling interests	(721)	(363)	(218)	(53)	(23)	46	(1,332)
Cash profit/(loss)	1,706	893	561	346	45	(11)	3,540

March 2016 Half Year vs September 2015 Half Year
AUD M	Australia	Institutional	New Zealand	Wealth	Asia Retail & Pacific	TSO & Group Centre	Group
Net interest income	4%	-2%	1%	11%	4%	-28%	1%

Other operating income	-2%	-4%	9%	-1%	-2%	-68%	-4%
Operating income	3%	-3%	2%	0%	2%	-42%	0%

Operating expenses	3%	6%	0%	8%	2%	large	15%
Profit before credit impairment and income tax	3%	-12%	4%	-10%	2%	large	-13%

Credit impairment (charge)/release	1%	large	17%	-100%	5%	-100%	32%
Profit before income tax	3%	-30%	3%	-10%	-1%	large	-20%

Income tax expense and non-controlling interests	4%	-32%	4%	85%	-39%	large	-15%
Cash profit	3%	-29%	3%	-25%	18%	large	-21%

DIVISIONAL RESULTS

Australia

Fred Ohlsson

Cash profit – March 2016 Half Year v March 2015 Half Year

1.	The Esanda Dealer Finance divestment had a negative impact of $46 million on Australia division’s profit before income tax. This amount is comprised of -$99 million of net interest income, -$13 million of other operating income, $10 million of operating expenses and $56 million of credit impairment charges. Refer to page 58 for further details.

¡	Divisional Strategy

Australia Division’s strategy is focused on growing priority segments (Home Loans, Small Business and NSW) and building our digital capabilities to improve customer experience while managing margins and maintaining tight control over costs and asset quality.

¡	Strategic Progress

In the March 2016 half, Australia divested the Esanda Dealer Finance portfolio and delivered a 6% increase in cash profit. Excluding specified items1, Australia Division delivered a 11% increase in cash profit driven by growth in Home Loans, Deposits, Small Business and our focus on NSW. 59.3% of Retail customers hold multiple products with us (up from 58.4%) and C&CB cross-sell has increased 13% in the last 12 months. The cost to income ratio has improved from 36.1% to 35.9% with investment continuing in key priority segments. Net interest margins were stable and the total portfolio loss rate was 29 bps, in line with the long term average.

In Retail, customer numbers grew 1% and revenue grew 15% from lending volume growth of 11% and margin improvement across the Retail portfolio. Home loan sales are up 19% nationally and we delivered 6 consecutive years of above system growth2. Home loans in NSW have grown 23% in the last 12 months.

C&CB continues to grow its business, targeting key sectors and supporting customers across the region. Customer numbers grew 6% and lending growth increased by 8%, with Small Business a highlight growing at 12%. Cost growth was flat while investment has continued in increasing our presence in NSW.

In the March 2016 half, we delivered the Multi-Channel Platform, a key foundation to enable a consistent digital experience. The proportion of Retail sales that are digital has increased to 18% of total sales and 59% of our Retail customers are now digitally active.

¡	March 2016 v March 2015

Cash profit increased 6%. Excluding specified items1, cash profit increased 11% driven by a 10% increase in operating income, partially offset by a 4% increase in operating expenses and a 38% increase in credit impairment charges. Key factors affecting the result were:

•	Net interest income increased $308 million (8%). Excluding the Esanda Dealer Finance divestment, net interest income increased 11%, driven by growth in Home Loans (11%), Personal Loans (8%), Small Business lending (12%) and Deposits (8%). Net interest margin was stable from margin improvement across the Retail portfolio offset by business lending margin contraction.

•	Other operating income increased $14 million (2%). Excluding the Esanda Dealer Finance divestment, other operating income increased 5% primarily due to growth in Small Business Banking lending fee income and Deposits & Payments.

•	Operating expenses increased $109 million (7%). Excluding specified items[1], operating expenses increased 4% with investments supporting our growth strategy (particularly in NSW and Digital) and wage inflation being partially offset by productivity initiatives.

•	Credit impairment charges increased $67 million (17%). Excluding the Esanda Dealer Finance divestment, credit impairment charges increased by 38%. Individual impairment charges were predominantly driven by higher write-backs in Corporate Banking in the March 2015 half and higher charges in Small Business Banking, Personal Loans and Regional Business Banking. The lower collective impairment charge reflects lower growth in Consumer Cards and first half 2015 methodology changes (mainly impacting Esanda).

¡	March 2016 v September 2015

Cash profit increased 3%. Excluding specified items1, cash profit increased 7% driven by a 5% increase in operating income, partially offset by a 13% increase in credit impairment charges. Key factors affecting the result were:

•	Net interest income increased $141 million (4%). Excluding the Esanda Dealer Finance divestment, net interest income increased 6% primarily due to growth in Home Loans (5%), Small Business lending (5%) and Deposits (4%). Net interest margin improved 1 bp as a result of margin improvement across the Retail portfolio, partly offset by business lending margin contraction.

•	Other operating income decreased $12 million (-2%). Excluding the Esanda Dealer Finance divestment, other operating income was flat, primarily due to seasonality and lower interchange rate in Cards offset by growth in Deposits & Payments.

•	Operating expenses increased $47 million (3%). Excluding specified items1, operating expenses were flat with investment in NSW and wage inflation being offset by productivity initiatives.

•	Credit impairment charges increased by $4 million (1%). Excluding the Esanda Dealer Finance divestment, credit impairment charges increased by 13%. Individual impairment charges were predominantly driven by Small Business Banking, Regional Business Banking and Corporate Banking. The lower collective impairment charge was driven by downgrades in Corporate Banking in the September half offset by Cards due to methodology changes in the September half.

[1]	Specified items relevant to Australia division are Esanda Dealer Finance divestment, software capitalisation changes and restructuring.

[2]	Source: APRA Monthly Banking Statistics as at 29 February 2016.

DIVISIONAL RESULTS

Australia

Fred Ohlsson

	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Net interest income	4,038	3,897	3,730	4%	8%

Other operating income	594	606	580	-2%	2%
Operating income	4,632	4,503	4,310	3%	7%

Operating expenses	(1,665)	(1,618)	(1,556)	3%	7%
Profit before credit impairment and income tax	2,967	2,885	2,754	3%	8%

Credit impairment charge	(462)	(458)	(395)	1%	17%
Profit before income tax	2,505	2,427	2,359	3%	6%

Income tax expense and non-controlling interests	(752)	(721)	(709)	4%	6%
Cash profit	1,753	1,706	1,650	3%	6%

Consisting of:
Retail	1,169	1,080	981	8%	19%

Corporate & Commercial Banking	584	626	669	-7%	-13%
Cash profit	1,753	1,706	1,650	3%	6%

Balance Sheet
Net loans & advances	320,023	313,672	297,642	2%	8%

Other external assets	3,060	2,911	2,885	5%	6%
External assets	323,083	316,583	300,527	2%	8%
Customer deposits	175,772	169,280	162,587	4%	8%

Other external liabilities	11,354	11,408	11,422	0%	-1%
External liabilities	187,126	180,688	174,009	4%	8%
Risk weighted assets	129,168	128,428	116,386	1%	11%

Average gross loans and advances	317,542	306,820	294,357	3%	8%

Average deposits and other borrowings	172,779	164,732	162,688	5%	6%

Ratios

Return on assets	1.10%	1.11%	1.12%

Net interest margin	2.54%	2.53%	2.54%

Operating expenses to operating income	35.9%	35.9%	36.1%

Operating expenses to average assets	1.04%	1.05%	1.06%
Individual credit impairment charge/(release)	429	427	334	0%	28%

Individual credit impairment charge/(release) as a % of average GLA	0.27%	0.28%	0.23%

Collective credit impairment charge/(release)	33	31	61	6%	-46%

Collective credit impairment charge/(release) as a % of average GLA	0.02%	0.02%	0.04%

Gross impaired assets	1,093	1,193	1,245	-8%	-12%

Gross impaired assets as a % of GLA	0.34%	0.38%	0.42%
Total full time equivalent staff (FTE)	8,791	8,766	9,018	0%	-3%

DIVISIONAL RESULTS

Australia

Fred Ohlsson

Individual credit impairment charge/(release)	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Retail	200	196	158	2%	27%

Home Loans	17	10	6	70%	large

Cards and Personal Loans	172	174	144	-1%	19%

Deposits and Payments[1]	11	12	8	-8%	38%

Corporate & Commercial Banking	229	231	176	-1%	30%

Corporate Banking	19	-	(18)	n/a	large

Esanda	44	93	100	-53%	-56%

Regional Business Banking	53	35	20	51%	large

Business Banking	20	22	24	-9%	-17%

Small Business Banking	93	81	50	15%	86%

Individual credit impairment charge	429	427	334	0%	28%

Collective credit impairment charge/(release)	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Retail	23	7	37	large	-38%

Home Loans	15	15	11	0%	36%

Cards and Personal Loans	5	(12)	25	large	-80%

Deposits and Payments[2]	3	4	1	-25%	large

Corporate & Commercial Banking	10	24	24	-58%	-58%

Corporate Banking	-	17	(29)	-100%	-100%

Esanda	2	(6)	27	large	-93%

Regional Business Banking	(3)	(6)	12	-50%	large

Business Banking	3	9	(1)	-67%	large

Small Business Banking	8	10	15	-20%	-47%

Collective credit impairment charge	33	31	61	6%	-46%

Total credit impairment charge	462	458	395	1%	17%

1.	Represents individual credit impairment charge/(release) on Overdraft balances.

2.	Represents collective credit impairment charge/(release) on Overdraft balances.

DIVISIONAL RESULTS

Australia

Fred Ohlsson

Net loans and advances	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Retail	254,103	242,333	229,211	5%	11%

Home Loans	242,861	231,206	217,977	5%	11%

Cards and Personal Loans	11,151	11,049	11,139	1%	0%

Deposits and Payments[1]	91	78	95	17%	-4%

Corporate & Commercial Banking	65,920	71,339	68,431	-8%	-4%

Corporate Banking	12,800	12,996	12,024	-2%	6%

Esanda[2]	8,802	15,917	15,776	-45%	-44%

Regional Business Banking	13,879	13,827	13,142	0%	6%

Business Banking	15,375	14,249	14,004	8%	10%

Small Business Banking	15,064	14,350	13,485	5%	12%
Net loans and advances	320,023	313,672	297,642	2%	8%

Customer deposits	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Retail	123,085	118,433	112,906	4%	9%

Home Loans[3]	23,619	21,861	19,211	8%	23%

Cards and Personal Loans	228	258	230	-12%	-1%

Deposits and Payments	99,238	96,314	93,465	3%	6%

Corporate & Commercial Banking	52,687	50,847	49,681	4%	6%

Corporate Banking[4]	3,067	3,162	3,047	-3%	1%

Regional Business Banking	6,209	5,739	5,648	8%	10%

Business Banking	10,941	10,157	10,134	8%	8%

Small Business Banking	32,470	31,789	30,852	2%	5%
Customer deposits	175,772	169,280	162,587	4%	8%

1.	Net loans and advances for the Deposits and Payments business represent amounts in overdraft.

2.	Includes $766 million of Esanda Dealer Finance bailment facilities which are due to migrate to Macquarie during the third quarter of 2016.

[3].	Customer deposit amounts for the Home Loans business represent balances in offset accounts.

4.	Institutional division also holds $12 billion of Corporate Banking deposits.

DIVISIONAL RESULTS

Australia

Fred Ohlsson

March 2016 Half Year

AUD M	Retail	C&CB1	Australia Total
Net interest income	2,665	1,373	4,038

Other operating income	381	213	594
Operating income	3,046	1,586	4,632

Operating expenses	(1,154)	(511)	(1,665)
Profit before credit impairment and income tax	1,892	1,075	2,967

Credit impairment (charge)/release	(223)	(239)	(462)
Profit before income tax	1,669	836	2,505

Income tax expense and non-controlling interests	(500)	(252)	(752)
Cash profit	1,169	584	1,753

Individual credit impairment charge/(release)	200	229	429

Collective credit impairment charge/(release)	23	10	33

Net loans & advances	254,103	65,920	320,023

Customer deposits	123,085	52,687	175,772

Risk weighted assets	64,546	64,622	129,168

March 2015 Half Year
Net interest income	2,278	1,452	3,730

Other operating income	364	216	580
Operating income	2,642	1,668	4,310

Operating expenses	(1,046)	(510)	(1,556)
Profit before credit impairment and income tax	1,596	1,158	2,754

Credit impairment (charge)/release	(195)	(200)	(395)
Profit before income tax	1,401	958	2,359

Income tax expense and non-controlling interests	(420)	(289)	(709)
Cash profit	981	669	1,650

Individual credit impairment charge/(release)	158	176	334

Collective credit impairment charge/(release)	37	24	61

Net loans & advances	229,211	68,431	297,642

Customer deposits	112,906	49,681	162,587

Risk weighted assets	57,310	59,076	116,386

March 2016 Half Year vs March 2015 Half Year
Net interest income	17%	-5%	8%

Other operating income	5%	-1%	2%
Operating income	15%	-5%	7%

Operating expenses	10%	0%	7%
Profit before credit impairment and income tax	19%	-7%	8%

Credit impairment (charge)/release	14%	20%	17%
Profit before income tax	19%	-13%	6%

Income tax expense and non-controlling interests	19%	-13%	6%
Cash profit	19%	-13%	6%

Individual credit impairment charge/(release)	27%	30%	28%

Collective credit impairment charge/(release)	-38%	-58%	-46%

Net loans & advances	11%	-4%	8%

Customer deposits	9%	6%	8%

Risk weighted assets	13%	9%	11%

1.	The March 2016 half includes the contribution from Esanda Dealer Finance portfolio to the date of divestment which was substantially completed by 31 December 2015.

DIVISIONAL RESULTS

Australia

Fred Ohlsson

March 2016 Half Year

AUD M	Retail	C&CB1	Australia Total
Net interest income	2,665	1,373	4,038

Other operating income	381	213	594
Operating income	3,046	1,586	4,632

Operating expenses	(1,154)	(511)	(1,665)
Profit before credit impairment and income tax	1,892	1,075	2,967

Credit impairment (charge)/release	(223)	(239)	(462)
Profit before income tax	1,669	836	2,505

Income tax expense and non-controlling interests	(500)	(252)	(752)
Cash profit	1,169	584	1,753

Individual credit impairment charge/(release)	200	229	429

Collective credit impairment charge/(release)	23	10	33

Net loans & advances	254,103	65,920	320,023

Customer deposits	123,085	52,687	175,772

Risk weighted assets	64,546	64,622	129,168

September 2015 Half Year
Net interest income	2,439	1,458	3,897

Other operating income	382	224	606
Operating income	2,821	1,682	4,503

Operating expenses	(1,088)	(530)	(1,618)
Profit before credit impairment and income tax	1,733	1,152	2,885

Credit impairment (charge)/release	(203)	(255)	(458)
Profit before income tax	1,530	897	2,427

Income tax expense and non-controlling interests	(450)	(271)	(721)
Cash profit	1,080	626	1,706

Individual credit impairment charge/(release)	196	231	427

Collective credit impairment charge/(release)	7	24	31

Net loans & advances	242,333	71,339	313,672

Customer deposits	118,433	50,847	169,280

Risk weighted assets	61,878	66,550	128,428

March 2016 Half Year vs September 2015 Half Year
Net interest income	9%	-6%	4%

Other operating income	0%	-5%	-2%
Operating income	8%	-6%	3%

Operating expenses	6%	-4%	3%
Profit before credit impairment and income tax	9%	-7%	3%

Credit impairment (charge)/release	10%	-6%	1%
Profit before income tax	9%	-7%	3%

Income tax expense and non-controlling interests	11%	-7%	4%
Cash profit	8%	-7%	3%

Individual credit impairment charge/(release)	2%	-1%	0%

Collective credit impairment charge/(release)	large	-58%	6%

Net loans & advances	5%	-8%	2%

Customer deposits	4%	4%	4%

Risk weighted assets	4%	-3%	1%

1.	The March 2016 half includes the contribution from Esanda Dealer Finance portfolio to the date of divestment which was substantially completed by 31 December 2015.

DIVISIONAL RESULTS

Australia

Fred Ohlsson

Cash Profit Results – Esanda Dealer Finance divestment

During the March 2016 half, the Group sold the Esanda Dealer Finance portfolio to Macquarie Group Limited. The tables below show the Australia division and C&CB excluding the contribution of the divested Esanda portfolio from current and prior period earnings. The divestment gain was recognised in TSO and Group Centre. $766 million of Esanda Dealer Finance bailment facilities remain on ANZ’s balance sheet at 31 March 2016 which are scheduled to transition to Macquarie during the third quarter of 2016. As these assets were not subject to equitable assignment and ANZ continues to receive profits prior to migration, the transfer of these residual facilities will not impact the divestment gain.

Australia division excluding Esanda Dealer Finance divestment

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	4,007	3,772	3,600	6%	11%

Other operating income	582	580	555	0%	5%

Operating income	4,589	4,352	4,155	5%	10%

Operating expenses	(1,654)	(1,596)	(1,535)	4%	8%

Profit before credit impairment and income tax	2,935	2,756	2,620	6%	12%

Credit impairment charge	(449)	(397)	(326)	13%	38%

Profit before income tax	2,486	2,359	2,294	5%	8%

Income tax expense and non-controlling interests	(746)	(701)	(689)	6%	8%
Cash profit	1,740	1,658	1,605	5%	8%

Individual credit impairment charge/(release)	415	367	274	13%	51%

Collective credit impairment charge/(release)	34	30	52	13%	-35%

Net loans and advances	319,257	305,607	289,462	4%	10%

C&CB excluding Esanda Dealer Finance divestment

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v.Sep 15	Mar 16 v. Mar 15

Net interest income	1,342	1,333	1,322	1%	2%

Other operating income	201	198	191	2%	5%

Operating income	1,543	1,531	1,513	1%	2%

Operating expenses	(500)	(508)	(489)	-2%	2%

Profit before credit impairment and income tax	1,043	1,023	1,024	2%	2%

Credit impairment charge	(226)	(194)	(131)	16%	73%

Profit before income tax	817	829	893	-1%	-9%

Income tax expense and non-controlling interests	(246)	(251)	(269)	-2%	-9%
Cash profit	571	578	624	-1%	-8%

Individual credit impairment charge/(release)	215	171	116	26%	85%

Collective credit impairment charge/(release)	11	23	15	-52%	-27%

Net loans and advances	65,154	63,274	60,251	3%	8%

Esanda Dealer Finance divestment

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	31	125	130	-75%	-76%

Other operating income	12	26	25	-54%	-52%

Operating income	43	151	155	-72%	-72%

Operating expenses	(11)	(22)	(21)	-50%	-48%

Profit before credit impairment and income tax	32	129	134	-75%	-76%

Credit impairment charge	(13)	(61)	(69)	-79%	-81%

Profit before income tax	19	68	65	-72%	-71%

Income tax expense and non-controlling interests	(6)	(20)	(20)	-70%	-70%
Cash profit	13	48	45	-73%	-71%

Individual credit impairment charge/(release)	14	60	60	-77%	-77%

Collective credit impairment charge/(release)	(1)	1	9	large	large

Net loans and advances[1]	766	8,065	8,180	-91%	-91%

1.	Includes $766 million of Esanda Dealer Finance bailment facilities which are due to migrate to Macquarie during the third quarter of 2016.

DIVISIONAL RESULTS

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DIVISIONAL RESULTS

Institutional

Mark Whelan

Cash profit – March 16 Half Year v March 15 Half Year

¡	Divisional Strategy

The Institutional division provides markets, transaction banking and lending solutions to our institutional clients across Australia, New Zealand, Asia, Europe and America.

The Institutional division’s strategy is focussed on delivering improved returns by: reducing costs through simplifying and streamlining the business; improving capital efficiency through disciplined allocation of capital, including exiting low returning assets; and investing in our higher returning priority businesses, including Markets Sales and Cash Management.

¡	Strategic Progress

As part of our organisational streamlining, FTE reduced to 4,056, a 6% reduction compared with the March 2015 half, while RWAs reduced by $14 billion driven by a targeted reduction of assets that were dilutive to returns. This represents an overall RWA decrease of 7% net of portfolio growth and regulatory requirements.

¡	March 2016 v March 2015

Cash profit decreased by 41%. Excluding specified items1, cash profit decreased 37% driven by a 26% decrease in other operating income, 5% increase in operating expenses (flat on an FX adjusted basis) and higher credit impairment charges.

Key factors affecting the result were:

•	Net interest income improved 4% driven by an 11% increase in Markets and 2% increase in Loans & Specialised Finance. While Transaction Banking was 2% lower, Cash Management delivered an 8% increase offset by Trade which declined 23% largely due to active portfolio reduction. Net interest margin fell 4 bps primarily due to growth in lower margin liquidity portfolios in Markets. Excluding Markets, net interest margin increased 10 bps reflecting the impact of exiting low returning assets.

•	Other operating income decreased by 26%, driven by lower Markets income as a result of widening credit spreads adversely impacting revenue from Balance Sheet trading and lower customer demand for hedging in a benign interest rate environment.

•	Operating expenses increased by 9%. Excluding specified items[1] operating expenses increased by 5% (flat on an FX adjusted basis), with the significant reductions in FTE arising from organisational streamlining offsetting inflationary impacts. The full benefit of this streamlining will extend beyond the current reporting period.

•	Credit impairment charges increased by $235 million, with higher individual credit impairment charges in Loans & Specialised Finance and Trade reflecting weakness associated with low commodity prices in the resources and commodity sectors and related industries. Collective credit impairment charges decreased in Loans & Specialised Finance reflecting the movement of collective provisions to individual provisions.

¡	March 2016 v September 2015

Cash profit decreased by 29%. Excluding specified items1, cash profit decreased 25% primarily driven by a 2% decrease in net interest income, a 2% increase in operating expenses (increased 4% on an FX adjusted basis) and higher credit impairment charges.

Key factors affecting the result were:

•	Net interest income decreased 2% driven by a 6% reduction in Markets, and was broadly flat excluding Markets. Net interest margin decreased 5 bps primarily due to growth in lower margin liquidity portfolios in Markets. Excluding Markets, net interest margin increased 10 bps reflecting the impact of exiting low returning assets.

•	Other operating income was down 4% primarily due to lower fee revenue in Loans & Specialised Finance and lower Commodity income in Markets, partially offset by stronger Foreign Exchange income in Markets.

•	Operating expenses increased by 6%. Excluding specified items[1], operating expenses increased 3% (increased 4% on an FX adjusted basis), with the significant reductions in FTE arising from organisational streamlining partially offsetting inflationary impacts.

•	Credit impairment charges increased by $212 million, with higher individual credit impairment charges on trade loans in Transaction Banking and Loans & Specialised Finance reflecting the impact of deteriorating macro-economic conditions on resources and commodity sectors and related industries. Collective credit impairment charges decreased in Loans & Specialised Finance reflecting the movement of collective provisions to individual provisions.

[1]	Specified items relevant to Institutional are software capitalisation changes and restructuring.

DIVISIONAL RESULTS

Institutional

Mark Whelan

	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Net interest income	1,802	1,844	1,741	-2%	4%

Other operating income	911	948	1,229	-4%	-26%
Operating income	2,713	2,792	2,970	-3%	-9%

Operating expenses	(1,510)	(1,425)	(1,385)	6%	9%
Profit before credit impairment and income tax	1,203	1,367	1,585	-12%	-24%

Credit impairment charge	(323)	(111)	(88)	large	large
Profit before income tax	880	1,256	1,497	-30%	-41%

Income tax expense and non-controlling interests	(248)	(363)	(426)	-32%	-42%
Cash profit	632	893	1,071	-29%	-41%

Consisting of:
Transaction Banking	184	290	296	-37%	-38%

Loans & Specialised Finance	252	379	390	-34%	-35%

Markets	202	255	398	-21%	-49%

Central Functions	(6)	(31)	(13)	-81%	-54%
Cash profit	632	893	1,071	-29%	-41%

Balance Sheet
Net loans & advances	125,610	142,196	144,850	-12%	-13%

Other external assets	275,658	261,308	241,935	5%	14%
External assets	401,268	403,504	386,785	-1%	4%
Customer deposits	176,126	183,040	183,345	-4%	-4%

Other deposits and borrowings	48,991	41,855	51,676	17%	-5%
Deposits and other borrowings	225,117	224,895	235,021	0%	-4%

Other external liabilities	121,768	109,584	93,790	11%	30%
External liabilities	346,885	334,479	328,811	4%	5%
Risk weighted assets	181,889	197,880	195,486	-8%	-7%

Average gross loans and advances	138,972	147,515	142,195	-6%	-2%

Average deposits and other borrowings	233,729	231,655	227,460	1%	3%

Ratios
Return on assets	0.31%	0.45%	0.58%

Net interest margin	1.15%	1.20%	1.19%

Net interest margin (excluding Markets)	2.16%	2.06%	2.06%

Operating expenses to operating income	55.7%	51.0%	46.6%

Operating expenses to average assets	0.74%	0.72%	0.75%
Individual credit impairment charge/(release)	339	114	92	large	large

Individual credit impairment charge/(release) as a % of average GLA	0.49%	0.15%	0.13%

Collective credit impairment charge/(release)	(16)	(3)	(4)	large	large

Collective credit impairment charge/(release) as a % of average GLA	(0.02%)	(0.00%)	(0.01%)

Gross impaired assets	1,281	960	826	33%	55%

Gross impaired assets as a % of GLA	1.01%	0.67%	0.56%
Total full time equivalent staff (FTE)	4,056	4,231	4,319	-4%	-6%

DIVISIONAL RESULTS

Institutional

Mark Whelan

Institutional by Geography

	Half Year			Movement
Australia	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Net interest income	987	1,020	967	-3%	2%

Other operating income	308	331	445	-7%	-31%
Operating income	1,295	1,351	1,412	-4%	-8%

Operating expenses	(665)	(587)	(603)	13%	10%
Profit before credit impairment and income tax	630	764	809	-18%	-22%

Credit impairment (charge)/release	(112)	17	(34)	large	large
Profit before income tax	518	781	775	-34%	-33%

Income tax expense and non-controlling interests	(156)	(232)	(232)	-33%	-33%
Cash profit	362	549	543	-34%	-33%

Individual credit impairment charge/(release)	124	(1)	41	large	large

Collective credit impairment charge/(release)	(12)	(16)	(7)	-25%	71%

Net loans & advances	63,867	64,785	62,491	-1%	2%

Customer deposits	66,634	65,876	62,610	1%	6%

Asia Pacific, Europe, and America
Net interest income	657	670	644	-2%	2%

Other operating income	543	466	601	17%	-10%
Operating income	1,200	1,136	1,245	6%	-4%

Operating expenses	(756)	(750)	(695)	1%	9%
Profit before credit impairment and income tax	444	386	550	15%	-19%

Credit impairment (charge)/release	(207)	(121)	(44)	71%	large
Profit before income tax	237	265	506	-11%	-53%

Income tax expense and non-controlling interests	(57)	(74)	(134)	-23%	-57%
Cash profit	180	191	372	-6%	-52%

Individual credit impairment charge/(release)	212	113	39	88%	large

Collective credit impairment charge/(release)	(5)	8	5	large	large

Net loans & advances	55,244	70,488	74,807	-22%	-26%

Customer deposits	96,168	104,906	107,455	-8%	-11%

New Zealand
Net interest income	158	154	130	3%	22%

Other operating income	60	151	183	-60%	-67%
Operating income	218	305	313	-29%	-30%

Operating expenses	(89)	(88)	(87)	1%	2%
Profit before credit impairment and income tax	129	217	226	-41%	-43%

Credit impairment (charge)/release	(4)	(7)	(10)	-43%	-60%
Profit before income tax	125	210	216	-40%	-42%

Income tax expense and non-controlling interests	(35)	(57)	(60)	-39%	-42%
Cash profit	90	153	156	-41%	-42%

Individual credit impairment charge/(release)	3	2	12	50%	-75%

Collective credit impairment charge/(release)	1	5	(2)	-80%	large

Net loans & advances	6,499	6,923	7,552	-6%	-14%

Customer deposits	13,324	12,258	13,280	9%	0%

DIVISIONAL RESULTS

Institutional

Mark Whelan

Individual credit impairment charge/(release)

	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Transaction Banking	103	42	19	large	large

Loans & Specialised Finance	223	63	34	large	large

Markets	11	9	38	22%	-71%

Central Functions	2	-	1	n/a	100%
Individual credit impairment charge	339	114	92	large	large

Collective credit impairment charge/(release)
	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Transaction Banking	2	(29)	(1)	large	large

Loans & Specialised Finance	(19)	23	(5)	large	large

Markets	1	1	-	0%	n/a

Central Functions	-	2	2	-100%	-100%
Collective credit impairment charge	(16)	(3)	(4)	large	large

Total credit impairment charge	323	111	88	large	large

Net loans and advances
	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Transaction Banking	17,036	26,175	32,683	-35%	-48%
Loans & Specialised Finance	86,849	92,317	89,634	-6%	-3%
Markets	21,487	23,367	22,152	-8%	-3%

Central Functions	238	337	381	-29%	-38%
Net loans and advances	125,610	142,196	144,850	-12%	-13%

Customer deposits
	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Transaction Banking	90,231	94,188	91,066	-4%	-1%

Loans & Specialised Finance	977	785	762	24%	28%

Markets	84,540	87,621	91,064	-4%	-7%

Central Functions	378	446	453	-15%	-17%
Customer deposits	176,126	183,040	183,345	-4%	-4%

DIVISIONAL RESULTS

Institutional

Mark Whelan

March 2016 Half Year

AUD M	Transaction Banking	Loans & Specialised Finance	Markets	Central Functions	Institutional Total
Net interest income	458	764	562	18	1,802

Other operating income	394	58	433	26	911
Operating income	852	822	995	44	2,713

Operating expenses	(477)	(271)	(712)	(50)	(1,510)
Profit before credit impairment and income tax	375	551	283	(6)	1,203

Credit impairment (charge)/release	(105)	(204)	(12)	(2)	(323)
Profit before income tax	270	347	271	(8)	880

Income tax expense and non-controlling interests	(86)	(95)	(69)	2	(248)
Cash profit	184	252	202	(6)	632

Individual credit impairment charge/(release)	103	223	11	2	339

Collective credit impairment charge/(release)	2	(19)	1	-	(16)

Net loans & advances	17,036	86,849	21,487	238	125,610

Customer deposits	90,231	977	84,540	378	176,126

Risk weighted assets	28,889	96,902	54,584	1,514	181,889

March 2015 Half Year
Net interest income	468	750	507	16	1,741

Other operating income	423	64	716	26	1,229
Operating income	891	814	1,223	42	2,970

Operating expenses	(460)	(254)	(647)	(24)	(1,385)
Profit before credit impairment and income tax	431	560	576	18	1,585

Credit impairment (charge)/release	(18)	(29)	(38)	(3)	(88)
Profit before income tax	413	531	538	15	1,497

Income tax expense and non-controlling interests	(117)	(141)	(140)	(28)	(426)
Cash profit	296	390	398	(13)	1,071

Individual credit impairment charge/(release)	19	34	38	1	92

Collective credit impairment charge/(release)	(1)	(5)	-	2	(4)

Net loans & advances	32,683	89,634	22,152	381	144,850

Customer deposits	91,066	762	91,064	453	183,345

Risk weighted assets	41,211	94,601	59,072	602	195,486

March 2016 Half Year vs March 2015 Half Year
Net interest income	-2%	2%	11%	13%	4%
Other operating income	-7%	-9%	-40%	0%	-26%
Operating income	-4%	1%	-19%	5%	-9%

Operating expenses	4%	7%	10%	large	9%
Profit before credit impairment and income tax	-13%	-2%	-51%	large	-24%

Credit impairment (charge)/release	large	large	-68%	-33%	large
Profit before income tax	-35%	-35%	-50%	large	-41%

Income tax expense and non-controlling interests	-26%	-33%	-51%	large	-42%
Cash profit	-38%	-35%	-49%	-54%	-41%

Individual credit impairment charge/(release)	large	large	-71%	100%	large

Collective credit impairment charge/(release)	large	large	n/a	-100%	large

Net loans & advances	-48%	-3%	-3%	-38%	-13%

Customer deposits	-1%	28%	-7%	-17%	-4%

Risk weighted assets	-30%	2%	-8%	large	-7%

DIVISIONAL RESULTS

Institutional

Mark Whelan

March 2016 Half Year

AUD M	Transaction Banking	Loans & Specialised Finance	Markets	Central Functions	Institutional Total
Net interest income	458	764	562	18	1,802

Other operating income	394	58	433	26	911
Operating income	852	822	995	44	2,713

Operating expenses	(477)	(271)	(712)	(50)	(1,510)
Profit before credit impairment and income tax	375	551	283	(6)	1,203

Credit impairment (charge)/release	(105)	(204)	(12)	(2)	(323)
Profit before income tax	270	347	271	(8)	880

Income tax expense and non-controlling interests	(86)	(95)	(69)	2	(248)
Cash profit	184	252	202	(6)	632

Individual credit impairment charge/(release)	103	223	11	2	339

Collective credit impairment charge/(release)	2	(19)	1	-	(16)

Net loans & advances	17,036	86,849	21,487	238	125,610

Customer deposits	90,231	977	84,540	378	176,126

Risk weighted assets	28,889	96,902	54,584	1,514	181,889

September 2015 Half Year
Net interest income	467	769	600	8	1,844

Other operating income	411	90	423	24	948
Operating income	878	859	1,023	32	2,792

Operating expenses	(467)	(264)	(662)	(32)	(1,425)
Profit before credit impairment and income tax	411	595	361	-	1,367

Credit impairment (charge)/release	(13)	(86)	(10)	(2)	(111)
Profit before income tax	398	509	351	(2)	1,256

Income tax expense and non-controlling interests	(108)	(130)	(96)	(29)	(363)
Cash profit	290	379	255	(31)	893

Individual credit impairment charge/(release)	42	63	9	-	114

Collective credit impairment charge/(release)	(29)	23	1	2	(3)

Net loans & advances	26,175	92,317	23,367	337	142,196

Customer deposits	94,188	785	87,621	446	183,040

Risk weighted assets	35,381	101,376	59,738	1,385	197,880

March 2016 Half Year vs September 2015 Half Year
Net interest income	-2%	-1%	-6%	large	-2%

Other operating income	-4%	-36%	2%	8%	-4%
Operating income	-3%	-4%	-3%	38%	-3%

Operating expenses	2%	3%	8%	56%	6%
Profit before credit impairment and income tax	-9%	-7%	-22%	n/a	-12%

Credit impairment (charge)/release	large	large	20%	0%	large
Profit before income tax	-32%	-32%	-23%	large	-30%

Income tax expense and non-controlling interests	-20%	-27%	-28%	large	-32%
Cash profit	-37%	-34%	-21%	-81%	-29%

Individual credit impairment charge/(release)	large	large	22%	n/a	large

Collective credit impairment charge/(release)	large	large	0%	-100%	large

Net loans & advances	-35%	-6%	-8%	-29%	-12%

Customer deposits	-4%	24%	-4%	-15%	-4%

Risk weighted assets	-18%	-4%	-9%	9%	-8%

DIVISIONAL RESULTS

Institutional

Mark Whelan

Analysis of Markets operating income

	Half Year			Movement
Composition of Markets operating income by business activity	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Sales[1]	549	577	668	-5%	-18%

Trading[2]	303	307	296	-1%	2%

Balance sheet[3]	143	139	259	3%	-45%
Markets operating income	995	1,023	1,223	-3%	-19%
1.	Sales represents direct client flow business on core products such as fixed income, foreign exchange, commodities and capital markets.
2.	Trading primarily represents management of the Group’s strategic positions and those taken as part of direct client sales flow.
3.	Balance sheet represents hedging of interest rate risk on the Group’s loan and deposit books and the management of the Group’s liquidity portfolio.

	Half Year			Movement
Composition of Markets operating income by geography	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Australia	373	405	461	-8%	-19%

Asia Pacific, Europe & America	549	458	594	20%	-8%

New Zealand	73	160	168	-54%	-57%
Markets operating income	995	1,023	1,223	-3%	-19%

The March 2016 half has been characterised by high volatility driven by uncertainty around the US dollar, timing of US interest rate announcements, falling commodity prices and growing uncertainty surrounding the global economy. The resulting volatility, together with low interest rates has resulted in challenging market conditions and reduced customer demand for hedging. The market continues to be impacted by the widening of credit spreads which began late in the September 2015 half.

¡	March 2016 v March 2015

Markets operating income decreased by $228 million (-19%). Key factors affecting the results were:

•	Sales income decreased by $119 million (-18%) due to lower rates and foreign exchange income from reduced demand for hedging products, lower commodity income due to declining demand for gold from Asian customers and lower Capital Markets income as a result of reduced demand for structured funding.

•	Trading income increased by $7 million (2%) with higher income from foreign exchange and credit trading, partially offset by lower trading income from rates products.

•	Balance sheet income decreased by $116 million (-45%) driven by the fall in market values of the liquidity portfolio due to widening credit spreads.
¡	March 2016 v September 2015

Markets operating income decreased by $28 million (-3%). Key factors affecting the results were:

•	Sales income decreased by $28 million (-5%) with lower commodity income due to declining demand for gold from Asian customers, partially offset by higher foreign exchange income from increased customer demand as a depreciating Chinese Yuan resulted in customers seeking to hedge their foreign exchange exposures.

•	Trading income decreased by $4 million (-1%) with increased foreign exchange income being offset by lower income from rates products.

•	Balance Sheet income increased by $4 million (3%) reflecting growth in the liquidity portfolio, partially offset by a marginal widening of credit spreads.

DIVISIONAL RESULTS

Institutional

Mark Whelan

Market risk

Traded market risk

Below are aggregate Value at Risk (VaR) exposures at 99% confidence level covering both physical and derivative trading positions for ANZ’s principal trading centres. All figures are in AUD.

99% confidence level (1 day holding period)

	As at	High for period	Low for period	Avg for period	As at	High for year	Low for year	Avg for year
	Mar 16 $M	Mar 16 $M	Mar 16 $M	Mar 16 $M	Sep 15 $M	Sep 15 $M	Sep 15 $M	Sep 15 $M
Value at Risk at 99% confidence

Foreign exchange	5.9	11.4	2.6	5.6	5.0	18.2	2.8	7.9

Interest rate	9.0	20.1	6.9	11.3	10.1	20.2	4.8	9.3

Credit	2.7	4.6	2.4	3.0	3.5	5.4	2.9	3.8

Commodities	1.2	2.5	1.0	1.7	1.6	3.6	1.3	2.4

Equity	0.1	2.0	0.1	0.2	2.5	6.3	0.1	1.1

Diversification benefit	(8.0)	n/a	n/a	(6.2)	(6.0)	n/a	n/a	(13.2)
Total VaR	10.9	25.4	8.7	15.6	16.7	19.7	6.9	11.3

Non-traded interest rate risk

Non-traded interest rate risk is managed by Markets and relates to the potential adverse impact of changes in market interest rates on future net interest income for the Group. Interest rate risk is reported using various techniques including VaR and scenario analysis to a 1% rate shock.

99% confidence level (1 day holding period)

	As at	High for period	Low for period	Avg for period	As at	High for year	Low for year	Avg for year
	Mar 16 $M	Mar 16 $M	Mar 16 $M	Mar 16 $M	Sep 15 $M	Sep 15 $M	Sep 15 $M	Sep 15 $M
Value at Risk at 99% confidence

Australia	31.9	31.9	28.0	29.7	25.4	38.5	21.2	27.2

New Zealand	8.8	11.0	8.8	9.6	9.7	11.4	8.9	10.2

Asia Pacific, Europe & America	16.1	17.3	15.1	16.2	14.4	14.4	7.9	10.4

Diversification benefit	(23.0)	n/a	n/a	(22.3)	(16.8)	n/a	n/a	(14.8)
Total VaR	33.8	35.4	31.3	33.2	32.7	37.4	28.6	33.0

Impact of 1% rate shock on the next 12 months’ net interest income

	As at

	Mar 16	Sep 15
As at period end	0.27%	0.61%

Maximum exposure	0.48%	1.36%

Minimum exposure	0.00%	0.45%

Average exposure (in absolute terms)	0.28%	0.93%

DIVISIONAL RESULTS

New Zealand

David Hisco

New Zealand’s result and commentary are reported in NZD. AUD results are shown on page 73.

Cash profit – March 2016 Half Year v March 2015 Half Year

¡	Divisional Strategy

The division’s strategy is to help New Zealanders achieve more by offering unrivalled connections across the region and the best combination of convenience, service and price.

¡	Strategic Progress

We maintained our momentum and continued to see lending and deposit growth in the half. Our gross impaired assets ratio has reduced due to improved credit quality in the portfolio and our cost to income ratio continued to trend downwards, underpinned by continued benefits from our simplification strategy.

Retail has grown customer numbers in 2016 and continues to be the biggest mortgage lender1 across all major cities. We have grown market share2 across key products including Home Loans and Household Deposits. We introduced new digital services for our customers including goMoneyTM Wallet for Android users, self-service password resets and self-service funds transfers for KiwiSaver on Internet Banking. Combined with the new digital capabilities, the focus on having the best people in the right locations is showing results, with growth in the key Auckland and Christchurch markets and the migrant and Small Business Banking customer segments.

Commercial has continued to see good lending and deposit growth in target markets. Portfolio quality and supporting customers continues to be the key focus in the agricultural market. Our network of frontline specialists has played a leading role in delivering business and industry specific insights. The focus on simplification continues to deliver improved efficiency for staff and make banking easier for customers.

¡	March 2016 v March 2015

Cash profit increased 3%. Excluding the software capitalisation changes, cash profit increased 5% primarily driven by lending and deposit volume growth and disciplined expense management, partly offset by higher credit impairment charges.

Key factors affecting the result were:

•	Net interest income increased 2%, primarily due to growth in lending. Average gross loans and advances grew 9%, with growth across both the housing and non-housing portfolios. Net interest margin contracted 15 bps driven by competition for lending assets, unfavourable lending mix with customers continuing to favour lower margin fixed rate products, and the impact of capital notes issued in March 2015.

•	Other operating income increased 11% driven by the gain on sale of a fixed asset and volume driven growth in fee income.

•	Operating expenses decreased 1%. Excluding software capitalisation changes, operating expenses decreased 3% with productivity gains more than offsetting inflationary and investment impacts.

•	Credit impairment charges increased NZD 26 million to NZD 46 million. The individual credit impairment charge increased NZD 24 million primarily driven by lower write-backs in Commercial. The collective provision was NZD 2 million lower.

¡	March 2016 v September 2015

Cash profit increased 3%. Excluding the software capitalisation changes, cash profit increased 4% with lending driven growth in income and disciplined expense management offsetting higher credit impairment charges.

Key factors affecting the result were:

•	Net interest income increased 1%, due to lending growth. Average gross loans and advances grew 4%, with growth across both the housing and non-housing portfolios. Net interest margin contracted 7 bps driven by lending competition and unfavourable lending mix, with customers continuing to favour lower margin fixed rate products.

•	Other operating income increased 8% driven by gain on sale of a fixed asset.

•	Operating expenses remained flat. Excluding software capitalisation changes, operating expenses decreased 2% due to disciplined cost management with productivity gains more than offsetting inflationary and investment impacts.

•	Credit impairment charges increased NZD 7 million. The individual credit impairment charge increased NZD 12 million due to lower write-backs, partly offset by lower provisions raised in the mortgage portfolio. The collective impairment charge was NZD 5 million lower driven by portfolio improvement.

1.	Source: Core Logic (mortgage registrations) February 2016.

2.	Source: RBNZ March 2016.

DIVISIONAL RESULTS

New Zealand

David Hisco

Table reflects NZD for New Zealand

AUD results shown on page 73

	Half Year			Movement
	Mar 16 NZD M	Sep 15 NZD M	Mar 15 NZD M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Net interest income	1,270	1,257	1,242	1%	2%

Other operating income	217	201	196	8%	11%

Operating income	1,487	1,458	1,438	2%	3%

Operating expenses	(571)	(572)	(576)	0%	-1%

Profit before credit impairment and income tax	916	886	862	3%	6%

Credit impairment (charge)/release	(46)	(39)	(20)	18%	large

Profit before income tax	870	847	842	3%	3%

Income tax expense and non-controlling interests	(244)	(237)	(236)	3%	3%
Cash profit	626	610	606	3%	3%

Consisting of:

Retail	395	369	365	7%	8%

Commercial	221	237	242	-7%	-9%

Central Functions	10	4	(1)	large	large
Cash profit	626	610	606	3%	3%

Balance Sheet

Net loans & advances	107,845	104,756	99,518	3%	8%

Other external assets	3,536	3,514	3,699	1%	-4%

External assets	111,381	108,270	103,217	3%	8%

Customer deposits	69,140	65,689	61,427	5%	13%

Other deposits and borrowings	5,451	4,963	6,273	10%	-13%

Deposits and other borrowings	74,591	70,652	67,700	6%	10%

Other external liabilities	19,356	21,503	19,749	-10%	-2%

External liabilities	93,947	92,155	87,449	2%	7%

Risk weighted assets	60,134	59,024	55,006	2%	9%

Average gross loans and advances	106,705	102,629	98,262	4%	9%

Average deposits and other borrowings	73,170	69,602	66,622	5%	10%

Ratios

Return on assets	1.14%	1.15%	1.20%

Net interest margin	2.37%	2.44%	2.52%

Operating expenses to operating income	38.4%	39.2%	40.1%

Operating expenses to average assets	1.04%	1.08%	1.14%

Individual credit impairment charge/(release)	47	35	23	34%	large

Individual credit impairment charge/(release) as a % of average GLA	0.09%	0.07%	0.05%

Collective credit impairment charge/(release)	(1)	4	(3)	large	-67%

Collective credit impairment charge/(release) as a % of average GLA	(0.00%)	0.01%	(0.01%)

Gross impaired assets	302	372	443	-19%	-32%

Gross impaired assets as a % of GLA	0.28%	0.35%	0.44%

Total full time equivalent staff (FTE)	5,022	5,074	5,096	-1%	-1%

DIVISIONAL RESULTS

New Zealand

David Hisco

Individual credit impairment charge/(release)	Half Year			Movement
	Mar 16 NZD M	Sep 15 NZD M	Mar 15 NZD M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Retail	26	29	25	-10%	4%

Home Loans	(2)	4	2	large	large

Other	28	25	23	12%	22%

Commercial	21	6	(2)	large	large
Individual credit impairment charge	47	35	23	34%	large

Collective credit impairment charge/(release)	Half Year			Movement
	Mar 16 NZD M	Sep 15 NZD M	Mar 15 NZD M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Retail	2	7	(3)	-71%	large

Home Loans	(2)	(3)	(2)	-33%	0%

Other	4	10	(1)	-60%	large

Commercial	(3)	(3)	-	0%	n/a
Collective credit impairment charge/(release)	(1)	4	(3)	large	-67%

Total credit impairment charge	46	39	20	18%	large

Net loans and advances	As at			Movement
	Mar 16 NZD M	Sep 15 NZD M	Mar 15 NZD M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Retail	67,708	65,422	61,917	4%	9%

Home Loans	63,794	61,508	58,152	4%	10%

Other	3,914	3,914	3,765	0%	4%

Commercial	40,137	39,334	37,601	2%	7%
Net loans and advances	107,845	104,756	99,518	3%	8%

Customer deposits	As at			Movement
	Mar 16 NZD M	Sep 15 NZD M	Mar 15 NZD M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Retail	55,994	53,407	49,834	5%	12%

Commercial	13,146	12,282	11,593	7%	13%
Customer deposits	69,140	65,689	61,427	5%	13%

DIVISIONAL RESULTS

New Zealand

David Hisco

March 2016 Half Year

NZD M	Retail	Commercial	Central Functions	New Zealand Total

Net interest income	818	445	7	1,270

Other operating income	195	8	14	217

Operating income	1,013	453	21	1,487

Operating expenses	(436)	(128)	(7)	(571)

Profit before credit impairment and income tax	577	325	14	916

Credit impairment (charge)/release	(28)	(18)	-	(46)

Profit before income tax	549	307	14	870

Income tax expense and non-controlling interests	(154)	(86)	(4)	(244)
Cash profit	395	221	10	626

Individual credit impairment charge/(release)	26	21	-	47

Collective credit impairment charge/(release)	2	(3)	-	(1)

Net loans & advances	67,708	40,137	-	107,845

Customer deposits	55,994	13,146	-	69,140

Risk weighted assets	29,117	30,452	565	60,134

March 2015 Half Year

Net interest income	781	452	9	1,242

Other operating income	187	9	-	196

Operating income	968	461	9	1,438

Operating expenses	(440)	(126)	(10)	(576)

Profit before credit impairment and income tax	528	335	(1)	862

Credit impairment (charge)/release	(22)	2	-	(20)

Profit before income tax	506	337	(1)	842

Income tax expense and non-controlling interests	(141)	(95)	-	(236)
Cash profit	365	242	(1)	606

Individual credit impairment charge/(release)	25	(2)	-	23

Collective credit impairment charge/(release)	(3)	-	-	(3)

Net loans & advances	61,917	37,601	-	99,518

Customer deposits	49,834	11,593	-	61,427

Risk weighted assets	27,914	26,403	689	55,006

March 2016 Half Year vs March 2015 Half Year

Net interest income	5%	-2%	-22%	2%

Other operating income	4%	-11%	n/a	11%

Operating income	5%	-2%	large	3%

Operating expenses	-1%	2%	-30%	-1%

Profit before credit impairment and income tax	9%	-3%	large	6%

Credit impairment (charge)/release	27%	large	n/a	large

Profit before income tax	8%	-9%	large	3%

Income tax expense and non-controlling interests	9%	-9%	n/a	3%
Cash profit	8%	-9%	large	3%

Individual credit impairment charge/(release)	4%	large	n/a	large

Collective credit impairment charge/(release)	large	n/a	n/a	-67%

Net loans & advances	9%	7%	n/a	8%

Customer deposits	12%	13%	n/a	13%

Risk weighted assets	4%	15%	-18%	9%

DIVISIONAL RESULTS

New Zealand

David Hisco

March 2016 Half Year
NZD M	Retail	Commercial	Central Functions	New Zealand Total

Net interest income	818	445	7	1,270

Other operating income	195	8	14	217

Operating income	1,013	453	21	1,487

Operating expenses	(436)	(128)	(7)	(571)

Profit before credit impairment and income tax	577	325	14	916

Credit impairment (charge)/release	(28)	(18)	-	(46)

Profit before income tax	549	307	14	870

Income tax expense and non-controlling interests	(154)	(86)	(4)	(244)
Cash profit	395	221	10	626

Individual credit impairment charge/(release)	26	21	-	47

Collective credit impairment charge/(release)	2	(3)	-	(1)

Net loans & advances	67,708	40,137	-	107,845

Customer deposits	55,994	13,146	-	69,140

Risk weighted assets	29,117	30,452	565	60,134

September 2015 Half Year

Net interest income	794	453	10	1,257

Other operating income	195	8	(2)	201

Operating income	989	461	8	1,458

Operating expenses	(439)	(130)	(3)	(572)

Profit before credit impairment and income tax	550	331	5	886

Credit impairment (charge)/release	(36)	(3)	-	(39)

Profit before income tax	514	328	5	847

Income tax expense and non-controlling interests	(145)	(91)	(1)	(237)
Cash profit	369	237	4	610

Individual credit impairment charge/(release)	29	6	-	35

Collective credit impairment charge/(release)	7	(3)	-	4

Net loans & advances	65,422	39,334	-	104,756

Customer deposits	53,407	12,282	-	65,689

Risk weighted assets	29,029	29,224	771	59,024

March 2016 Half Year vs September 2015 Half Year

Net interest income	3%	-2%	-30%	1%

Other operating income	0%	0%	large	8%

Operating income	2%	-2%	large	2%

Operating expenses	-1%	-2%	large	0%

Profit before credit impairment and income tax	5%	-2%	large	3%

Credit impairment (charge)/release	-22%	large	n/a	18%

Profit before income tax	7%	-6%	large	3%

Income tax expense and non-controlling interests	6%	-5%	large	3%
Cash profit	7%	-7%	large	3%

Individual credit impairment charge/(release)	-10%	large	n/a	34%

Collective credit impairment charge/(release)	-71%	0%	n/a	large

Net loans & advances	4%	2%	n/a	3%

Customer deposits	5%	7%	n/a	5%

Risk weighted assets	0%	4%	-27%	2%

DIVISIONAL RESULTS

New Zealand

David Hisco

Table reflects AUD for New Zealand

NZD results shown on page 69

	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Net interest income	1,172	1,155	1,162	1%	1%

Other operating income	201	185	183	9%	10%

Operating income	1,373	1,340	1,345	2%	2%

Operating expenses	(527)	(525)	(539)	0%	-2%

Profit before credit impairment and income tax	846	815	806	4%	5%

Credit impairment (charge)/release	(42)	(36)	(19)	17%	large

Profit before income tax	804	779	787	3%	2%

Income tax expense and non-controlling interests	(226)	(218)	(221)	4%	2%
Cash profit	578	561	566	3%	2%

Consisting of:

Retail	365	340	341	7%	7%

Commercial	204	217	226	-6%	-10%

Central Functions	9	4	(1)	large	large
Cash profit	578	561	566	3%	2%

Balance Sheet

Net loans & advances	97,217	95,211	97,679	2%	0%

Other external assets	3,187	3,194	3,631	0%	-12%

External assets	100,404	98,405	101,310	2%	-1%

Customer deposits	62,327	59,703	60,293	4%	3%

Other deposits and borrowings	4,913	4,511	6,157	9%	-20%

Deposits and other borrowings	67,240	64,214	66,450	5%	1%

Other external liabilities	17,449	19,545	19,384	-11%	-10%

External liabilities	84,689	83,759	85,834	1%	-1%

Risk weighted assets	54,208	53,646	53,990	1%	0%

Average gross loans and advances	98,495	94,362	91,908	4%	7%

Average deposits and other borrowings	67,540	63,996	62,314	6%	8%

Ratios

Return on assets	1.14%	1.15%	1.20%

Net interest margin	2.37%	2.44%	2.52%

Operating expenses to operating income	38.4%	39.2%	40.1%

Operating expenses to average assets	1.04%	1.08%	1.14%

Individual credit impairment charge/(release)	43	32	22	34%	95%

Individual credit impairment charge/(release) as a % of average GLA	0.09%	0.07%	0.05%

Collective credit impairment charge/(release)	(1)	4	(3)	large	-67%

Collective credit impairment charge/(release) as a % of average GLA	(0.00%)	0.01%	(0.01%)

Gross impaired assets	273	338	434	-19%	-37%

Gross impaired assets as a % of GLA	0.28%	0.35%	0.44%

Total full time equivalent staff (FTE)	5,022	5,074	5,096	-1%	-1%

DIVISIONAL RESULTS

Wealth

Alexis George, David Hisco & Fred Ohlsson

Cash profit – March 2016 Half Year v March 2015 Half Year

¡	Divisional Strategy

Wealth provides a range of solutions to customers across Australia, New Zealand and Asia to make it easier for them to connect with, protect and grow their wealth. Wealth serves over 2.5 million customers and manages $67 billion in investment and retirement savings. Wealth continues to deliver solutions that are aligned to ANZ’s strategy to improve our customer experience.

¡	Strategic Progress

Wealth continues to invest in strategic growth initiatives to help our customers better connect with, protect and grow their financial well-being. These initiatives include digital platforms that better connect customers to their wealth; solutions for self-directed customers and programs to leverage capabilities to deliver service and scale efficiencies.

Our offerings include ANZ Smart Choice Super, a simple and direct retirement savings solution, and Grow by ANZTM, our award winning digital app that brings banking, share investments, superannuation and insurance, together in one place. Customers can access ANZ’s wealth solutions through our team of qualified financial planners and advisers, online and mobile platforms, ANZ Private Bankers and ANZ’s branch network.

The Insurance business’s momentum remained positive despite growing challenges in the life insurance industry. Our presence is strong across all areas of direct, group and retail insurance with an ongoing focus on optimising the product mix. Funds Management has embraced the changing regulatory environment to reshape the business, simplifying operational processes and delivering solutions like ANZ Smart Choice Super and ANZ KiwiSaver. We are strengthening our Private Wealth offerings by building core investment advice capabilities and developing a suite of investment solutions.

¡	March 2016 v March 2015

Cash profit decreased by 1%. Excluding specified items1, cash profit increased by 4% primarily driven by favourable group lapse experience and growth in average customer deposits and average net loans and advances.

Key factors affecting the result were:

•	Excluding the one-off $9 million pre-tax loss on the sale of the New Zealand medical business this half (nil impact on after tax basis),
Insurance operating income grew by 8%, reflecting favourable direct and group lapse experience, partially offset by adverse claims experience.

•	Funds Management operating income decreased by 3%, primarily driven by a shift in business towards lower margin products and market volatility.

•	Private Wealth operating income increased by 12%, driven by growth in average customer deposits and average net loans and advances.

•	Operating expenses increased 8%. Excluding specified items1, operating expenses increased by 4%, due to inflationary growth and spend on strategic projects, partially offset by efficiency initiatives.

¡	March 2016 v September 2015

Cash profit decreased by 25%. Excluding specified items1, along with the $56 million one-off tax consolidation benefit in the September 2015 half, cash profit decreased by 6% primarily driven by volatile investment markets and increased spend on strategic projects.

Key factors affecting the result were:

•	Excluding the one-off $9 million pre-tax loss on the sale of the New Zealand medical business this half (nil on after tax basis), Insurance operating income grew 3% driven by growth in life insurance in-force premiums and improved group and retail lapse experience. This performance contributed to a 6% uplift in the Embedded Value (gross of transfers).

•	Funds Management operating income decreased by 5%, primarily driven by a shift in business towards lower margin products and market volatility.

•	Private Wealth income increased by 10%, reflecting increased volumes with average customer deposits and average gross loans and advances growing by 7% and 8% respectively.

•	Operating expenses increased 8%. Excluding specified items1, operating expenses increased by 5%, due to inflationary growth and spend on strategic projects, partially offset by efficiency initiatives.

[1]	Specified items relevant to Wealth are software capitalisation changes and restructuring.

DIVISIONAL RESULTS

Wealth
Alexis George, David Hisco & Fred Ohlsson
	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	101	91	89	11%	13%

Other operating income	52	60	63	-13%	-17%

Net funds management and insurance income	727	730	699	0%	4%

Operating income	880	881	851	0%	3%

Operating expenses	(521)	(481)	(484)	8%	8%

Profit before credit impairment and income tax	359	400	367	-10%	-2%

Credit impairment (charge)/release	-	(1)	1	-100%	-100%

Profit before income tax	359	399	368	-10%	-2%

Income tax expense and non-controlling interests	(98)	(53)	(105)	85%	-7%
Cash profit	261	346	263	-25%	-1%

Consisting of:

Business Units

Insurance	151	155	144	-3%	5%

Funds Management	58	79	79	-27%	-27%

Private Wealth	53	51	44	4%	20%

Corporate and Other[1]	(1)	61	(4)	large	-75%
Total Wealth	261	346	263	-25%	-1%

Australia	194	285	202	-32%	-4%

New Zealand	63	64	62	-2%	2%

Asia Pacific, Europe & America	4	(3)	(1)	large	large
Total Wealth	261	346	263	-25%	-1%

Income from invested capital[2]	65	59	55	10%	18%

Key metrics

In-force premiums[3]	2,071	2,217	2,154	-7%	-4%

Funds under management	66,522	65,392	68,405	2%	-3%

Average funds under management	66,810	66,993	64,615	0%	3%

Net loans and advances	6,573	6,468	6,163	2%	7%

Customer deposits	18,945	18,467	17,357	3%	9%

Average gross loans and advances	6,654	6,157	5,725	8%	16%

Average customer deposits	19,096	17,922	15,639	7%	22%

Risk weighted assets	4,391	4,291	4,174	2%	5%

Ratios

Operating expenses to operating income	59.2%	54.6%	56.9%

Insurance expenses to in-force premiums

Australia	12.1%	9.9%	10.3%

New Zealand	35.2%	35.4%	32.1%

Retail Insurance lapse rates

Australia[4]	13.0%	14.0%	12.6%

New Zealand	14.8%	16.8%	14.3%

Funds Management expenses to average FUM[5]

Australia	0.58%	0.51%	0.51%

New Zealand	0.27%	0.28%	0.31%
Total full time equivalent staff (FTE)	2,385	2,481	2,530	-4%	-6%
Aligned adviser numbers[6]	1,785	1,819	1,823	-2%	-2%

1.	Corporate and Other includes a one-off tax consolidation benefit of $56 million in September 2015.

2.	Income from invested capital represents after tax revenue generated from investing all Insurance and Funds Management business’s capital balances held for regulatory purposes. The invested capital as at 31 March 2016 was $3.7 billion (Sep 15 & Mar 15: $3.6 billion), which comprises fixed interest securities of 47% and cash deposits of 53% (Sep 15 & Mar 15: 49% fixed interest securities and 51% cash deposits).

3.	In-force premiums reflect the impact of ceasing the underwriting of new home, content, travel and motor insurance in the September 2015 half and the disposal of the New Zealand medical business in the March 2016 half.

4.	A definition change to the retail insurance lapse rate was implemented in the Sep 15 half to reflect the inclusion of partial premium reductions within the policy renewal period. Comparatives have been restated to align with the revised methodology.

5.	Funds Management expense and FUM only relates to Pensions & Investments business.

6.	Includes corporate authorised representatives of dealer groups wholly or partially owned by ANZ Wealth Australia and ANZ employed financial planners.

DIVISIONAL RESULTS

Wealth
Alexis George, David Hisco & Fred Ohlsson

Major business units
	Half Year			Movement
Insurance	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	15	15	17	0%	-12%

Other operating income	(9)	-	-	n/a	n/a

Insurance income	493	500	469	-1%	5%

Insurance volume related expenses	(150)	(167)	(154)	-10%	-3%
Operating income	349	348	332	0%	5%

Operating expenses	(144)	(134)	(132)	7%	9%
Profit before income tax	205	214	200	-4%	3%

Income tax expense and non-controlling interests	(54)	(59)	(56)	-8%	-4%
Cash profit	151	155	144	-3%	5%

	Half Year			Movement
Funds Management	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	16	15	15	7%	7%

Other operating income	36	35	37	3%	-3%

Funds management income	409	437	431	-6%	-5%

Funds management volume related expenses	(185)	(197)	(199)	-6%	-7%
Operating income	276	290	284	-5%	-3%

Operating expenses	(194)	(181)	(171)	7%	13%
Profit before income tax	82	109	113	-25%	-27%

Income tax expense and non-controlling interests	(24)	(30)	(34)	-20%	-29%
Cash profit	58	79	79	-27%	-27%

	Half Year			Movement
Private Wealth	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Net interest income	90	81	79	11%	14%

Other operating income	20	17	19	18%	5%

Net funds management income	29	28	26	4%	12%
Operating income	139	126	124	10%	12%

Operating expenses	(64)	(52)	(63)	23%	2%
Profit before credit impairment and income tax	75	74	61	1%	23%

Credit impairment charge	-	(1)	1	-100%	-100%
Profit before income tax	75	73	62	3%	21%

Income tax expense and non-controlling interests	(22)	(22)	(18)	0%	22%
Cash profit	53	51	44	4%	20%

DIVISIONAL RESULTS

Wealth

Alexis George, David Hisco & Fred Ohlsson

	Half Year			Movement

Operating expenses by business unit	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Insurance	144	134	132	7%	9%

Funds Management	194	181	171	7%	13%

Private Wealth	64	52	63	23%	2%

Corporate and Other	119	114	118	4%	1%
Total	521	481	484	8%	8%

	Half Year			Movement
Operating expenses by geographic region	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia	423	381	387	11%	9%

New Zealand	68	68	65	0%	5%

Asia Pacific, Europe & America	30	32	32	-6%	-6%
Total	521	481	484	8%	8%

	Half Year			Movement

Insurance operating margin	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Life Insurance Planned profit margin Group & Individual	72	78	66	-8%	9%

Experience profit/(loss)[1]	4	1	4	large	0%

General Insurance operating profit margin	51	50	47	2%	9%
Australia	127	129	117	-2%	9%
Life Insurance Planned profit margin Individual	20	23	24	-13%	-17%

Experience profit/(loss)[1]	4	3	3	33%	33%
New Zealand	24	26	27	-8%	-11%
Total	151	155	144	-3%	5%

1.	Experience profit/(loss) variations are gains or losses arising from actual experience differing from plan.

	As at			Movement

Insurance annual in-force premiums	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Group	439	423	390	4%	13%

Individual	1,297	1,284	1,246	1%	4%

General Insurance	335	510	518	-34%	-35%
Total	2,071	2,217	2,154	-7%	-4%

Insurance annual in-force premiums by region

Australia	1,904	2,026	1,955	-6%	-3%

New Zealand	167	191	199	-13%	-16%
Total	2,071	2,217	2,154	-7%	-4%

Insurance in-force book movement	Sep 15 $M	New business $M2	Lapses $M	Mar 16 $M
Group	423	31	(15)	439

Individual[3]	1,284	108	(95)	1,297

General Insurance[3]	510	53	(228)	335
Total	2,217	192	(338)	2,071

Insurance in-force book movement by region

Australia[3]	2,026	179	(301)	1,904

New Zealand[3]	191	13	(37)	167
Total	2,217	192	(338)	2,071

2.	New business includes the impact of foreign currency gains/ (losses) on translation.

3.	Lapses for General Insurance and Australia include the impact of ceasing the underwriting new home, content, travel and motor insurance in Sep 15 half. Lapses for Individual and New Zealand include the impact of the disposal of the New Zealand medical business in the Mar 16 half.

DIVISIONAL RESULTS

Wealth

Alexis George, David Hisco & Fred Ohlsson

	As at			Movement

Funds under management	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Funds under management - average	66,810	66,993	64,615	0%	3%

Funds under management - end of period	66,522	65,392	68,405	2%	-3%

Composed of:

Australian equities	15,955	16,124	18,040	-1%	-12%

International equities	17,001	17,596	18,533	-3%	-8%

Cash and fixed interest	29,136	27,653	27,583	5%	6%

Property and infrastructure	4,430	4,019	4,249	10%	4%
Total	66,522	65,392	68,405	2%	-3%

	As at			Movement

Funds under management by region	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Australia	48,828	48,874	51,369	0%	-5%

New Zealand	17,694	16,518	17,036	7%	4%
Total	66,522	65,392	68,405	2%	-3%

Funds Management cash flows by product	Sep 15 $M	In- flows	Out- flows	Other[1]	Mar 16 $M

OneAnswer Frontier	8,677	818	(475)	146	9,166

ANZ Smart Choice	4,254	1,183	(489)	4,862	9,810

Oasis Voyage	1,708	205	(72)	51	1,892

Private Wealth - Australia	2,073	293	(133)	(35)	2,198

KiwiSaver	6,817	732	(260)	221	7,510

Private Wealth - New Zealand	4,976	529	(294)	68	5,279

Other New Zealand	4,725	833	(699)	46	4,905

Retail	20,223	430	(1,317)	(32)	19,304

Employer Super	11,939	109	(806)	(4,784)	6,458
Total	65,392	5,132	(4,545)	543	66,522
1.	Other includes investment income net of taxes, fees and charges, distributions and the impact of foreign currency translations. It also includes the transition of funds under management from Employer Super to ANZ Smart Choice of approximately $5 billion, as a result of regulatory changes in the industry.

Embedded value and value of new business (insurance and investments only)	Australia $M	New Zealand $M	Total $M

Embedded value as at September 2015[1]	4,012	554	4,566

Value of new business[2]	62	14	76

Expected return[3]	162	24	186

Experience deviations and assumption changes[4]	29	-	29
Embedded value before economic assumption changes and net transfer	4,265	592	4,857

Economic assumptions change	(4)	7	3

Net transfer[5]	206	(91)	115
Embedded value as at March 2016	4,467	508	4,975
1.	Embedded value represents the present value of future profits and releases of capital arising from the business in-force at the valuation date, and adjusted net assets. It is determined using best estimate assumptions with franking credits included at 70% of face value. Projected cash flows have been discounted using capital asset pricing model risk discount rates of 7.50%-9.25%. ANZ Lenders Mortgage Insurance business is not included in the valuation.

2.	Value of new business represents the present value of future profits less the cost of capital arising from new business written over the period.

3.	Expected return represents the expected increase in value over the period.

4.	Experience deviations and assumption changes arise from deviations and changes to best estimate assumptions underlying the prior period embedded value. Improvement in retention in Insurance business has led to favourable results for the Australian business partially offset by adverse movement from the investment market.

5.	Net transfer represents the net capital movements over the period including capital injections, transfer of cash dividends and value of franking credits. There was a $400 million capital injection from the parent entity, partially offset by $238 million of cash dividends and $47 million of franking credits transferred to the parent entity.

DIVISIONAL RESULTS

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DIVISIONAL RESULTS

Asia Retail & Pacific

David Hisco

Cash Profit – March 2016 Half Year v March 2015 Half Year

¡	Divisional Strategy

Asia Retail provides banking and wealth management services to affluent and emerging affluent retail customers across nine Asian countries. Pacific provides a full range of banking products and services to retail and commercial customers.

¡	Strategic Progress

The division continues to work on improving profitability, through simplification, digitisation and process re-engineering. A strategic review of Asia Retail is now underway.

¡	March 2016 v March 2015

Cash profit decreased 46%. Excluding specified items1, cash profit decreased 40%. Key factors affecting the result were:

•	Net interest income increased 13% due to growth in lending. Average gross loans and advances grew 12% with growth in non-housing portfolios. Deposit growth of 7% was driven by transactional accounts. Net interest margin increased 2 bps driven by deposit repricing.

•	Other operating income increased 5% due to increased Markets revenue from customer sales in the Pacific.

•	Operating expenses increased 7%. Excluding specified items[1], operating expenses increased $19 million (5%) due to infrastructure and compliance related projects in Asia.

•	Credit impairment charges increased $81 million due to increased individual impairment charges in Asia this half, and a non-recurring provision release of $53 million during the March 2015 half in Asia Retail.

¡	March 2016 v September 2015

Cash profit increased 18%. Excluding specified items1, cash profit decreased 31%. Key factors affecting the result were:

•	Net interest income increased 4% due to growth in lending. Average gross loans and advances grew 3% with growth in non-housing portfolios. Net interest margin increased 5 bps driven by deposit repricing.

•	Other operating income decreased 2%, due to lower investment and insurance income in Asia.

•	Operating expenses increased 2%. Excluding specified items[1], operating expenses decreased $2 million (1%) due to disciplined cost management.

•	Credit impairment charges increased 5% driven by lending growth in the credit cards and personal loans portfolios in Asia partly offset by lower individual credit impairment charges in the Pacific.

[1]	Specified items relevant to Asia Retail & Pacific are software capitalisation changes and restructuring.

DIVISIONAL RESULTS

Asia Retail & Pacific

David Hisco

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	328	314	291	4%	13%

Other operating income	231	236	221	-2%	5%
Operating income	559	550	512	2%	9%

Operating expenses	(401)	(395)	(374)	2%	7%
Profit before credit impairment and income tax	158	155	138	2%	14%

Credit impairment (charge)/release	(91)	(87)	(10)	5%	large
Profit before income tax	67	68	128	-1%	-48%

Income tax expense and non-controlling interests	(14)	(23)	(29)	-39%	-52%
Cash profit/(loss)	53	45	99	18%	-46%

Balance Sheet

Net loans & advances	11,909	12,545	11,667	-5%	2%

Customer deposits	19,005	19,455	17,779	-2%	7%

Risk weighted assets	11,617	11,945	10,767	-3%	8%

Ratios

Return on assets	0.55%	0.48%	1.15%

Net interest margin	3.51%	3.46%	3.49%

Operating expenses to operating income	71.7%	71.8%	73.0%

Operating expenses to average assets	4.18%	4.20%	4.33%
Individual credit impairment charge/(release)	82	78	8	5%	large

Individual credit impairment charge/(release) as a % of average GLA	1.30%	1.27%	0.14%

Collective credit impairment charge/(release)	9	9	2	0%	large

Collective credit impairment charge/(release) as a % of average GLA	0.14%	0.15%	0.04%

Gross impaired assets	232	223	195	4%	19%

Gross impaired assets as a % of GLA	1.92%	1.75%	1.64%
Total full time equivalent staff (FTE)	3,183	3,313	3,437	-4%	-7%

DIVISIONAL RESULTS

Technology, Services & Operations and Group Centre

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Operating income (minority investments in Asia)	73	304	311	-76%	-77%

Operating income (excluding minority investments in Asia)	86	(28)	(104)	large	large
Operating income	159	276	207	-42%	-23%

Operating expenses	(855)	(331)	(265)	large	large
Profit before credit impairment and income tax	(696)	(55)	(58)	large	large

Credit impairment (charge)/release	-	(2)	1	-100%	-100%
Profit before income tax	(696)	(57)	(57)	large	large

Income tax expense and non-controlling interests	201	46	84	large	large
Cash profit/(loss)	(495)	(11)	27	large	large
Risk weighted assets	6,264	4,739	4,979	32%	26%
Total full time equivalent staff (FTE)	25,459	26,287	26,843	-3%	-5%

¡	Divisional Strategy

ANZ takes an enterprise approach to operations and technology which shares common infrastructure, processes and technology across geographies in order to deliver better control, lower unit costs and lower risk.

Group Centre provides support to the operating divisions, including risk management, financial management, human resources, legal services, strategy, marketing, corporate affairs, treasury and shareholder functions.

Minority investments in Asia comprise strategic investments across Asia which provide the Bank with local business and relationship access as well as country and regulatory insights.

¡	Strategic Progress

TSO has delivered a strong performance with successful progress on productivity initiatives, whilst delivering a more consistent, higher quality experience for the operating divisions. Our investment in common platforms and the development of our regional delivery network is helping us drive transformation of key business activities, improving customer experience and driving down cost to serve. We are processing increased volumes of work with standardised and re-engineered global processes while demonstrating increasing quality improvements year-on-year. Our operations costs which form part of TSO’s total operating expenses have declined compared to March 2015, whilst absorbing an increase in transaction volumes, resulting in operations productivity improvement of 7%. The consumer and wholesale channels are handling greater peak daily transaction volumes through increased automation and digitisation.

The Group Centre continues to support the operating divisions in meeting their strategic objectives whilst identifying opportunities for further standardisation and simplification across the enterprise. The Group continues to evaluate its minority investments in Asia to ensure alignment to the Group Strategy.

¡	March 2016 v March 2015

Key factors affecting the result were:

•	Operating income from minority investments in Asia decreased $238 million (76%) primarily due to the impairment of the investment in Ambank, partially offset by the gain on cessation of equity accounting of BoT. Equity accounted earnings were flat (refer to page 26 for further information on equity accounted earnings).
•	Remaining operating income (excluding minority investments in Asia) increased $190 million primarily due to lower realised revenue hedge losses and higher income generated from increased capital held in Group Centre, and the $66 million gain from the Esanda Dealer Finance portfolio divestment.

•	Operating expenses increased $590 million due to the $578 million impact of the software capitalisation changes, increased Global Compliance function costs and increased restructuring, partly offset by the benefit of reduced FTE.

•	The decrease in FTE is primarily due to productivity initiatives in TSO and Finance partly offset by the build out of the Compliance function.

¡	March 2016 v September 2015

Key factors affecting the result were:

•	Operating income from minority investments in Asia decreased $231 million (77%) primarily due to the impairment of the investment in Ambank, partially offset by the gain on cessation of equity accounting of BoT. Equity accounted earnings fell $7 million (refer to page 26 for further information on equity accounted earnings).

•	Remaining operating income (excluding minority investments in Asia) increased $114 million primarily due to lower realised revenue hedge losses and higher income generated from increased capital held in Group Centre, and the $66 million gain from the Esanda Dealer Finance portfolio divestment.

•	Operating expenses increased $524 million mainly due to the $578 million impact of software capitalisation changes and higher restructuring, partially offset by the benefit of reduced FTE and reduced spend on project consultants.

•	The decrease in FTE is primarily due to productivity initiatives in TSO and Finance, partly offset by the build out of the Compliance function.

GEOGRAPHIC RESULTS

CONTENTS

Section 6 – Geographic Results

Geographic performance

Australia geography

Asia Pacific, Europe & America geography

New Zealand geography

GEOGRAPHIC REVIEW

Geographic Performance

The	Group’s divisions operate across multiple geographies with components of the following divisional results reflected in each geography:

¡	Australia - comprises the Australia division and the Australian operations of Institutional, Wealth and TSO & Group Centre divisions;

¡	Asia, Pacific, Europe & America (APEA) - comprises the Asia Retail & Pacific division and the APEA components of Institutional, Wealth and TSO & Group Centre divisions; and

¡	New Zealand - comprises the New Zealand division and the New Zealand components of Institutional, Wealth and TSO & Group Centre divisions.

	Half Year			Movement

Statutory Profit	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia	1,797	2,674	1,964	-33%	-9%

Asia Pacific, Europe & America	237	490	722	-52%	-67%

New Zealand	704	823	820	-14%	-14%
Total statutory profit	2,738	3,987	3,506	-31%	-22%

	Half Year			Movement

Cash Profit	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia	1,830	2,269	2,147	-19%	-15%

Asia Pacific, Europe & America	259	492	743	-47%	-65%

New Zealand	693	779	786	-11%	-12%
Total cash profit	2,782	3,540	3,676	-21%	-24%

	Half Year			Movement

Net loans & advances	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia	386,734	381,222	362,830	1%	7%

Asia Pacific, Europe & America	69,140	85,062	88,356	-19%	-22%

New Zealand	105,894	103,954	107,017	2%	-1%
Total net loans & advances[1]	561,768	570,238	558,203	-1%	1%

	Half Year			Movement

Customer deposits	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia	245,810	238,184	227,560	3%	8%

Asia Pacific, Europe & America	119,704	129,263	129,733	-7%	-8%

New Zealand	81,264	77,137	78,854	5%	3%
Total customer deposits	446,778	444,584	436,147	0%	2%

	Half Year			Movement

Risk weighted assets	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia	225,273	224,830	209,981	0%	7%

Asia Pacific, Europe & America	95,870	109,842	108,953	-13%	-12%

New Zealand	67,192	67,265	67,929	0%	-1%
Total risk weighted assets	388,335	401,937	386,863	-3%	0%

1.	Loans & advances as at 30 September 2015 include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

GEOGRAPHIC REVIEW

Australia geography

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	5,197	5,151	4,882	1%	6%

Other operating income	1,514	1,393	1,454	9%	4%
Operating income	6,711	6,544	6,336	3%	6%

Operating expenses	(3,490)	(2,871)	(2,792)	22%	25%
Profit before credit impairment and income tax	3,221	3,673	3,544	-12%	-9%

Credit impairment charge	(573)	(444)	(428)	29%	34%
Profit before income tax	2,648	3,229	3,116	-18%	-15%

Income tax expense and non-controlling interests	(818)	(960)	(969)	-15%	-16%
Cash profit	1,830	2,269	2,147	-19%	-15%

Adjustments between statutory profit and cash profit	(33)	405	(183)	large	-82%
Statutory profit	1,797	2,674	1,964	-33%	-9%

Balance Sheet

Net loans & advances[1]	386,734	381,222	362,830	1%	7%

Other external assets	191,212	180,742	174,729	6%	9%
External assets	577,946	561,964	537,559	3%	8%
Customer deposits	245,810	238,184	227,560	3%	8%

Other deposits and borrowings	96,805	92,771	87,669	4%	10%
Deposits and other borrowings	342,615	330,955	315,229	4%	9%

Other external liabilities	186,711	188,877	179,420	-1%	4%
External liabilities	529,326	519,832	494,649	2%	7%
Risk weighted assets	225,273	224,830	209,981	0%	7%

Average gross loans and advances[1]	388,023	377,090	358,774	3%	8%

Average deposits and other borrowings	341,850	327,871	318,382	4%	7%

Ratios

Net interest margin - cash	2.27%	2.30%	2.29%

Operating expenses to operating income - cash	52.0%	43.9%	44.1%

Operating expenses to average assets - cash	1.23%	1.04%	1.07%
Individual credit impairment charge/(release) - cash	552	430	375	28%	47%

Individual credit impairment charge/(release) as a % of average GLA[1] - cash	0.28%	0.23%	0.21%

Collective credit impairment charge/(release) - cash	21	14	53	50%	-60%

Collective credit impairment charge/(release) as a % of average GLA[1] - cash	0.01%	0.01%	0.03%

Gross impaired assets	1,635	1,528	1,589	7%	3%

Gross impaired assets as a % of GLA[1]	0.42%	0.40%	0.43%
Total full time equivalent staff (FTE)	20,808	21,138	22,096	-2%	-6%

1.	Loans & advances as at 30 September 2015 include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

GEOGRAPHIC REVIEW

Asia Pacific, Europe & America geography

Table reflects AUD results for the APEA regions

	Half Year			Movement

Statutory Profit	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Asia	79	338	571	-77%	-86%

Europe & America	64	77	65	-17%	-2%

Pacific	94	75	86	25%	9%
Total statutory profit	237	490	722	-52%	-67%

	Half Year			Movement

Cash Profit	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Asia	79	338	571	-77%	-86%

Europe & America	86	79	86	9%	0%

Pacific	94	75	86	25%	9%
Total cash profit	259	492	743	-47%	-65%

	Half Year			Movement

Net loans & advances	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Asia	57,532	73,236	76,459	-21%	-25%

Europe & America	7,882	7,697	8,006	2%	-2%

Pacific	3,726	4,129	3,891	-10%	-4%
Total net loans & advances	69,140	85,062	88,356	-19%	-22%

	Half Year			Movement

Customer deposits	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Asia	64,412	73,495	72,335	-12%	-11%

Europe & America	49,888	50,129	51,936	0%	-4%

Pacific	5,404	5,639	5,462	-4%	-1%
Total customer deposits	119,704	129,263	129,733	-7%	-8%

	Half Year			Movement

Risk weighted assets	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Asia	64,112	76,295	78,274	-16%	-18%

Europe & America	24,212	25,956	22,514	-7%	8%

Pacific	7,546	7,591	8,165	-1%	-8%
Total risk weighted assets	95,870	109,842	108,953	-13%	-12%

GEOGRAPHIC REVIEW

Asia Pacific, Europe & America geography

Table reflects AUD for the APEA region

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	993	987	926	1%	7%

Other operating income	862	1,016	1,127	-15%	-24%
Operating income	1,855	2,003	2,053	-7%	-10%

Operating expenses	(1,236)	(1,224)	(1,120)	1%	10%
Profit before credit impairment and income tax	619	779	933	-21%	-34%

Credit impairment charge	(299)	(209)	(53)	43%	large
Profit before income tax	320	570	880	-44%	-64%

Income tax expense and non-controlling interests	(61)	(78)	(137)	-22%	-55%
Cash profit[1]	259	492	743	-47%	-65%

Adjustments between statutory profit and cash profit	(22)	(2)	(21)	large	5%
Statutory profit	237	490	722	-52%	-67%

Balance Sheet

Net loans & advances	69,140	85,062	88,356	-19%	-22%

Other external assets	105,526	105,781	96,512	0%	9%
External assets	174,666	190,843	184,868	-8%	-6%
Customer deposits	119,704	129,263	129,733	-7%	-8%

Other deposits and borrowings	27,772	28,207	35,764	-2%	-22%
Deposits and other borrowings	147,476	157,470	165,497	-6%	-11%

Other external liabilities	37,267	37,698	30,025	-1%	24%
External liabilities	184,743	195,168	195,522	-5%	-6%
Risk weighted assets	95,870	109,842	108,953	-13%	-12%

Average gross loans and advances	79,132	86,886	86,172	-9%	-8%

Average deposits and other borrowings	156,569	156,228	151,272	0%	4%

Ratios

Net interest margin - cash	1.11%	1.12%	1.10%

Operating expenses to operating income - cash	66.6%	61.1%	54.6%

Operating expenses to average assets - cash	1.21%	1.23%	1.19%
Individual credit impairment charge/(release) - cash	294	191	46	54%	large

Individual credit impairment charge/(release) as a % of average GLA - cash	0.74%	0.44%	0.11%

Collective credit impairment charge/(release) - cash	5	18	7	-72%	-29%

Collective credit impairment charge/(release) as a % of average GLA - cash	0.01%	0.04%	0.02%

Gross impaired assets	939	811	609	16%	54%

Gross impaired assets as a % of GLA	1.32%	0.94%	0.68%
Total full time equivalent staff (FTE)	20,025	20,910	20,910	-4%	-4%

1.	Includes the Asia Retail & Pacific division (Mar 16 half: $53 million, Sep 15 half: $45 million; Mar 15 half: $99 million), and the APEA components of Institutional (Mar 16 half: $180 million, Sep 15 half: $191 million; Mar 15 half: $372 million), Wealth (Mar 16 half: $4 million; Sep 15 half: -$3 million; Mar 15 half: -$1 million), and TSO & Group Centre (Mar 16 half: $22 million, Sep 15 half: $259 million; Mar 15 half: $273 million).

GEOGRAPHIC REVIEW

Asia Pacific, Europe & America geography

Table reflects USD for the APEA region

	Half Year			Movement

	Mar 16 USD M	Sep 15 USD M	Mar 15 USD M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	716	740	759	-3%	-6%

Other operating income	621	755	924	-18%	-33%
Operating income	1,337	1,495	1,683	-11%	-21%

Operating expenses	(892)	(920)	(918)	-3%	-3%
Profit before credit impairment and income tax	445	575	765	-23%	-42%

Credit impairment charge	(216)	(161)	(44)	34%	large
Profit before income tax	229	414	721	-45%	-68%

Income tax expense and non-controlling interests	(43)	(55)	(112)	-22%	-62%
Cash profit	186	359	609	-48%	-69%

Adjustments between statutory profit and cash profit	(15)	(1)	(17)	large	-12%
Statutory profit	171	358	592	-52%	-71%

Balance Sheet

Net loans & advances	52,899	59,654	67,451	-11%	-22%

Other external assets	80,738	74,184	73,677	9%	10%
External assets	133,637	133,838	141,128	0%	-5%
Customer deposits	91,585	90,653	99,038	1%	-8%

Other deposits and borrowings	21,249	19,781	27,303	7%	-22%
Deposits and other borrowings	112,834	110,434	126,341	2%	-11%

Other external liabilities	28,513	26,437	22,921	8%	24%
External liabilities	141,347	136,871	149,262	3%	-5%
Risk weighted assets	73,350	77,032	83,175	-5%	-12%

Average gross loans and advances	57,070	65,013	70,659	-12%	-19%

Average deposits and other borrowings	112,916	117,030	124,040	-4%	-9%

Ratios

Net interest margin - cash	1.11%	1.12%	1.10%

Operating expenses to operating income - cash	66.6%	61.5%	54.6%

Operating expenses to average assets - cash	1.21%	1.23%	1.19%
Individual credit impairment charge/(release) - cash	211	148	38	43%	large

Individual credit impairment charge/(release) as a % of average GLA - cash	0.74%	0.44%	0.11%

Collective credit impairment charge/(release) - cash	5	13	6	-62%	-17%

Collective credit impairment charge/(release) as a % of average GLA - cash	0.01%	0.04%	0.02%

Gross impaired assets	710	570	466	25%	52%

Gross impaired assets as a % of GLA	1.32%	0.94%	0.68%
Total full time equivalent staff (FTE)	20,025	20,910	20,910	-4%	-4%

GEOGRAPHIC REVIEW

New Zealand geography

Table reflects AUD results for the New Zealand geography

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	1,378	1,341	1,330	3%	4%

Other operating income	372	455	476	-18%	-22%
Operating income	1,750	1,796	1,806	-3%	-3%

Operating expenses	(753)	(680)	(691)	11%	9%
Profit before credit impairment and income tax	997	1,116	1,115	-11%	-11%

Credit impairment charge	(46)	(42)	(29)	10%	59%
Profit before income tax	951	1,074	1,086	-11%	-12%

Income tax expense and non-controlling interests	(258)	(295)	(300)	-13%	-14%
Cash profit	693	779	786	-11%	-12%

Adjustments between statutory profit and cash profit	11	44	34	-75%	-68%
Statutory profit	704	823	820	-14%	-14%

Balance Sheet

Net loans & advances	105,894	103,954	107,017	2%	-1%

Other external assets	36,771	33,139	30,637	11%	20%
External assets	142,665	137,093	137,654	4%	4%
Customer deposits	81,264	77,137	78,854	5%	3%

Other deposits and borrowings	6,716	5,232	7,635	28%	-12%
Deposits and other borrowings	87,980	82,369	86,489	7%	2%

Other external liabilities	36,764	35,178	31,375	5%	17%
External liabilities	124,744	117,547	117,864	6%	6%
Risk weighted assets	67,192	67,265	67,929	0%	-1%

Average gross loans and advances	107,761	103,633	100,920	4%	7%

Average deposits and other borrowings	88,816	83,610	82,150	6%	8%

Ratios

Net interest margin - cash	2.19%	2.22%	2.27%

Operating expenses to operating income - cash	43.0%	37.8%	38.3%

Operating expenses to average assets - cash	1.03%	0.97%	1.05%
Individual credit impairment charge/(release) - cash	46	34	34	35%	35%

Individual credit impairment charge/(release) as a % of average GLA - cash	0.09%	0.07%	0.07%

Collective credit impairment charge/(release) - cash	-	8	(5)	-100%	-100%

Collective credit impairment charge/(release) as a % of average GLA - cash	0.00%	0.02%	(0.01%)

Gross impaired assets	309	379	510	-18%	-39%

Gross impaired assets as a % of GLA	0.29%	0.36%	0.48%
Total full time equivalent staff (FTE)	8,063	8,104	8,237	-1%	-2%

GEOGRAPHIC REVIEW

New Zealand geography

Table reflects NZD results for the New Zealand geography

	Half Year			Movement

	Mar 16 NZD M	Sep 15 NZD M	Mar 15 NZD M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Net interest income	1,493	1,458	1,422	2%	5%

Other operating income	402	496	509	-19%	-21%
Operating income	1,895	1,954	1,931	-3%	-2%

Operating expenses	(815)	(739)	(739)	10%	10%
Profit before credit impairment and income tax	1,080	1,215	1,192	-11%	-9%

Credit impairment charge	(50)	(45)	(31)	11%	61%
Profit before income tax	1,030	1,170	1,161	-12%	-11%

Income tax expense and non-controlling interests	(279)	(324)	(320)	-14%	-13%
Cash profit	751	846	841	-11%	-11%

Adjustments between statutory profit and cash profit	12	48	36	-75%	-67%
Statutory profit	763	894	877	-15%	-13%

Balance Sheet

Net loans & advances	117,470	114,376	109,031	3%	8%

Other external assets	40,792	36,460	31,214	12%	31%
External assets	158,262	150,836	140,245	5%	13%
Customer deposits	90,148	84,870	80,338	6%	12%

Other deposits and borrowings	7,450	5,756	7,778	29%	-4%
Deposits and other borrowings	97,598	90,626	88,116	8%	11%

Other external liabilities	40,783	38,705	31,966	5%	28%
External liabilities	138,381	129,331	120,082	7%	15%
Risk weighted assets	74,537	74,008	69,208	1%	8%

Average gross loans and advances	116,743	112,712	107,898	4%	8%

Average deposits and other borrowings	96,219	90,942	87,830	6%	10%

Ratios

Net interest margin - cash	2.19%	2.22%	2.27%

Operating expenses to operating income - cash	43.0%	37.8%	38.3%

Operating expenses to average assets - cash	1.03%	0.97%	1.05%
Individual credit impairment charge/(release) - cash	50	36	37	39%	35%

Individual credit impairment charge/(release) as a % of average GLA - cash	0.09%	0.07%	0.07%

Collective credit impairment charge/(release) - cash	-	9	(6)	-100%	-100%

Collective credit impairment charge/(release) as a % of average GLA - cash	0.00%	0.02%	(0.01%)

Gross impaired assets	343	419	523	-18%	-34%

Gross impaired assets as a % of GLA	0.29%	0.36%	0.48%
Total full time equivalent staff (FTE)	8,063	8,104	8,237	-1%	-2%

PROFIT RECONCILIATION

CONTENTS

Section 7 – Profit Reconciliation

Adjustments between statutory profit and cash profit

Explanation of adjustments between statutory profit and cash profit

Other reclassifications between statutory profit and cash profit

Reconciliation of statutory profit to cash profit

PROFIT RECONCILIATION

Non-IFRS information

The Group provides additional measures of performance in the Consolidated Financial Report & Dividend Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in ASIC’s RG230 has been followed when presenting this information.

Adjustments between statutory profit and cash profit

Cash profit represents ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit (refer to Definitions for further details). The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review or audit by the external auditor, however, the external auditor has informed the Audit Committee that the adjustments have been determined on a consistent basis across each period presented.

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Statutory profit attributable to shareholders of the Company	2,738	3,987	3,506	-31%	-22%

Adjustments between statutory profit and cash profit

Treasury shares adjustments	(29)	(95)	79	-69%	large

Revaluation of policy liabilities	(14)	(6)	(67)	large	-79%

Economic hedges	128	(165)	(14)	large	large

Revenue and net investment hedges	(39)	(179)	176	-78%	large

Structured credit intermediation trades	(2)	(2)	(4)	0%	-50%
Total adjustments between statutory profit and cash profit	44	(447)	170	large	-74%
Cash Profit	2,782	3,540	3,676	-21%	-24%

Explanation of adjustments between statutory profit and cash profit

•	Treasury shares adjustment

ANZ shares held by the Group in the Wealth business are deemed to be Treasury shares for accounting purposes. Dividends and realised and unrealised gains and losses from these shares are reversed as these are not permitted to be recognised as income for statutory reporting purposes. In deriving cash profit, these earnings are included to ensure there is no asymmetrical impact on the Group’s profits because the Treasury shares are held to support policy liabilities which are revalued through the Income Statement. Accordingly, the half year loss of $29 million after tax ($34 million pre-tax) reversed for statutory accounting purposes has been added back to cash profit.

•	Revaluation of policy liabilities

When calculating policy liabilities, the projected future cash flows on insurance contracts are discounted to reflect the present value of the obligation, with the impact of changes in the market discount rate each period being reflected in the income statement. ANZ includes the impact on the re-measurement of the insurance contract attributable to changes in market discount rates as an adjustment to statutory profit to remove the volatility attributable to changes in market interest rates which reverts to zero over the life of the insurance contract.

PROFIT RECONCILIATION

•	Economic hedging and Revenue and net investment hedges

The Group enters into economic hedges to manage its interest rate and foreign exchange risk. The application of “AASB 139: Financial Instruments – Recognition and Measurement” results in fair value gains and losses being recognised within the income statement. ANZ removes the mark-to-market adjustments from cash profit as the profit or loss resulting from the hedge transactions will reverse over time to match with the profit or loss from the economically hedged item as part of cash profit. This includes gains and losses arising from approved classes of derivatives not designated in accounting hedge relationships but which are considered to be economic hedges, including hedges of larger foreign exchange denominated revenue and expense streams, primarily NZD and USD (and USD correlated), as well as ineffectiveness from designated accounting hedges.

Economic hedging comprises:

–	Funding related swaps (primarily cross currency interest rate swaps) that are being used to convert the proceeds of foreign currency debt issuances into floating rate Australian dollar and New Zealand dollar debt. As these swaps do not qualify for hedge accounting, movements in the fair values are recorded in the income statement. The main drivers of these fair values are currency basis spreads and the Australian dollar and New Zealand dollar fluctuations against other major funding currencies.

–	Economic hedges of select structured finance and specialised leasing transactions that do not qualify for hedge accounting. The main drivers of these fair value adjustments are Australian and New Zealand yield curve movements.

–	Ineffectiveness from designated accounting hedge relationships.

The majority of the half year gain/loss in economic hedging is related to funding related swaps that were impacted by the significant strengthening in the AUD across a number of major currencies, most notably the USD and EUR.

Gains/losses on revenue and net investment hedges in the March 2016 half were principally attributable to the recycling of the impact of prior period losses on USD positions that settled during the half.

	Half Year

Adjustments to the income statement	Mar 16 $M	Sep 15 $M	Mar 15 $M

Timing differences where IFRS results in asymmetry between the hedge and hedged items

Economic hedging	181	(236)	(20)

Revenue and net investment hedges	(55)	(256)	252
Increase/(decrease) to cash profit before tax	126	(492)	232
Increase/(decrease) to cash profit after tax	89	(344)	162

	As at

Cumulative increase/(decrease) to cash profit pre-tax	Mar 16 $M	Sep 15 $M	Mar 15 $M

Timing differences where IFRS results in asymmetry between the hedge and hedged items

Economic hedging[1]	443	294	530

Revenue and net investment hedges	(23)	32	288

	420	326	818

1.	A reduction of $32 million was made to the cumulative economic hedging balance on 1 October 2015. The reduction related to balances not recycled into cash profit between 2008 and 2014.

PROFIT RECONCILIATION

•	Structured credit intermediation trades

ANZ entered into a series of structured credit intermediation trades with US financial guarantors from 2004 to 2007. The underlying structures involved credit default swaps (CDSs) over synthetic collateralised debt obligations (CDOs), portfolios of external collateralised loan obligations (CLOs) or specific bonds/floating rate notes (FRNs). ANZ sold protection using CDSs over these structures and then to mitigate risk, purchased protection via CDSs over the same structures from eight US financial guarantors.

Being derivatives, both the sold protection and purchased protection are measured at fair value and marked-to-model. Prior to the commencement of the global financial crisis, movements in valuations of these positions were not significant and largely offset each other in income. Following the onset of the global financial crisis, the purchased protection has provided only a partial offset against movements in valuation of the sold protection because:

–	one of the counterparties to the purchased protection defaulted and many of the remaining counterparties were downgraded; and

–	a credit valuation adjustment is applied to the remaining counterparties to the purchased protection reflecting changes to their credit worthiness.

ANZ is actively monitoring this portfolio with a view to reducing the exposures via termination and restructuring of both the bought and sold protection if and when ANZ deems it cost effective relative to the perceived risk associated with a specific trade or counterparty. As at 31 March 2016, ANZ’s remaining exposure is against two financial guarantors.

The bought and sold protection trades are by nature largely offsetting, with the notional amount on the outstanding bought CDSs and outstanding sold CDSs at 31 March 2016 each amounting to $0.7 billion (Sep 15: $0.7 billion; Mar 15: $0.8 billion).

The profit and loss impact of credit risk on structured credit derivatives is driven by market movements in credit spreads and AUD/USD and NZD/USD rates.

The (gain)/loss on structured credit intermediation trades is included as an adjustment to cash profit as it relates to a legacy business where, unless terminated early, the fair value movements are expected to reverse to zero in future periods.

	Half Year			Movement

Increase/(decrease) to cash profit	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Profit before income tax	(3)	(3)	(5)	0%	-40%

Income tax expense	1	1	1	0%	0%
Profit after income tax	(2)	(2)	(4)	0%	-50%

	As at			Movement

Financial impacts of credit intermediation trades	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Mark-to-market exposure to financial guarantors	63	69	78	-9%	-19%

Cumulative costs relating to financial guarantors[1]

CVA for outstanding transactions	14	17	19	-18%	-26%

Realised close out and hedge costs	372	372	373	0%	0%
Cumulative life to date charges	386	389	392	-1%	-2%

1.	The cumulative costs in managing the positions include realised losses relating to restructuring of trades in order to reduce risks and realised losses on termination of sold protection trades. It also includes foreign exchange hedging losses.

Other reclassifications between statutory profit and cash profit

•	Credit risk on impaired derivatives (nil profit after tax impact)

The charge to income for credit valuation adjustments of $14 million on defaulted and impaired derivative exposures has been reclassified to cash credit impairment charges in the March 2016 half year (Sep 15 half: $10 million charge; Mar 15 half: $16 million charge). The reclassification has been made to reflect the manner in which the defaulted and impaired derivatives are managed.

•	Policyholders tax gross up (nil profit after tax impact)

For statutory reporting purposes, policyholder income tax and other related taxes paid on behalf of policyholders are included in both net funds management and insurance income and the Group’s income tax expense. The gross up of $32 million for the March 2016 half year (Sep 15 half: $91 million net down; Mar 15 half: $277 million gross up) has been excluded from the cash results as it does not reflect the underlying performance of the business which is assessed on a net of policyholder tax basis.

PROFIT RECONCILIATION

	Statutory profit	Adjustments to statutory profit								Cash profit

		Treasury shares adjustment	Policy-holders tax gross up	Revaluation of policy liabilities	Economic hedging	Revenue and net investment hedges	Structured credit intermediation trades	Credit risk on impaired derivatives	Total adjustments to statutory profit

	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M

March 2016 Half Year

Net interest income	7,568	-	-	-	-	-	-	-	-	7,568
Net fee and commission income	1,268	-	-	-	-	-	-	-	-	1,268

Net foreign exchange earnings	602	-	-	-	(5)	(55)	-	-	(60)	542

Profit on trading instruments	(86)	-	-	-	50	-	(3)	14	61	(25)

Net funds management and insurance income	857	(34)	(32)	(20)	-	-	-	-	(86)	771

Other	56	-	-	-	136	-	-	-	136	192
Other operating income	2,697	(34)	(32)	(20)	181	(55)	(3)	14	51	2,748
Operating income	10,265	(34)	(32)	(20)	181	(55)	(3)	14	51	10,316

Operating expenses	(5,479)	-	-	-	-	-	-	-	-	(5,479)
Profit before credit impairment and tax	4,786	(34)	(32)	(20)	181	(55)	(3)	14	51	4,837

Credit impairment charge	(904)	-	-	-	-	-	-	(14)	(14)	(918)
Profit before income tax	3,882	(34)	(32)	(20)	181	(55)	(3)	-	37	3,919

Income tax expense	(1,140)	5	32	6	(53)	16	1	-	7	(1,133)

Non-controlling interests	(4)	-	-	-	-	-	-	-	-	(4)
Profit	2,738	(29)	-	(14)	128	(39)	(2)	-	44	2,782
September 2015 Half Year

Net interest income	7,478	-	-	-	-	-	-	-	-	7,478
Net fee and commission income	1,328	-	-	-	-	-	-	-	-	1,328

Net foreign exchange earnings	747	-	-	-	3	(256)	-	-	(253)	494

Profit on trading instruments	(219)	-	-	-	(21)	-	(3)	10	(14)	(233)

Net funds management and insurance income	795	(107)	91	(7)	-	-	-	-	(23)	772

Other	721	-	-	-	(218)	-	-	-	(218)	503
Other operating income	3,372	(107)	91	(7)	(236)	(256)	(3)	10	(508)	2,864
Operating income	10,850	(107)	91	(7)	(236)	(256)	(3)	10	(508)	10,342

Operating expenses	(4,775)	-	-	-	-	-	-	-	-	(4,775)
Profit before credit impairment and tax	6,075	(107)	91	(7)	(236)	(256)	(3)	10	(508)	5,567
Credit impairment charge	(685)	-	-	-	-	-	-	(10)	(10)	(695)
Profit before income tax	5,390	(107)	91	(7)	(236)	(256)	(3)	-	(518)	4,872

Income tax expense	(1,397)	12	(91)	1	71	77	1	-	71	(1,326)

Non-controlling interests	(6)	-	-	-	-	-	-	-	-	(6)
Profit	3,987	(95)	-	(6)	(165)	(179)	(2)	-	(447)	3,540

PROFIT RECONCILIATION

	Statutory profit	Adjustments to statutory profit								Cash profit

		Treasury shares adjustment	Policy-holders tax gross up	Revaluation of policy liabilities	Economic hedging	Revenue and net investment hedges	Structured credit intermediation trades	Credit risk on impaired derivatives	Total adjustments to statutory profit

	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M

March 2015 Half Year

Net interest income	7,138	-	-	-	-	-	-	-	-	7,138
Net fee and commission income	1,303	-	-	-	-	-	-	-	-	1,303

Net foreign exchange earnings	258	-	-	-	-	252	-	-	252	510

Profit on trading instruments	99	-	-	-	12	-	(5)	16	23	122

Net funds management and insurance income	1,020	86	(277)	(97)	-	-	-	-	(288)	732

Other	422	-	-	-	(32)	-	-	-	(32)	390
Other operating income	3,102	86	(277)	(97)	(20)	252	(5)	16	(45)	3,057
Operating income	10,240	86	(277)	(97)	(20)	252	(5)	16	(45)	10,195

Operating expenses	(4,603)	-	-	-	-	-	-	-	-	(4,603)
Profit before credit impairment and tax	5,637	86	(277)	(97)	(20)	252	(5)	16	(45)	5,592

Credit impairment charge	(494)	-	-	-	-	-	-	(16)	(16)	(510)
Profit before income tax	5,143	86	(277)	(97)	(20)	252	(5)	-	(61)	5,082

Income tax expense	(1,629)	(7)	277	30	6	(76)	1	-	231	(1,398)

Non-controlling interests	(8)	-	-	-	-	-	-	-	-	(8)
Profit	3,506	79	-	(67)	(14)	176	(4)	-	170	3,676

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – TABLE OF CONTENTS

DIRECTORS’ REPORT

The Directors present their report on the Condensed Consolidated Financial Statements for the half year ended 31 March 2016.

Directors

The names of the Directors of the Company who held office during and since the end of the half year are:

Mr DM Gonski, AC	Chairman
Mr SC Elliott	Director and Chief Executive Officer, since 1 January 2016
Ms IR Atlas	Director
Ms PJ Dwyer	Director
Mr Lee Hsien Yang	Director
Mr GR Liebelt	Director
Mr IJ Macfarlane, AC	Director
Mr JT Macfarlane	Director
Mr MRP Smith, OBE	Director, retired on 31 December 2015

Result

The consolidated profit attributable to shareholders of the Company was $2,738 million. Further details are contained in Group Results on pages 21 to 47 which forms part of this report, and in the Condensed Consolidated Financial Statements.

Review of operations

A review of the operations of the Group during the half year and the results of those operations are contained in the Group Results on pages 21 to 47 which forms part of this report.

Lead auditor’s independence declaration

The lead auditor’s independence declaration given under section 307C of the Corporations Act 2001 (as amended) is set out on page 128 which forms part of this report.

Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by ASIC Class Order 98/100.

Significant events since balance date

There have been no significant events from 31 March 2016 to the date of this report.

Signed in accordance with a resolution of the Directors.

/s/ David M Gonski, AC	/s/ Shayne C Elliott
David M Gonski, AC Chairman	Shayne C Elliott Director

2 May 2016

CONDENSED CONSOLIDATED INCOME STATEMENT

Australia and New Zealand Banking Group Limited

		Half Year			Movement

	Note	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Interest income		15,090	15,132	15,394	0%	-2%

Interest expense		(7,522)	(7,654)	(8,256)	-2%	-9%
Net interest income	2	7,568	7,478	7,138	1%	6%

Other operating income[1]	2	1,539	2,266	1,768	-32%	-13%

Net funds management and insurance income[1]	2	857	795	1,020	8%	-16%

Share of associates’ profit	2,18	301	311	314	-3%	-4%
Operating income		10,265	10,850	10,240	-5%	0%

Operating expenses[1]	3	(5,479)	(4,775)	(4,603)	15%	19%
Profit before credit impairment and income tax		4,786	6,075	5,637	-21%	-15%

Credit impairment charge	10	(904)	(685)	(494)	32%	83%
Profit before income tax		3,882	5,390	5,143	-28%	-25%

Income tax expense	4	(1,140)	(1,397)	(1,629)	-18%	-30%

Profit for the period		2,742	3,993	3,514	-31%	-22%
Comprising:

Profit attributable to non-controlling interests		4	6	8	-33%	-50%

Profit attributable to shareholders of the Company		2,738	3,987	3,506	-31%	-22%

Earnings per ordinary share (cents)

Basic	6	94.8	143.4	128.0	-34%	-26%

Diluted	6	89.7	134.9	124.6	-34%	-28%

Dividend per ordinary share (cents)	5	80	95	86	-16%	-7%

1.	Comparatives have changed; refer Note 2 Income and Note 3 Operating expenses for further details.

The notes appearing on pages 104 to 126 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Australia and New Zealand Banking Group Limited

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Profit for the period	2,742	3,993	3,514	-31%	-22%

Other comprehensive income

Items that will not be reclassified subsequently to profit or loss

Remeasurement gain/(loss) on defined benefit plans	(4)	(4)	(2)	0%	100%

Fair value gain/(loss) attributable to changes in own credit risk of financial liabilities designated at fair value	11	39	13	-72%	-15%

Income tax on items that will not be reclassified subsequently to profit or loss

Remeasurement gain/(loss) on defined benefit plans	1	1	3	0%	-67%

Fair value gain/(loss) attributable to changes in own credit risk of financial liabilities designated at fair value	(3)	(11)	(4)	-73%	-25%

Items that may be reclassified subsequently to profit or loss

Foreign currency translation reserve

Exchange differences taken to equity[1]	(1,015)	(445)	2,181	large	large

Exchange differences transferred to income statement	(126)	(4)	-	large	n/a

Available-for-sale revaluation reserve

Valuation gain/(loss) taken to equity	(11)	(157)	117	-93%	large

Transferred to income statement	(31)	(21)	(50)	48%	-38%

Cash flow hedge reserve

Valuation gain/(loss) taken to equity	(60)	(77)	237	-22%	large

Transferred to income statement	14	(3)	(12)	large	large

Income tax on items that may be reclassified subsequently to profit or loss

Available-for-sale assets revaluation reserve	16	53	(17)	-70%	large

Cash flow hedge reserve	16	24	(69)	-33%	large

Share of associates’ other comprehensive income[2]	(6)	9	50	large	large

Other comprehensive income net of tax	(1,198)	(596)	2,447	large	large

Total comprehensive income for the period	1,544	3,397	5,961	-55%	-74%
Comprising total comprehensive income attributable to:

Non-controlling interests	(4)	12	18	large	large

Shareholders of the Company	1,548	3,385	5,943	-54%	-74%

1.	Includes foreign currency translation differences attributable to non-controlling interests of $8 million loss (Sep 15 half: $6 million gain; Mar 15 half: $10 million gain).

2.	Share of associates other comprehensive income includes the following items that may be reclassified subsequently to profit and loss: an Available-for-sale revaluation reserve loss of $11 million (Sep 15 half: $6 million gain; Mar 15 half: $47 million gain) and a Foreign currency translation reserve gain of $5 million (Sep 15 half: $5 million gain; Mar 15 half: $3 million gain), as well as items that will not be reclassified subsequently to profit or loss comprised of the remeasurement gain or loss on defined benefit plans of nil (Sep 15 half: $2 million loss; Mar 15 half: nil).

The notes appearing on pages 104 to 126 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED BALANCE SHEET

Australia and New Zealand Banking Group Limited

		As at			Movement

Assets	Note	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Cash		49,144	53,903	46,004	-9%	7%

Settlement balances owed to ANZ		26,048	18,596	22,570	40%	15%

Collateral paid		12,783	9,967	10,707	28%	19%

Trading securities		50,073	49,000	51,386	2%	-3%

Derivative financial instruments		88,747	85,625	73,580	4%	21%

Available-for-sale assets		50,377	43,667	38,336	15%	31%

Net loans and advances	9	561,768	562,173	558,203	0%	1%

Regulatory deposits		2,135	1,773	1,804	20%	18%

Investment in associates		4,213	5,440	5,315	-23%	-21%

Current tax assets		289	90	38	large	large

Deferred tax assets		578	402	162	44%	large

Goodwill and other intangible assets		7,585	8,312	8,384	-9%	-10%

Investments backing policy liabilities		34,541	34,820	36,495	-1%	-5%

Premises and equipment		2,188	2,221	2,203	-1%	-1%

Other assets		4,809	5,846	4,900	-18%	-2%

Esanda dealer finance assets held for sale	9	-	8,065	-	-100%	n/a

Total assets		895,278	889,900	860,087	1%	4%
Liabilities

Settlement balances owed by ANZ		13,626	11,250	7,759	21%	76%

Collateral received		6,615	7,829	4,844	-16%	37%

Deposits and other borrowings	11	578,071	570,794	567,215	1%	2%

Derivative financial instruments		91,706	81,270	73,210	13%	25%

Current tax liabilities		129	267	123	-52%	5%

Deferred tax liabilities		286	249	322	15%	-11%

Policy liabilities		35,159	35,401	36,820	-1%	-5%

External unit holder liabilities (life insurance funds)		3,265	3,291	3,489	-1%	-6%

Provisions		1,202	1,074	1,128	12%	7%

Payables and other liabilities		9,251	10,366	10,999	-11%	-16%

Debt issuances		81,947	93,747	85,664	-13%	-4%

Subordinated debt	12	17,557	17,009	16,463	3%	7%

Total liabilities		838,814	832,547	808,036	1%	4%

Net assets		56,464	57,353	52,051	-2%	8%
Shareholders’ equity

Ordinary share capital		28,625	28,367	24,152	1%	19%

Reserves		377	1,571	2,188	-76%	-83%

Retained earnings		27,361	27,309	25,616	0%	7%
Share capital and reserves attributable to shareholders of the Company	16	56,363	57,247	51,956	-2%	8%

Non-controlling interests		101	106	95	-5%	6%

Total shareholders’ equity	16	56,464	57,353	52,051	-2%	8%

The notes appearing on pages 104 to 126 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

Australia and New Zealand Banking Group Limited

		Half Year
		Inflows (Outflows)	Inflows (Outflows)	Inflows (Outflows)

	Note	Mar 16 $M	Sep 15 $M	Mar 15 $M
Cash flows from operating activities
Interest received		14,977	15,269	15,398
Interest paid		(7,657)	(7,145)	(8,313)
Dividends received		12	202	29
Other operating income received		1,848	6,862	11,374
Other operating expenses paid		(4,373)	(4,322)	(4,270)
Income taxes paid		(1,555)	(1,433)	(1,649)
Net cash flows from funds management and insurance business
Premiums, other income and life investment deposits received		3,396	4,023	3,622
Investment income and policy deposits received		107	95	191
Claims and policy liability payments		(2,800)	(2,949)	(3,006)
Commission expense paid		(281)	(308)	(303)
Cash flows from operating activities before changes in operating assets and liabilities		3,674	10,294	13,073
Changes in operating assets and liabilities arising from cash flow movements
(Increase)/decrease in operating assets
Collateral paid		(3,462)	920	(4,505)
Trading securities		(2,160)	2,460	410
Net loans and advances		(6,440)	(15,554)	(16,726)
Net cash flows from investments backing policy liabilities
Purchase of insurance assets		(7,255)	(3,484)	(3,581)
Proceeds from sale/maturity of insurance assets		7,660	3,501	3,738
Increase/(decrease) in operating liabilities
Deposits and other borrowings		20,283	(533)	30,583
Settlement balances owed by ANZ		2,517	3,476	(2,695)
Collateral received		(744)	2,437	(1,364)
Payables and other liabilities		(2,638)	(1,406)	432
Change in operating assets and liabilities arising from cash flow movements		7,761	(8,183)	6,292
Net cash provided by operating activities		11,435	2,111	19,365
Cash flows from investing activities
Available-for-sale assets
Purchases		(21,486)	(9,033)	(15,203)
Proceeds from sale or maturity		13,457	5,384	10,321
Controlled entities and associates
Proceeds on sale of businesses		-	-	4
Premises and equipment
Purchases		(186)	(202)	(119)
Proceeds from sale		37	-	-
Esanda Dealer Finance divestment		6,682	-	-
Other assets		305	(781)	(147)
Net cash (used in) investing activities		(1,191)	(4,632)	(5,144)
Cash flows from financing activities
Debt issuances
Issue proceeds		10,611	8,040	8,597
Redemptions		(16,816)	(6,834)	(9,132)
Subordinated debt
Issue proceeds		943	186	2,497
Dividends paid		(2,485)	(1,453)	(2,310)
Share capital issues		-	3,207	-
Preference shares bought back		-	-	(755)
Net cash (used in) / provided by financing activities		(7,747)	3,146	(1,103)
Net increase in cash and cash equivalents		2,497	625	13,118
Cash and cash equivalents at beginning of period		69,278	65,462	48,229
Effects of exchange rate changes on cash and cash equivalents		(3,064)	3,191	4,115
Cash and cash equivalents at end of period	8	68,711	69,278	65,462

The notes appearing on pages 104 to 126 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Australia and New Zealand Banking Group Limited

	Ordinary share capital $M	Preference share capital $M	Reserves[1] $M	Retained earnings $M	Share capital and reserves attributable to shareholders of the Company $M	Non- controlling interests $M	Total Shareholders’ equity $M

As at 1 October 2014	24,031	871	(239)	24,544	49,207	77	49,284
Profit or loss	-	-	-	3,506	3,506	8	3,514
Other comprehensive income for the period	-	-	2,427	10	2,437	10	2,447
Total comprehensive income for the period	-	-	2,427	3,516	5,943	18	5,961
Transactions with equity holders in their capacity as equity holders:
Dividends paid	-	-	-	(2,579)	(2,579)	-	(2,579)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	-	12	12	-	12
Dividend reinvestment plan	257	-	-	-	257	-	257
Preference shares bought back	-	(871)	-	-	(871)	-	(871)
Other equity movements:
Share based payments	-	-	7	-	7	-	7
Treasury shares Wealth adjustment	(39)	-	-	-	(39)	-	(39)
Group employee share acquisition scheme	(97)	-	-	-	(97)	-	(97)
Transfer of options/rights lapsed	-	-	(7)	7	-	-	-
Foreign exchange gains on preference share capital bought back	-	-	-	116	116	-	116

As at 31 March 2015	24,152	-	2,188	25,616	51,956	95	52,051
Profit or loss	-	-	-	3,987	3,987	6	3,993
Other comprehensive income for the period	-	-	(625)	23	(602)	6	(596)
Total comprehensive income for the period	-	-	(625)	4,010	3,385	12	3,397
Transactions with equity holders in their capacity as equity holders:
Dividends paid	-	-	-	(2,328)	(2,328)	(1)	(2,329)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	-	10	10	-	10
Dividend reinvestment plan	865	-	-	-	865	-	865
Other equity movements:
Share based payments	-	-	9	-	9	-	9
Share Placement and Purchase Plan	3,206	-	-	-	3,206	-	3,206
Group share option scheme	2	-	-	-	2	-	2
Treasury shares Wealth adjustment	44	-	-	-	44	-	44
Group employee share acquisition scheme	98	-	-	-	98	-	98
Transfer of options/rights lapsed	-	-	(1)	1	-	-	-

As at 30 September 2015	28,367	-	1,571	27,309	57,247	106	57,353
Profit or loss	-	-	-	2,738	2,738	4	2,742
Other comprehensive income for the period	-	-	(1,195)	5	(1,190)	(8)	(1,198)
Total comprehensive income for the period	-	-	(1,195)	2,743	1,548	(4)	1,544
Transactions with equity holders in their capacity as equity holders:
Dividends paid	-	-	-	(2,711)	(2,711)	(1)	(2,712)
Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	-	12	12	-	12
Dividend reinvestment plan	215	-	-	-	215	-	215
Other equity movements:					-		-
Share based payments	-	-	9	-	9	-	9
Treasury shares Wealth adjustment	(13)	-	-	-	(13)	-	(13)
Group employee share acquisition scheme	56	-	-	-	56	-	56
Transfer of options/rights lapsed	-	-	(8)	8	-	-	-

As at 31 March 2016	28,625	-	377	27,361	56,363	101	56,464

1.	Further information on reserves is disclosed in Note 16.

The notes appearing on pages 104 to 126 form an integral part of the Condensed Consolidated Financial Statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of preparation

These Condensed Consolidated Financial Statements:

¡	have been prepared in accordance with the recognition and measurement requirements of Australian Accounting Standards (“AASs”);

¡	should be read in conjunction with ANZ’s Annual Financial Statements for the year ended 30 September 2015 and any public announcements made by the Parent Entity and its controlled entities (the Group) for the half year ended 31 March 2016 in accordance with the continuous disclosure obligations under the Corporations Act 2001 and the ASX Listing Rules;

¡	do not include all notes of the type normally included in ANZ’s Annual Financial Statements;

¡	are presented in Australian dollars unless otherwise stated; and

¡	were approved by the Board of Directors on 2 May 2016.

i)	Statement of Compliance

These Condensed Consolidated Financial Statements have been prepared in accordance with the Corporations Act 2001 and AASB 134 which ensures compliance with IAS 34 Interim Financial Reporting.

ii)	Accounting policies

These Condensed Consolidated Financial Statements have been prepared on the basis of accounting policies and using methods of computation consistent with those applied in the 2015 ANZ Annual Financial Statements.

iii)	Software

In the current period the Group made a number of changes to the way in which it applies its accounting policy relating to the capitalisation of internally generated software assets by increasing the threshold for capitalisation of software development spend, reflecting the increasingly shorter useful life of smaller items of software, and direct expensing of more project related costs. The impact of the change was an accelerated amortisation charge of $556 million relating to previously capitalised software balances (of this, $88 million would otherwise have been amortised during the March 2016 half) and higher operating expenses during the period of $161 million relating to development costs that would otherwise have been capitalised. These costs would otherwise have been amortised to the Income Statement in future periods of up to 5 years.

iv)	Basis of measurement

The financial information has been prepared in accordance with the historical cost basis except that the following assets and liabilities are stated at their fair value:

¡	derivative financial instruments as well as, in the case of fair value hedging, the fair value adjustment on the underlying hedged exposure;

¡	available-for-sale financial assets;

¡	financial instruments held for trading; and

¡	assets and liabilities designated at fair value through profit and loss.

In accordance with AASB 1038 Life Insurance Contracts, life insurance liabilities are measured using the Margin on Services model.

In accordance with AASB 119 Employee Benefits, defined benefit obligations are measured using the Projected Unit Credit method.

v)	Use of estimates, assumptions and judgments

The preparation of these Condensed Consolidated Financial Statements requires the use of management judgement, estimates and assumptions that affect reported amounts and the application of accounting policies. Discussion of the critical accounting estimates and judgements, which include complex or subjective decisions or assessments are covered in Note 2 of the 2015 Annual Financial Statements. Such estimates and judgements are reviewed on an ongoing basis.

At 31 March 2016, the impairment assessment of non-lending assets identified that two of the Group’s associate investments (AMMB Holdings Berhad (Ambank) and PT Bank Pan Indonesia (PT Panin)) had indicators of impairment; specifically their market value (based on share price) was below their carrying value. The Group performed value in use (VIU) calculations to assess if the carrying value of the investments were impaired.

The VIU calculation is sensitive to a number of key assumptions, including discount rate, long term growth rates, future profitability and capital levels. The key assumptions used in the value in use calculations are outlined below:

	As at 31 Mar 16

	Ambank	PT Panin

Pre-tax discount rate	10.1%	13.7%

Terminal growth rate	5.0%	5.7%

Expected NPAT growth (compound annual growth rate – 5 years)	3.4%	5.0%

Core equity tier 1 rate	10% to 12.2%	11.3%

The VIU calculation continued to support the carrying value of the investment in PT Panin, however the VIU did not support the carrying value of the Group’s investment in Ambank. As a consequence the Group recorded an impairment charge of $260 million in the half year. The associate investment in Ambank forms part of the TSO and Group Centre operating segment.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

vi)	Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by Australian Securities and Investments Commission Class Order 98/100.

vii)	Comparatives

Certain amounts in the comparative information have been reclassified to conform to current period financial statement presentation.

vii)	New accounting standards not yet effective

The following accounting standards relevant to the Group have been issued but are not yet effective and have not been applied in these Condensed Consolidated Financial Statements:

AASB 9 Financial Instruments (‘AASB 9’)

The Australian Accounting Standards Board (AASB) issued the final version of AASB 9 in December 2014. When operative, this standard will replace AASB 139 Financial Instruments: Recognition and Measurement. AASB 9 addresses recognition and measurement requirements for financial assets and financial liabilities, impairment requirements that introduce an expected credit loss impairment model and general hedge accounting requirements which more closely align with risk management activities undertaken when hedging financial and non-financial risks.

AASB 9 is not mandatorily effective for the Group until 1 October 2018. The Group is in the process of assessing the impact of application of AASB 9 and is not yet able to reasonably estimate the impact on its financial statements.

The Group early adopted, in isolation, the part of AASB 9 relating to gains and losses attributable to changes in own credit risk of financial liabilities designated as fair value through profit or loss in the financial year ended 30 September 2014.

AASB 15 Revenue from Contracts with Customers (‘AASB 15’)

The AASB issued the final version of AASB 15 in December 2014. The standard is not mandatorily effective for the Group until 1 October 2018. AASB 15 contains new requirements for the recognition of revenue and additional disclosures about revenue.

While it is expected that a significant proportion of the Group’s revenue will be outside the scope of AASB 15, the Group is in the process of assessing the impact of application of AASB 15 and is not yet able to reasonably estimate the impact on its financial statements.

AASB 16 Leases (‘AASB 16’)

The AASB issued the final version of AASB 16 in February 2016. The standard is not mandatorily effective for the Group until 1 October 2019. AASB 16 introduces a single lessee accounting model and requires a lessee to recognise assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. A lessee is required to recognise a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments. AASB 16 substantially carries forward the lessor accounting requirements in AASB 117 Leases. Accordingly, a lessor continues to classify its leases as operating leases or finance leases, and to account for those two types of leases differently.

The Group is in the process of assessing the impact of AASB 16 and is not yet able to reasonably estimate the impact on its financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Income

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Interest income	15,090	15,132	15,394	0%	-2%

Interest expense	(7,522)	(7,654)	(8,256)	-2%	-9%

Net interest income	7,568	7,478	7,138	1%	6%

i) Fee and commission income

Lending fees[1]	391	411	422	-5%	-7%

Non-lending fees and commissions[2]	1,451	1,464	1,421	-1%	2%

Total fee and commission income[2]	1,842	1,875	1,843	-2%	0%

Fee and commission expense[2,3]	(574)	(547)	(540)	5%	6%

Net fee and commission income[2,3]	1,268	1,328	1,303	-5%	-3%

ii) Net funds management and insurance income

Funds management income[2]	446	458	484	-3%	-8%

Investment income	470	(1,301)	3,149	large	-85%

Insurance premium income[2]	780	865	768	-10%	2%

Commission (expense)	(192)	(213)	(239)	-10%	-20%

Claims[2]	(358)	(387)	(356)	-7%	1%

Changes in policy liabilities[4]	(323)	1,266	(2,700)	large	-88%

Elimination of treasury share (gain)/loss	34	107	(86)	-68%	large

Total net funds management and insurance income[2]	857	795	1,020	8%	-16%

iii) Share of associates’ profit	301	311	314	-3%	-4%

iv) Other income

Net foreign exchange earnings[2]	602	747	258	-19%	large

Net gain/(loss) from trading securities and derivatives[2]	(85)	(220)	95	-61%	large

Credit risk on credit intermediation trades	3	3	5	0%	-40%

Movement on financial instruments measured at fair value through profit & loss[5]	(155)	209	32	large	large

Brokerage income	25	24	34	4%	-26%

Impairment of Ambank	(260)	-	-	n/a	n/a

Gain on cessation of equity accounting of investment in Bank of Tianjin (BoT)	29	-	-	n/a	n/a

Gain on Esanda Dealer Finance divestment	66	-	-	n/a	n/a

Other[2]	46	175	41	-74%	12%

Total other income[2,5]	271	938	465	-71%	-42%

Total other operating income[2,6]	2,697	3,372	3,102	-20%	-13%

Total income[2]	17,787	18,504	18,496	-4%	-4%

1.	Lending fees exclude fees treated as part of the effective yield calculation in interest income.

2.	Certain insurance related income and card related fees have been reclassified within other operating income and operating expenses in the current period to better reflect the nature of the items. Comparatives have been restated. For the Sep 15 half, insurance and other wealth related income of $38 million was reclassified from other operating income to net funds management and insurance income (Mar 15: $41 million) and $9 million of card related fees were reclassified from other operating income to operating expenses (Mar 15: $10 million).

3.	Includes interchange fees paid.

4.	Includes policyholder tax gross up, which represents contribution tax (recovered at 15% on the super contributions made by members) debited to the policyholder account once a year in July when the statement is issued to the members at the end of the 30 June financial year.

5.	Includes fair value movements (excluding realised and accrued interest) on derivatives not designated as accounting hedges entered into to manage interest rate and foreign exchange risk on funding instruments, ineffective portions of cash flow hedges, and fair value movements in financial assets and liabilities designated at fair value through profit and loss.

6.	Total other operating income includes external dividend income of nil (Sep 15 half: $0.8 million; Mar 15 half: nil).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Operating expenses

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Personnel
Employee entitlements and taxes	133	170	155	-22%	-14%
Salaries and wages	2,024	1,867	1,852	8%	9%
Superannuation costs - defined benefit plans	-	4	3	-100%	-100%
Superannuation costs - defined contribution plans	169	169	155	0%	9%
Equity-settled share-based payments	92	108	108	-15%	-15%

Other	383	446	442	-14%	-13%

Total personnel expenses	2,801	2,764	2,715	1%	3%
Premises
Depreciation and amortisation	97	95	97	2%	0%
Rent	245	241	238	2%	3%
Utilities and other outgoings	84	93	87	-10%	-3%

Other	32	38	33	-16%	-3%

Total premises expenses	458	467	455	-2%	1%
Technology
Data communications	68	65	50	5%	36%
Depreciation and amortisation[1]	870	343	332	large	large
Licences and outsourced services	275	238	209	16%	32%
Rentals and repairs	89	80	78	11%	14%
Software impairment	2	13	4	-85%	-50%

Other	20	22	28	-9%	-29%

Total technology expenses	1,324	761	701	74%	89%

Restructuring	138	21	10	large	large
Other
Advertising and public relations[2]	132	181	144	-27%	-8%
Audit and other fees	10	10	11	0%	-9%
Non-lending losses, frauds and forgeries	62	31	35	100%	77%
Professional fees	186	182	142	2%	31%
Travel and entertainment expenses	86	105	100	-18%	-14%
Amortisation and impairment of other intangible assets	43	44	44	-2%	-2%
Freight, stationery, postage and telephone	135	136	127	-1%	6%

Other[2]	104	73	119	42%	-13%

Total other expenses[2]	758	762	722	-1%	5%

Total operating expenses[2]	5,479	4,775	4,603	15%	19%

1.	The March 2016 half includes a $556 million charge for accelerated amortisation associated with the software capitalisation changes.

2.	Certain cards related fees that are integral to the generation of income were reclassified from operating expenses to other operating income to better reflect the nature of the items and comparatives were restated. For the September 15 half $9 million of card related fees were reclassified from other operating income to operating expenses (Mar 15: $10 million).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Income tax expense

Reconciliation of the prima facie income tax expense on pre-tax profit with the income tax expense charged in the Income Statement

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Profit before income tax	3,882	5,390	5,143	-28%	-25%
Prima facie income tax expense at 30%	1,165	1,617	1,543	-28%	-24%
Tax effect of permanent differences:
Overseas tax rate differential	(25)	(36)	(59)	-31%	-58%
Rebateable and non-assessable dividends	-	(1)	(1)	-100%	-100%
Share of associates’ profit	(90)	(93)	(94)	-3%	-4%
Offshore Banking Unit	-	(1)	-	-100%	n/a
Wealth - Policyholder income and contributions tax	23	(64)	194	large	-88%
Wealth - Tax consolidation benefit	-	(56)	-	-100%	n/a
Impairment of Ambank	78	-	-	n/a	n/a
Gain on cessation of equity accounting for BoT	(9)	-	-	n/a	n/a
Tax provisions no longer required	(28)	-	(17)	n/a	65%
Interest on Convertible Instruments	35	35	37	0%	-5%

Other	1	(4)	26	large	-96%
	1,150	1,397	1,629	-18%	-29%

Income tax under/(over) provided in previous years	(10)	-	-	n/a	n/a

Total income tax expense charged in the income statement	1,140	1,397	1,629	-18%	-30%
Australia	799	972	1,171	-18%	-32%

Overseas	341	425	458	-20%	-26%
	1,140	1,397	1,629	-18%	-30%

Effective Tax Rate - Group	29.4%	25.9%	31.7%

5.	Dividends

	Half Year			Movement

Dividend per ordinary share (cents)	Mar 16	Sep 15	Mar 15	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Interim (fully franked)	80	-	86	n/a	-7%

Final (fully franked)	-	95	-	n/a	n/a

Total	80	95	86	-16%	-7%
Ordinary share dividend ($M)[1]
Interim dividend	-	2,379	-	n/a	n/a
Final dividend	2,758	-	2,619	n/a	5%

Bonus option plan adjustment	(47)	(51)	(41)	-8%	15%

Total[2]	2,711	2,328	2,578	16%	5%

Ordinary share dividend payout ratio (%)[3]	85.2%	69.2%	67.9%

1.	Dividends paid to ordinary equity holders of the Company. Excludes dividends paid by subsidiaries of the Group to non-controlling equity holders of $1.4 million (Sep 15 half: $1 million; Mar 15 half: nil).

2.	Dividends payable are not accrued and are recorded when paid.

3.	Dividend payout ratio is calculated using proposed 2016 interim dividend of $2,334 million (not shown in the above table). The proposed 2016 interim dividend of $2,334 million is based on the forecast number of ordinary shares on issue at the dividend record date. Dividend payout ratios for the September 2015 half and March 2015 half are calculated using actual dividends paid of $2,758 million and $2,379 million respectively. Dividend payout ratio is calculated by adjusting profit attributable to shareholders of the Company by the amount of preference share dividends paid.

Ordinary Shares

The Directors propose that an interim dividend of 80 cents be paid on each eligible fully paid ANZ ordinary share on 1 July 2016. The proposed 2016 interim dividend will be fully franked for Australian tax purposes, and New Zealand imputation credits of NZ 10 cents per ordinary share will also be attached.

ANZ has a Dividend Reinvestment Plan (DRP) and a Bonus Option Plan (BOP) that will operate in respect of the proposed 2016 interim dividend. For the 2016 interim dividend, ANZ intends to provide shares under the DRP and BOP through the issue of new shares. The “Acquisition Price” to be used in determining the number of shares to be provided under the DRP and BOP will be calculated by reference to the arithmetic average of the daily volume weighted average sale price of all fully paid ANZ ordinary shares sold in the ordinary course of trading on the ASX during the ten trading days commencing on 13 May 2016, and then rounded to the nearest whole cent. Shares provided under the DRP and BOP will rank equally in all respects with existing fully paid ANZ ordinary shares. Election notices from shareholders wanting to commence, cease or vary their participation in the DRP or BOP for the 2016 interim dividend must be received by ANZ’s Share Registrar by 5.00pm (Australian Eastern Standard Time) on 11 May 2016.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Subject to receiving effective contrary instructions from the shareholder, dividends payable to shareholders with a registered address in the United Kingdom (including the Channel Islands and the Isle of Man) or New Zealand will be converted to Pounds Sterling or New Zealand Dollars respectively at an exchange rate calculated on 13 May 2016.

Preference Shares

The Euro Trust Securities were bought back by ANZ for cash at face value and cancelled on 15 December 2014. During the period from 1 October 2014 to 15 December 2014, $1 million of preference share dividends were paid to security holders (€1.88 per preference share).

6.	Earnings per share

	Half Year			Movement

	Mar 16	Sep 15	Mar 15	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Number of fully paid ordinary shares on issue (M)[1]	2,917.6	2,902.7	2,766.0	1%	5%
Basic
Profit attributable to shareholders of the Company ($M)	2,738	3,987	3,506	-31%	-22%

Less Preference share dividends ($M)	-	-	(1)	n/a	-100%
Profit less preference share dividends ($M)	2,738	3,987	3,505	-31%	-22%
Weighted average number of ordinary shares (M)[2]	2,889.3	2,780.6	2,737.3	4%	6%

Basic earnings per share (cents)[3]	94.8	143.4	128.0	-34%	-26%
Diluted
Profit less preference share dividends ($M)	2,738	3,987	3,505	-31%	-22%
Interest on ANZ Convertible Preference Shares ($M)[4]	62	61	67	2%	-7%
Interest on ANZ Capital Notes ($M)[5]	73	74	60	-1%	22%
Interest on ANZ NZ Capital Notes ($M)[6]	12	12	-	0%	n/a

Profit less preference share dividends and interest on ANZ Convertible Preference Shares, ANZ Capital Notes and ANZ NZ Capital Notes ($M)	2,885	4,134	3,632	-30%	-21%
Weighted average number of shares on issue (M)[2]	2,889.3	2,780.6	2,737.3	4%	6%
Weighted average number of convertible options (M)	6.9	6.3	6.2	10%	11%
Weighted average number of ANZ Convertible Preference Shares (M)[4]	142.5	123.4	91.2	15%	56%
Weighted average number of convertible ANZ Capital Notes (M)[5]	159.3	138.0	79.3	15%	large

Weighted average number of convertible ANZ NZ Capital Notes (M)[6]	19.4	17.0	0.1	14%	large

Adjusted weighted average number of shares - diluted (M)	3,217.4	3,065.3	2,914.1	5%	10%

Diluted earnings per share (cents)[3]	89.7	134.9	124.6	-34%	-28%

1.	Number of fully paid ordinary shares on issue includes Treasury shares of 23.0 million at 31 March 2016 (Sep 15: 23.0 million; Mar 15: 24.6 million), comprised of 11.0 million in ANZEST Pty Ltd (Sep 15: 11.4 million; Mar 15: 11.5 million) and 12.0 million held in Wealth (Sep 15: 11.6 million; Mar 15: 13.1 million). Number of fully paid ordinary shares also includes 80.8 million resulting from the Institutional share placement on 13 August 2015 and 27.3 million resulting from the Retail share purchase plan on 17 September 2015.

2.	Weighted average number of ordinary shares excludes 10.7 million weighted average number of ordinary Treasury shares for the half year ended 31 March 2016 held in ANZEST Pty Ltd for the group employee share acquisition scheme (Sep 15: 11.4 million; Mar 15: 12.3 million) and excludes 12.1 million weighted average number of ordinary Treasury shares for the half year ended 31 March 2016 held in Wealth (Sep 15: 12.1 million; Mar 15: 12.7 million).

3.	Basic earnings per share was reduced by 3.6 cents for the half year ended 31 March 2016 (Sep 15: 1.2 cents per share) and Diluted earnings per share was reduced by 3.1 cents (Sep 15: 1.0 cents per share) as a result of the Institutional share placement and the Retail share purchase plan which increased the weighted average number of ordinary shares by 108.0 million for the half year ended 31 March 2016 (Sep 15: 23.7 million).

4.	There are two “tranches” of convertible preference shares. The first are convertible preference shares (CPS2) issued on 17 December 2009 that convert to ordinary shares on 15 December 2016 at the market price of ANZ ordinary shares less 1.0% (subject to certain conversion conditions). The second are convertible preference shares (CPS3) issued on 28 September 2011 that convert to ordinary shares on 1 September 2019 at the market price of ANZ ordinary shares less 1.0% (subject to certain conversion conditions).

5.	There are three “tranches” of ANZ Capital Notes. The first are ANZ Capital Notes 1 (CN1) issued on 7 August 2013 which convert to ANZ ordinary shares on 1 September 2023 at the market price of ANZ ordinary shares less 1.0% (subject to certain conversion conditions). The second are ANZ Capital Notes 2 (CN2) issued on 31 March 2014 which convert to ANZ ordinary shares on 24 March 2024 at the market price of ANZ ordinary shares less 1.0% (subject to certain conversion conditions). The third are ANZ Capital Notes 3 (CN3) issued on 5 March 2015 which convert to ANZ ordinary shares on 24 March 2025 at the market price of ANZ ordinary shares less 1.0% (subject to certain conversion conditions).

[6].	ANZ Bank New Zealand Limited issued ANZ NZ Capital Notes on 31 March 2015 which convert to ANZ ordinary shares on 25 May 2022 at the market price of ANZ ordinary shares less 1.0% (subject to certain conversion conditions).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Segment analysis

(i)   Description of segments

During the March 2016 half, the Group announced changes to the organisation’s structure to better meet the needs of our retail, commercial and institutional customers. As a result of these organisational changes there are six reported divisions; Australia, New Zealand, Institutional, Asia Retail & Pacific, Wealth and Technology, Services & Operations (“TSO”) and Group Centre. These divisions were created by removing the Asia Retail & Pacific business from the former International & Institutional Banking (“IIB”) division, and repositioning minority investments in Asia from IIB to the Group Centre. The residual IIB business has been renamed Institutional.

The Wealth changes designed to simplify the approach to the wealth management business will not take effect until 1 April 2016. For further information on the composition of the divisions refer to the Definitions on page 150.

Other than those described above, there have been no other significant structural change. However, certain prior period comparatives have been restated to align with current period presentation as a result of changes to customer segmentation and the continued realignment of support functions. The divisions reported below are consistent with internal reporting provided to the chief operating decision maker, being the Chief Executive Officer.

(ii)  Operating segments

		Half Year			Movement

Operating Income		Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia		4,632	4,503	4,310	3%	7%

Institutional		2,713	2,792	2,970	-3%	-9%

New Zealand		1,373	1,340	1,345	2%	2%

Wealth		880	881	851	0%	3%

Asia Retail & Pacific		559	550	512	2%	9%

TSO and Group Centre[1]		159	276	207	-42%	-23%
Subtotal		10,316	10,342	10,195	0%	1%

Other[2]		(51)	508	45	large	large
Group total		10,265	10,850	10,240	-5%	0%

1.    Includes $260 million impairment of our investment in Ambank, $66 million gain arising from the Esanda Dealer Finance divestment, and the $29 million gain on cessation of equity accounting of BoT.

2.    In evaluating the performance of the operating divisions, certain items are removed from the operating division results where they are not considered integral to the ongoing performance of the segment and are evaluated separately.

		Half Year			Movement

Profit		Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Australia		1,753	1,706	1,650	3%	6%

Institutional		632	893	1,071	-29%	-41%

New Zealand		578	561	566	3%	2%

Wealth		261	346	263	-25%	-1%

Asia Retail & Pacific		53	45	99	18%	-46%

TSO and Group Centre		(495)	(11)	27	large	large
Subtotal		2,782	3,540	3,676	-21%	-24%

Other[1]		(44)	447	(170)	large	-74%
Group total		2,738	3,987	3,506	-31%	-22%

1.    In evaluating the performance of the operating divisions, certain items are removed from the operating division results where they are not considered integral to the ongoing performance of the division and are evaluated separately. These items are set out in part (iii) of this note (refer pages 91 to 96 for further analysis).

(iii) Other items

The table below sets out the profit after tax impact of other items.

		Half Year			Movement

Item gains/(losses)	Related segment	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Treasury shares adjustment	Wealth	29	95	(79)	-69%	large

Revaluation of policy liabilities	Wealth	14	6	67	large	-79%

Economic hedging	Institutional	(128)	165	14	large	large

Revenue and net investment hedges	TSO and Group Centre	39	179	(176)	-78%	large

Structured credit intermediation trades	Institutional	2	2	4	0%	-50%
Total profit after tax		(44)	447	(170)	large	-74%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.	Note to the Cash Flow Statement

(i) Reconciliation of profit after income tax to net cash provided by/(used in) operating activities

	Half Year
	Inflows (Outflows)	Inflows (Outflows)	Inflows (Outflows)

	Mar 16 $M	Sep 15 $M	Mar 15 $M

Profit after income tax	2,738	3,987	3,506

Adjustments to reconcile to net cash provided by/(used in) operating activities

Provision for credit impairment	904	685	494

Depreciation and amortisation	1,010	482	473

Profit on Esanda Dealer Finance divestment	(66)	-	-

(Profit)/loss on sale of premises and equipment	(10)	6	-

Net derivatives/foreign exchange adjustment	257	4,711	9,684

Equity-settled share-based payments expense[1]	65	107	(89)

Impairment of investment in AmBank	260	-	-

Other non-cash movements	(297)	(199)	(300)

Net (increase)/decrease in operating assets:

Trading securities	(2,160)	2,460	410

Collateral paid	(3,462)	920	(4,505)

Net loans and advances	(6,440)	(15,554)	(16,726)

Investments backing policy liabilities	(384)	1,335	(3,122)

Interest receivable	(113)	137	(31)

Accrued income	(128)	-	(44)

Net tax assets	(415)	(36)	(20)

Net increase/(decrease) in operating liabilities:

Deposits and other borrowings	20,283	(533)	30,583

Settlement balances owed by ANZ	2,517	3,476	(2,695)

Collateral received	(744)	2,437	(1,364)

Life insurance contract policy liabilities	355	(1,253)	2,760

Payables and other liabilities	(2,638)	(1,406)	432

Interest payable	(122)	507	(55)

Accrued expenses	(109)	(116)	(32)

Provisions including employee entitlements	134	(42)	6
Total adjustments	8,697	(1,876)	15,859
Net cash provided by/(used in) operating activities	11,435	2,111	19,365

1.	The equity settled share-based payments expense is net of on-market share purchases of $34 million (Sep 15 half: nil; Mar 15 half: $197 million) used to satisfy the obligation.

(ii) Reconciliation of cash and cash equivalents

Cash and cash equivalents at the end of the period as shown in the Cash Flow Statement are reflected in the related items in the Balance Sheet as follows:

	As at

	Mar 16 $M	Sep 15 $M	Mar 15 $M

Cash	49,144	53,903	46,004

Settlement balances owed to ANZ	19,567	15,375	19,458
	68,711	69,278	65,462
(iii) Non-cash financing and investing activities

	Half Year

Share capital issues	Mar 16 $M	Sep 15 $M	Mar 15 $M

Dividends satisfied by share issue	215	865	257

Dividends satisfied by bonus share issue	47	51	41
	262	916	298

(iv) Esanda Dealer Finance divestment

During the period, the Group received $6,682 million proceeds on the Esanda Dealer Finance divestment. The net assets sold of $6,540 million primarily included net loans and advances in the retail portfolio. This does not include the Esanda Dealer Finance bailment facilities that are progressively being transferred. No cash was included in the net assets sold.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Net loans and advances

	As at			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Australia

Overdrafts	6,175	6,284	5,998	-2%	3%

Credit card outstandings	8,872	8,950	9,134	-1%	-3%

Commercial bills outstanding	10,439	10,420	10,859	0%	-4%

Term loans - housing	242,426	230,879	217,756	5%	11%

Term loans - non-housing[1]	118,456	124,051	118,027	-5%	0%

Lease receivables	1,255	1,346	1,345	-7%	-7%

Hire purchase	957	1,111	1,293	-14%	-26%

Other	255	114	489	large	-48%

	388,835	383,155	364,901	1%	7%

Asia Pacific, Europe & America

Overdrafts	1,175	1,616	1,643	-27%	-28%

Credit card outstandings	1,446	1,445	1,370	0%	6%

Commercial bills outstanding	2,692	3,781	3,286	-29%	-18%

Term loans - housing	7,226	7,846	7,430	-8%	-3%

Term loans - non-housing	56,429	69,669	74,041	-19%	-24%

Lease receivables	254	341	222	-26%	14%

Other	341	137	31	large	large

	69,563	84,835	88,023	-18%	-21%

New Zealand

Overdrafts	1,017	1,055	1,147	-4%	-11%

Credit card outstandings	1,517	1,535	1,609	-1%	-6%

Term loans - housing	63,649	61,743	63,311	3%	1%

Term loans - non-housing	39,003	38,973	40,259	0%	-3%

Lease receivables	206	214	250	-4%	-18%

Hire purchase	901	860	862	5%	5%

Other	-	-	123	n/a	-100%

	106,293	104,380	107,561	2%	-1%

Sub-total	564,691	572,370	560,485	-1%	1%

Unearned income	(596)	(739)	(803)	-19%	-26%

Capitalised brokerage/mortgage origination fees[2]	1,013	1,253	1,127	-19%	-10%

Customers’ liabilities for acceptances	760	1,371	1,422	-45%	-47%

Gross loans and advances (including assets classified as held for sale)	565,868	574,255	562,231	-1%	1%

Provision for credit impairment (refer Note 10)	(4,100)	(4,017)	(4,028)	2%	2%

Net loans and advances (including assets classified as held for sale)	561,768	570,238	558,203	-1%	1%

Assets classified as held for sale[1]	-	(8,065)	-	-100%	n/a

Net loans and advances	561,768	562,173	558,203	0%	1%

1.	Includes $766 million of Esanda Dealer Finance bailment facilities which are due to migrate to Macquarie Group Limited during the third quarter of 2016. These assets formed part of the $8,065 million classified as held for sale as at 30 September 2015.

2.	Capitalised brokerage/mortgage origination fees are amortised over the expected life of the loan.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	Provision for credit impairment

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Individual provision

Balance at start of period	1,061	1,114	1,176	-5%	-10%

New and increased provisions	1,137	951	806	20%	41%

Write-backs	(160)	(174)	(260)	-8%	-38%

Adjustment for exchange rate fluctuations	(26)	7	33	large	large

Discount unwind	(26)	(22)	(32)	18%	-19%

Bad debts written-off	(656)	(815)	(609)	-20%	8%

Esanda Dealer Finance divestment	(92)	-	-	n/a	n/a

Total individual provision	1,238	1,061	1,114	17%	11%

Collective provision

Balance at start of period	2,956	2,914	2,757	1%	7%

Charge/(release) to income statement	26	40	55	-35%	-53%

Adjustment for exchange rate fluctuations	(47)	2	102	large	large

Esanda Dealer Finance divestment	(73)	-	-	n/a	n/a

Total collective provision[1]	2,862	2,956	2,914	-3%	-2%

Total provision for credit impairment	4,100	4,017	4,028	2%	2%

1.	The collective provision includes amounts for off-balance sheet credit exposures of $663 million at March 2016 (Sep 15: $677 million; Mar 2015: $646 million). The impact on the income statement for the half year ended 31 March 2016 was a $3 million charge (Sep 2015 half: $20 million charge; Mar 2015 half: $7 million charge).

	Half Year			Movement

Provision movement analysis	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

New and increased individual provisions

Australia	738	616	587	20%	26%

Asia Pacific, Europe & America	299	227	116	32%	large

New Zealand	100	108	103	-7%	-3%

	1,137	951	806	20%	41%

Write-backs	(160)	(174)	(260)	-8%	-38%

	977	777	546	26%	79%

Recoveries of amounts previously written-off	(99)	(132)	(107)	-25%	-7%

Individual credit impairment charge	878	645	439	36%	100%

Collective credit impairment charge	26	40	55	-35%	-53%

Credit impairment charge	904	685	494	32%	83%

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Individual provision balance

Australia	762	698	698	9%	9%

Asia Pacific, Europe & America	353	216	219	63%	61%

New Zealand	123	147	197	-16%	-38%

Total individual provision	1,238	1,061	1,114	17%	11%

Collective provision balance

Australia	1,844	1,895	1,882	-3%	-2%

Asia Pacific, Europe & America	597	636	582	-6%	3%

New Zealand	421	425	450	-1%	-6%

Total collective provision	2,862	2,956	2,914	-3%	-2%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.	Deposits and other borrowings

	As at			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Australia
Certificates of deposit	56,513	57,390	55,857	-2%	1%

Term deposits	68,427	66,394	69,595	3%	-2%

On demand and short term deposits	169,268	164,009	150,832	3%	12%

Deposits not bearing interest	8,116	7,782	7,133	4%	14%

Deposits from banks	24,532	19,692	19,761	25%	24%

Commercial paper	15,106	15,511	11,446	-3%	32%

Securities sold under repurchase agreements	653	177	605	large	8%

	342,615	330,955	315,229	4%	9%

Asia Pacific, Europe & America

Certificates of deposit	6,888	5,379	2,354	28%	large

Term deposits	90,112	96,487	101,087	-7%	-11%

On demand and short term deposits	25,010	27,663	23,966	-10%	4%

Deposits not bearing interest	4,586	5,126	4,684	-11%	-2%

Deposits from banks	19,340	19,249	27,716	0%	-30%

Commercial paper	1,045	2,965	5,125	-65%	-80%

Securities sold under repurchase agreements	495	601	565	-18%	-12%

	147,476	157,470	165,497	-6%	-11%

New Zealand

Certificates of deposit	1,675	677	1,435	large	17%

Term deposits	33,871	31,795	34,211	7%	-1%

On demand and short term deposits	39,276	37,662	36,896	4%	6%

Deposits not bearing interest	6,552	6,103	6,148	7%	7%

Deposits from banks	127	43	43	large	large

Commercial paper	4,913	4,511	6,157	9%	-20%

Borrowing corporations’ debt	1,566	1,578	1,599	-1%	-2%

	87,980	82,369	86,489	7%	2%

Total deposits and other borrowings	578,071	570,794	567,215	1%	2%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	Subordinated debt

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Additional Tier 1 Capital[1]
Convertible Preference Shares (ANZ CPS)
ANZ CPS2[2]	1,969	1,969	1,969	0%	0%
ANZ CPS3[3]	1,338	1,336	1,335	0%	0%
ANZ Capital Notes (ANZ CN)
ANZ CN1[4]	1,113	1,112	1,110	0%	0%
ANZ CN2[5]	1,600	1,598	1,597	0%	0%
ANZ CN3[6]	961	959	958	0%	0%
ANZ NZ Capital Notes[7]	446	449	484	-1%	-8%
Tier 2 Capital[8]
Perpetual subordinated notes	1,145	1,188	1,211	-4%	-5%
Term subordinated notes	8,985	8,398	7,799	7%	15%

Total subordinated debt	17,557	17,009	16,463	3%	7%

1.	ANZ Capital Notes and the ANZ NZ Capital Notes are Basel 3 compliant. APRA has granted transitional capital treatment for ANZ CPS2 and CPS3 until their first conversion date.

2.	On 17 December 2009, ANZ issued convertible preference shares (CPS2) which will convert into ANZ ordinary shares on 15 December 2016 at a 1% discount (subject to certain conditions being satisfied).

3.	On 28 September 2011, ANZ issued convertible preference shares (CPS3) which will convert into ANZ ordinary shares on 1 September 2019 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125% then the convertible preference shares will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on and from 1 September 2017 the convertible preference shares are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

4.	On 7 August 2013, ANZ issued convertible notes (ANZ Capital Notes 1 or CN1) which will convert into ANZ ordinary shares on 1 September 2023 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 1 September 2021 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

5.	On 31 March 2014, ANZ issued convertible notes (ANZ Capital Notes 2 or CN2) which will convert into ANZ ordinary shares on 24 March 2024 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 24 March 2022 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

6.	On 5 March 2015, ANZ acting through its New Zealand Branch issued convertible notes (ANZ Capital Notes 3 or CN3) which will convert into ANZ ordinary shares on 24 March 2025 at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 24 March 2023 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ.

7.	On 31 March 2015, ANZ Bank New Zealand Limited (ANZ Bank NZ) issued convertible notes (ANZ NZ Capital Notes) which will convert into ANZ ordinary shares on 25 May 2022 at a 1% discount (subject to certain conditions being satisfied). If ANZ or ANZ Bank NZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, ANZ receives a notice of non-viability from APRA, ANZ Bank NZ receives a direction from RBNZ or a statutory manager is appointed to ANZ Bank NZ and makes a determination, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 25 May 2020 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ Bank NZ.

8.	The convertible subordinated notes are Basel 3 compliant. APRA has granted transitional capital treatment for all other outstanding subordinated notes until their first call date or, in the case of the perpetual subordinated notes the earlier of the end of the transitional period (December 2021) and the first call date when a step-up event occurs. If ANZ receives a notice of non-viability from APRA, then the convertible subordinated notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13. Credit	risk

Financial assets maximum exposure to credit risk

For financial assets recognised on the balance sheet, the maximum exposure to credit risk is the carrying amount. In certain circumstances, there may be differences between the carrying amounts reported on the balance sheet and the amounts reported in the tables below. Principally, these differences arise in respect of financial assets that are subject to risks other than credit risk, such as equity investments which are primarily subject to market risk. For contingent exposures, the maximum exposure to credit risk is the maximum amount the Group would have to pay if the instrument is called upon. For undrawn facilities, the maximum exposure to credit risk is the full amount of the committed facilities.

The following tables present the maximum exposure to credit risk of on-balance sheet and off-balance sheet financial assets before taking account of any collateral held or other credit enhancements.

	As at			Movement

Maximum exposure to credit risk	Mar 16 $M	Sep 15 $M1	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Net loans and advances[2]	561,768	570,238	558,203	-1%	1%

Other financial assets[3]	280,101	265,167	246,131	6%	14%

On-balance sheet sub total	841,869	835,405	804,334	1%	5%

Undrawn facilities	219,086	230,794	213,303	-5%	3%

Contingent facilities	38,750	40,335	41,018	-4%	-6%

Off-balance sheet sub total	257,836	271,129	254,321	-5%	1%

Total exposure to credit risk	1,099,705	1,106,534	1,058,655	-1%	4%

1.	The September 2015 half include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

2.	Includes individual and collective provisions for credit impairment held in respect of credit related commitments.

3.	Certain other financial assets totalling $37.1 billion (Sep 15 half: $36.6 billion; Mar 15 half: $38.2 billion) have been excluded. These are comprised of bank notes and coins within cash, equity instruments within available-for-sale financial assets and investments relating to the insurance business where the credit risk is passed onto the policy holder.

Distribution of financial assets by credit quality

	Net loans and advances[1]			Other financial assets			Credit related commitments[1,2]
	As at			As at			As at

	Mar 16 $M	Sep 15 $M3	Mar 15 $M	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 $M	Sep 15 $M	Mar 15 $M
Neither past due nor impaired	545,953	556,393	543,280	280,082	265,130	246,104	257,099	270,395	253,606

Past due but not impaired	14,926	12,958	14,071	-	-	-	-	-	-

Restructured	226	184	146	-	-	-	-	-	-

Net impaired	1,355	1,403	1,385	19	37	27	45	34	36

Total	562,460	570,938	558,882	280,101	265,167	246,131	257,144	270,429	253,642

1.	Individual and collective provisions for credit impairment held in respect of credit related commitments have been reallocated to credit related commitments in this table.

2.	Comprises undrawn commitments and customer contingent liabilities net of collective and individual provisions.

3.	The September 2015 half include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

Credit quality of financial assets neither past due nor impaired

The credit quality of financial assets is managed by the Group using internal customer credit ratings (CCRs) based on their current probability of default. The Group’s masterscales are mapped to external rating agency scales, to enable wider comparisons.

	Net loans and advances			Other financial assets			Credit related commitments[1]
	As at			As at			As at

	Mar 16 $M	Sep 15 $M2	Mar 15 $M	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 $M	Sep 15 $M	Mar 15 $M
Strong credit profile[3]	419,296	423,572	412,909	275,339	260,041	241,170	211,147	220,815	211,380

Satisfactory risk[4]	109,110	112,822	112,049	4,525	4,729	4,574	42,913	46,681	39,773

Sub-standard but not past due or impaired[5]	17,547	19,999	18,322	218	360	360	3,039	2,899	2,453

Total	545,953	556,393	543,280	280,082	265,130	246,104	257,099	270,395	253,606

1.	Comprises undrawn commitments and customer contingent liabilities net of collective provisions.

2.	The September 2015 half include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

3.	Customers that have demonstrated superior stability in their operating and financial performance over the long-term, and whose debt servicing capacity is not significantly vulnerable to foreseeable events. This rating broadly corresponds to ratings “Aaa” to “Baa3” and “AAA” to “BBB-” of Moody’s and Standard & Poor’s respectively.

4.	Customers that have consistently demonstrated sound operational and financial stability over the medium to long term, even though some may be susceptible to cyclical trends or variability in earnings. This rating broadly corresponds to ratings “Ba2” to “Ba3” and “BB” to “BB-” of Moody’s and Standard & Poor’s respectively.

5.	Customers that have demonstrated some operational and financial instability, with variability and uncertainty in profitability and liquidity projected to continue over the short and possibly medium term. This rating broadly corresponds to ratings “B1” to “Caa” and “B+” to “CCC” of Moody’s and Standard & Poor’s respectively.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.	Credit Risk, cont’d

Ageing analysis of financial assets that are past due but not impaired

Ageing analysis of past due loans is used by the Group to measure and manage emerging credit risks. Financial assets that are past due but not impaired include those which are assessed, approved and managed on a portfolio basis within a centralised environment (for example credit cards and personal loans) that can be held on a productive basis until they are 180 days past due, as well as those which are managed on an individual basis.

A large portion of retail credit exposures, such as residential mortgages, are generally well secured. That is, the value of supporting collateral is sufficient to cover amounts outstanding.

	As at			Movement

Ageing analysis of net loans and advances that are past due but not impaired	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
1-5 days	2,926	2,621	3,323	12%	-12%

6-29 days	5,942	5,235	5,271	14%	13%

30-59 days	2,222	1,674	2,069	33%	7%

60-89 days	1,263	1,050	1,160	20%	9%

>90 days	2,573	2,378	2,248	8%	14%

Total	14,926	12,958	14,071	15%	6%

Financial assets that are individually impaired

ANZ regularly reviews its portfolio and monitors adherence to contractual terms. When doubt arises as to the collectability of a credit facility, the financial instrument (or ‘the facility’) is classified and reported as individually impaired and an individual provision is allocated against it.

As described in the summary of significant accounting policies in the 2015 Annual Financial Statements, impairment provisions are created for financial instruments that are reported on the balance sheet at amortised cost. For instruments reported at fair value, impairment provisions are treated as part of overall change in fair value and directly reduce the reported carrying amounts.

	Impaired instruments			Individual provision balances
	As at			As at

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 $M	Sep 15 $M	Mar 15 $M
Derivative financial instruments[1]	19	37	27	-	-	-

Net loans and advances	2,564	2,441	2,466	1,209	1,038	1,081

Credit related commitments[2]	74	57	69	29	23	33

Total	2,657	2,535	2,562	1,238	1,061	1,114

1.	Derivative financial instruments are net of credit valuation adjustments.

2.	Comprises undrawn commitments and customer contingent liabilities.

	As at			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Less than $10 million	1,597	1,748	1,903	-9%	-16%

$10 million to $100 million	970	708	607	37%	60%

Greater than $100 million	316	263	198	20%	60%

Gross impaired assets[1]	2,883	2,719	2,708	6%	6%

Less: Individual provision for credit impairment	(1,238)	(1,061)	(1,114)	17%	11%

Net impaired assets	1,645	1,658	1,594	-1%	3%

1.	Includes $226 million of restructured items (Sep 15: $184 million; Mar 15: $146 million).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Fair Value Measurement

A significant number of financial instruments are carried on the balance sheet at fair value. The following disclosures set out the classification of financial assets and financial liabilities and, in respect of the fair value either recognised or disclosed, the various levels within which fair value measurements are categorised, and the valuation methodologies and techniques used. The fair value disclosure does not cover those instruments that are not considered financial instruments from an accounting perspective, such as intangible assets.

(i)   Financial assets and financial liabilities measured at fair value in the balance sheet

(a)	Valuation methodologies

ANZ has an established control framework that ensures fair value is either determined or validated by a function independent of the party that undertakes the transaction. The control framework ensures that all models are calibrated periodically to test that outputs reflect prices from observable current market transactions in the same instrument or other available observable market data.

Where quoted market prices are used, prices are independently verified from other sources. For fair values determined using a valuation model, the control framework may include, as applicable, independent development or validation of valuation models, any inputs to those models, any adjustments required outside the valuation model and, where possible, independent validation of model outputs. In this way, continued appropriateness of the valuations is ensured.

In instances where the Group holds offsetting risk positions, the Group uses the portfolio exemption in AASB 13 to measure the fair value of such groups of financial assets and financial liabilities on the basis of the price that would be received to sell a net long position (that is, an asset) for a particular risk exposure or to transfer a net short position (that is, a liability) for a particular risk exposure.

The Group categorises its fair value measurements on the basis of inputs used in measuring fair value using the fair value hierarchy below:

¡	Level 1 – Financial instruments that have been valued by reference to unadjusted quoted prices in active markets for identical financial instruments. This category includes financial instruments valued using quoted yields where available for specific debt securities.

¡	Level 2 – Financial instruments that have been valued through valuation techniques incorporating inputs other than quoted prices within Level 1 that are observable for a similar financial asset or liability, either directly or indirectly.

¡	Level 3 – Financial instruments that have been valued using valuation techniques which incorporate significant inputs that are not based on observable market data (unobservable inputs).

(b)	Valuation techniques and inputs used

In the event that there is no quoted market price for the instrument, fair value is based on valuation techniques. The valuation models incorporate the impact of bid/ask spreads, counterparty credit spreads, funding costs and other factors that would influence the fair value determined by market participants.

The majority of valuation techniques employ only observable market data. However, for certain financial instruments the valuation technique may employ some data (valuation inputs or components) which is not readily observable in the current market. In these cases valuation inputs (or components of the overall value) are derived and extrapolated from other relevant market data and tested against historic transactions and observed market trends. To the extent that valuation is based on models or inputs that are not observable in the market, the determination of fair value can be more subjective, dependent on the significance of the unobservable input to the overall valuation.

The following valuation techniques have been applied to determine the fair values of financial instruments where there is no quoted price for the instrument:

¡	For instruments classified as Trading security assets and Securities short sold, Derivative financial assets and liabilities, Available-for-sale assets, and Investments backing policy liabilities, fair value measurements are derived by using modelled valuation techniques (including discounted cash flow models) that incorporate market prices/yields for securities with similar credit risk, maturity and yield characteristics; and/or current market yields for similar instruments.

¡	For Net loans and advances, Deposits and other borrowings and Debt issuances, discounted cash flow techniques are used where contractual future cash flows of the instrument are discounted using discount rates incorporating wholesale market rates or market borrowing rates of debt with similar maturities or a yield curve appropriate for the remaining term to maturity.

¡	The fair value of external unit holder liabilities (life insurance funds) represents the external unit holder’s share of the net assets of the consolidated investment funds, which are carried at fair value. The fair value of policy liabilities, being liabilities of the insurance business is directly linked to the performance and value of the assets backing the liabilities. These liabilities are carried at fair value using observable inputs.

Further details of valuation techniques and significant unobservable inputs used in measuring fair values are described in (ii)(a) below.

There have been no substantial changes in the valuation techniques applied to different classes of financial instruments during the current half-year period.

(c)	Fair value measurements

The following table provides an analysis of financial instruments carried at fair value at reporting date categorised according to the lowest level input into a valuation model or a valuation component that is significant to the reported fair value. The significance of the input is assessed against the reported fair value of the financial instrument and considers various factors specific to the financial instrument. The fair value has been allocated in full to the category in the fair value hierarchy which most appropriately reflects the determination of the fair value.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Fair value measurements
As at March 2016	Level 1 $M	Level 2 $M	Level 3 $M	Total $M
Financial assets

Trading securities	46,988	3,080	5	50,073

Derivative financial instruments	519	88,143	85	88,747

Available-for-sale assets[1]	43,262	6,819	296	50,377

Net loans and advances (measured at fair value)	-	574	14	588

Investments backing policy liabilities[1]	17,550	16,473	518	34,541
Total	108,319	115,089	918	224,326

Financial liabilities

Deposits and other borrowings (designated at fair value)	-	4,986	-	4,986

Derivative financial instruments	635	90,988	83	91,706

Policy liabilities[2]	-	34,854	-	34,854

External unit holder liabilities (life insurance funds)	-	3,265	-	3,265

Payables and other liabilities[3]	2,761	201	-	2,962

Debt issuances (designated at fair value)	-	2,823	-	2,823
Total	3,396	137,117	83	140,596

As at September 2015
Financial assets

Trading securities	45,227	3,769	4	49,000

Derivative financial instruments	388	85,155	82	85,625

Available-for-sale assets	37,086	6,347	234	43,667

Net loans and advances (measured at fair value)	-	683	16	699

Investments backing policy liabilities	17,983	16,298	539	34,820
Total	100,684	112,252	875	213,811

Financial liabilities

Deposits and other borrowings (designated at fair value)	-	4,576	-	4,576

Derivative financial instruments	782	80,387	101	81,270

Policy liabilities[2]	-	35,029	-	35,029

External unit holder liabilities (life insurance funds)	-	3,291	-	3,291

Payables and other liabilities[3]	2,443	125	-	2,568

Debt issuances (designated at fair value)	-	3,165	-	3,165
Total	3,225	126,573	101	129,899

As at March 2015
Financial assets

Trading securities	48,091	3,295	-	51,386

Derivative financial instruments	432	73,027	121	73,580

Available-for-sale assets	31,502	6,514	320	38,336

Net loans and advances (designated at fair value)	-	695	-	695

Investments backing policy liabilities	19,141	16,615	739	36,495
Total	99,166	100,146	1,180	200,492

Financial liabilities

Deposits and other borrowings (designated at fair value)	-	6,278	-	6,278

Derivative financial instruments	688	72,397	125	73,210

Policy liabilities[2]	-	36,449	-	36,449

External unit holder liabilities (life insurance funds)	-	3,489	-	3,489

Payables and other liabilities[3]	3,905	158	-	4,063

Debt issuances (designated at fair value)	-	3,501	-	3,501
Total	4,593	122,272	125	126,990
[1].	During the period there were transfers from Level 1 to Level 2 of $599 million (Sep 2015: $190 million, Mar 2015: $114 million) following a reassessment of available pricing information. Of the total transfers of $599 million in the current period, $486 million relates to Available-for-sale assets and $113 million relates to Investments backing policy liabilities. During the period there were also transfers from Level 2 to Level 1 of $14 million (Sep 2015: $114 million, Mar 2015: $127 million) following increased trading activity to support the quoted prices relating to Investments backing policy liabilities. Transfers into and out of Level 1 and Level 2 are deemed to have occurred as of the beginning of the reporting period in which the transfer occurred.

2.	Policy liabilities relate to life investment contract liabilities only as these are designated at fair value through profit or loss.

3.	Represents securities short sold.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(ii)	Details of fair value measurements that incorporate unobservable market data

(a)	Composition of Level 3 fair value measurements

The following table presents the composition of financial instruments measured at fair value with significant unobservable inputs (Level 3 fair value measurements).

As at March 2016	Financial assets					Financial liabilities

	Trading securities $M	Derivatives $M	Available-for- sale $M	Net loans and advances $M	Investments backing policy liabilities $M	Derivatives $M

Asset backed securities	-	-	1	-	192	-

Illiquid corporate bonds	5	-	260	14	6	-

Structured credit products	-	49	-	-	-	(62)

Alternative assets	-	-	35	-	320	-

Other derivatives	-	36	-	-	-	(21)
Total	5	85	296	14	518	(83)

As at September 2015

Asset backed securities	-	-	2	-	188	-

Illiquid corporate bonds	4	-	198	16	-	-

Structured credit products	-	52	-	-	-	(67)

Alternative assets	-	-	34	-	351	-

Other derivatives	-	30	-	-	-	(34)
Total	4	82	234	16	539	(101)

As at March 2015

Asset backed securities	-	-	1	-	191	-

Illiquid corporate bonds	-	-	289	-	5	-

Structured credit products	-	59	-	-	-	(77)

Managed funds (suspended)	-	-	-	-	5	-

Alternative assets	-	-	30	-	538	-

Other derivatives	-	62	-	-	-	(48)
Total	-	121	320	-	739	(125)

Structured credit products comprise the structured credit intermediation trades that the Group entered into from 2004 to 2007 whereby it sold protection using credit default swaps over certain structures, and mitigated risk by purchasing protection via credit default swaps from US financial guarantors over the same structures. These trades are valued using complex models with certain inputs relating to the reference assets and derivative counterparties not being observable in the market. Such unobservable inputs include credit spreads and default probabilities contributing from 16% to 25% of the valuation. The assets underlying the structured credit products are diverse instruments with a wide range of credit spreads and default probabilities relevant to the valuation.

The remaining Level 3 balances include Asset backed securities and Illiquid corporate bonds where the effect on fair value of issuer credit cannot be directly or indirectly observed in the market; managed funds (suspended) comprising fixed income and mortgage investments in managed funds that are illiquid and are not currently redeemable; Alternative assets that largely comprise investments in funds which are illiquid and are not currently redeemable, as well as various investments in unlisted equity securities for which no active market exists; and Other derivatives which predominantly include reverse mortgage swaps where the mortality rate cannot be observed and options over emissions certificates where the volatility input cannot be observed.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(b)	Movements in Level 3 fair value measurements

The following table sets out movements in Level 3 fair value measurements. Derivatives are categorised on a portfolio basis and classified as either financial assets or financial liabilities based on whether the closing balance is an unrealised gain or loss. This could be different to the opening balance.

As at March 2016	Financial assets					Financial liabilities

	Trading securities $M	Derivatives $M	Available- for-sale $M	Net loans and advances $M	Investments backing policy liabilities $M	Derivatives $M

Opening balance	4	82	234	16	539	(101)

New purchases and issues	1	1	1	-	87	-

Disposals / (sales)	-	(1)	(4)	-	(98)	-

Cash settlements	-	-	-	-	-	1

Transfers:

Transfers into Level 3 category[1]	-	1	77	-	61	(1)

Transfers out of Level 3 category[1]	-	-	-	-	(20)	9

Fair value gain/(loss) recorded in other operating income in the income statement[2]	-	2	(1)	(2)	(51)	9

Fair value gain/(loss) recognised in reserves in equity	-	-	(11)	-	-	-
Closing balance	5	85	296	14	518	(83)

As at September 2015

Opening balance	-	121	320	-	739	(125)

New purchases and issues	-	-	4	21	56	-

Disposals / (sales)	-	-	(14)	-	(60)	-

Cash settlements	-	-	-	-	-	3

Transfers:

Transfers into Level 3 category	10	2	-	-	7	(2)

Transfers out of Level 3 category	-	(17)	(69)	-	(246)	8

Fair value gain/(loss) recorded in other operating income in the income statement[2]	(6)	(24)	1	(5)	43	15

Fair value gain/(loss) recognised in reserves in equity	-	-	(8)	-	-	-
Closing balance	4	82	234	16	539	(101)

As at March 2015

Opening balance	-	106	40	-	545	(105)

New purchases and issues	-	-	4	-	241	(1)

Disposals / (sales)	-	(8)	(6)	-	(293)	-

Cash settlements	-	-	-	-	-	5

Transfers:

Transfers into Level 3 category	-	-	267	-	172	-

Transfers out of Level 3 category		-	-	-	-	1

Fair value gain/(loss) recorded in other operating income in the income statement[2]	-	23	4	-	74	(25)

Fair value gain/(loss) recognised in reserves in equity	-	-	11	-	-	-
Closing balance	-	121	320	-	739	(125)

1.	Transfers into Level 3 for the Group relate principally to illiquid corporate bonds and asset backed securities where market activity has reduced resulting in pricing to no longer be observable. Transfers out of Level 3 for the Group relate principally to asset backed securities following an increase in trading activity to support observable pricing as well as derivative liabilities were the current valuation is now deemed to only include observable inputs which are significant to the valuation. Transfers into and out of Level 3 are deemed to have occurred as of the beginning of the reporting period in which the transfer occurred.

2.	Relating to assets and liabilities held at the end of the period.

(c)	Sensitivity to Level 3 data inputs

Where valuation techniques are employed and assumptions are required due to significant data inputs not being directly observed in the market place (Level 3 inputs), changing these assumptions changes the resultant estimate of fair value. The majority of transactions in this category are ‘back-to-back’ in nature where ANZ either acts as a financial intermediary or hedges the market risks. Similarly, the valuation of Investments backing policy liabilities directly impacts the associated life investment contracts they relate to. In these circumstances, changes in the assumptions generally have minimal impact on the income statement and net assets of ANZ. An exception to this is the ‘back-to-back’ structured credit intermediation trades which create significant exposure to credit risk.

Principal inputs used in the determination of fair value of financial instruments included in the structured credit portfolio include counterparty credit spreads, market-quoted CDS prices, recovery rates, default probabilities, correlation curves and other inputs, some of which may not be directly observable in the market. The potential effect of changing prevailing unobservable inputs to reasonably possible alternative assumptions for valuing those financial instruments could result in less than a (+/-) $3 million (Sep 2015 & Mar 2015: (+/-) $5 million) impact on profit. The ranges of reasonably possible alternative assumptions are established by application of professional judgement and analysis of the data available to support each assumption.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(d)	Deferred fair value gains and losses

Where the fair value of a financial instrument at initial recognition is determined using unobservable data that is significant to the valuation of the instrument, the difference between the transaction price and the amount determined based on the valuation technique (day one gain or loss) is not immediately recognised in the income statement. Subsequently, the day one gain or loss is recognised in the income statement over the life of the transaction on a straight line basis or over the period until all inputs become observable.

The table below summarises the aggregate amount of day-one gains not yet recognised in the income statement and amounts which have been subsequently recognised.

	Half Year

	Mar 16	Sep 15	Mar 15
	$M	$M	$M

Opening balance	2	2	3

Deferral on new transactions	1	-	-

Amounts recognised in income statement during the period	(1)	-	(1)
Closing balance[1]	2	2	2

1.	The closing balance of unrecognised gains predominantly relates to derivative financial instruments.

(iii)   Financial assets and financial liabilities not measured at fair value

The table below reflects the carrying amounts of financial instruments not measured at fair value on the Group’s balance sheet and where the carrying amount is not considered a close approximation of fair value. The table also provides comparison of the carrying amount of these financial instruments to the Group’s estimate of their fair value.

	Carrying amount in the balance sheet			Fair Value

As at March 2016	At amortised cost $M	At fair value $M	Total $M	$M
Financial assets

Net loans and advances[1]	561,180	588	561,768	562,545

Financial liabilities

Deposits and other borrowings	573,085	4,986	578,071	578,432

Debt issuances[1]	79,124	2,823	81,947	81,842

Subordinated debt[1]	17,557	-	17,557	17,545
	669,766	7,809	677,575	677,819

As at September 2015
Financial assets

Net loans and advances[1]	569,539	699	570,238	571,639

Financial liabilities

Deposits and other borrowings	566,218	4,576	570,794	571,212

Debt issuances[1]	90,582	3,165	93,747	93,871

Subordinated debt[1]	17,009	-	17,009	17,083
	673,809	7,741	681,550	682,166

As at March 2015
Financial assets

Net loans and advances[1]	557,508	695	558,203	559,400

Financial liabilities

Deposits and other borrowings	560,937	6,278	567,215	567,711

Debt issuances[1]	82,163	3,501	85,664	86,405

Subordinated debt[1]	16,463	-	16,463	16,657
	659,563	9,779	669,342	670,773

1.	Fair value hedging is applied to certain financial instruments within the amortised cost categories. The resulting fair value adjustments mean that the carrying value differs from the original amortised cost.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15.	Share capital

Issued and quoted securities	Half Year
Ordinary share capital	Mar 16 No.	Sep 15 No.	Mar 15 No.

Closing balance	2,917,560,098	2,902,714,361	2,765,980,222

Issued during the period[1,2]	14,845,737	136,734,139	9,352,451

Preference share capital

Bought back during the period[3]	-	-	500,000

1.	The company issued 9.7 million shares under the Dividend Reinvestment Plan and Bonus Option Plan for the 2015 final dividend (28.6 million shares for the 2015 interim dividend; 9.3 million shares for the 2014 final dividend) and 5.1 million shares to satisfy obligations under the Group’s Employee share acquisition plans (nil in prior periods).

2.	The company issued 80.8 million ordinary shares under the Institutional Share Placement and 27.3 million ordinary shares under the Retail Share Purchase Plan in the September half 2015.

3.	All 500,000 Euro Trust Securities on issue were bought back by ANZ for cash at face value (€1,000 per security) and cancelled on 15 December 2014.

16.	Shareholders’ equity

	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Share capital

Balance at start of period	28,367	24,152	24,902	17%	14%

Ordinary share capital movements

Dividend reinvestment plan	215	865	257	-75%	-16%

Share Placement and Purchase Plan	-	3,206	-	-100%	n/a

Group employee share acquisition scheme[1]	56	98	(97)	-43%	large

Treasury shares in Wealth[2]	(13)	44	(39)	large	-67%

Group share option scheme	-	2	-	-100%	n/a

Group share buyback	-	-	-	n/a	n/a

Preference share capital movements

Preference shares bought back[3]	-	-	(871)	n/a	-100%
Total share capital	28,625	28,367	24,152	1%	19%

1.	As at 31 March 2016, there were 11.0 million ANZEST Treasury shares outstanding (Sep 15: 11.4 million; Mar 15: 11.5 million). Shares in the Company which are purchased on-market by ANZEST Pty Ltd (trustee of ANZ employee share and option plans) or issued by the Company to ANZEST Pty Ltd are classified as Treasury shares (to the extent that they relate to unvested employee share-based awards).

2.	As at 31 March 2016, there were 12.0 million Wealth Treasury shares outstanding (Sep 15: 11.6 million; Mar 15: 13.1 million). Wealth purchases and holds shares in the Company to back policy liabilities. These shares are classified as Treasury shares.

3.	All 500,000 Euro Trust Securities on issue were bought back by ANZ for cash at face value (€1,000 per security) and cancelled on 15 December 2014.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16.	Shareholders’ equity, cont’d

	Half Year			Movement
	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Foreign currency translation reserve

Balance at start of period	1,119	1,569	(605)	-29%	large

Transfer to the income statement	(126)	(4)	-	large	n/a

Currency translation adjustments net of hedges	(1,002)	(446)	2,174	large	large
Total foreign currency translation reserve	(9)	1,119	1,569	large	large

Share option reserve[4]

Balance at start of period	68	60	60	13%	13%

Share based payments/(exercises)	9	9	7	0%	29%

Transfer of options/rights lapsed to retained earnings	(8)	(1)	(7)	large	14%
Total share option reserve	69	68	60	1%	15%

Available-for-sale revaluation reserve[5]

Balance at start of period	138	257	160	-46%	-14%

Gain /(loss) recognised	(9)	(105)	132	-91%	large

Transferred to income statement	(28)	(14)	(35)	100%	-20%
Total available-for-sale revaluation reserve	101	138	257	-27%	-61%

Cash flow hedge reserve[6]

Balance at start of period	269	325	169	-17%	59%

Gain /(loss) recognised	(40)	(53)	164	-25%	large

Transferred to income statement	10	(3)	(8)	large	large
Total hedging reserve	239	269	325	-11%	-26%

Transactions with non-controlling interests reserve

Balance at start of period	(23)	(23)	(23)	0%	0%

Transfer to the income statement	-	-	-	n/a	n/a
Total transactions with non-controlling interests reserve	(23)	(23)	(23)	0%	0%
Total reserves	377	1,571	2,188	-76%	-83%

Retained earnings

Balance at start of period	27,309	25,616	24,544	7%	11%

Profit attributable to shareholders of the Company	2,738	3,987	3,506	-31%	-22%

Transfer of options/rights lapsed from share option reserve	8	1	7	large	14%
Total available for appropriation	30,055	29,604	28,057	2%	7%

Remeasurement gain/(loss) on defined benefit plans	(3)	(5)	1	-40%	large

Fair value gain/(loss) attributable to changes in own credit risk of financial liabilities designated at fair value	8	28	9	-71%	-11%

Ordinary share dividend paid	(2,711)	(2,328)	(2,578)	16%	5%

Dividend income on Treasury shares held within the Group’s life insurance statutory funds	12	10	12	20%	0%

Preference share dividend paid	-	-	(1)	n/a	-100%

Foreign exchange gains on preference shares bought back[7]	-	-	116	n/a	-100%
Retained earnings at end of period	27,361	27,309	25,616	0%	7%

Share capital and reserves attributable to shareholders of the Company	56,363	57,247	51,956	-2%	8%

Non-controlling interests	101	106	95	-5%	6%
Total shareholders’ equity	56,464	57,353	52,051	-2%	8%

4.	The share option reserve arises on the grant of share options/deferred share rights/performance rights (“options and rights”) to selected employees under the ANZ Share Option Plan. Amounts are transferred from the share option reserve to other equity accounts when the options and rights are exercised and to retained earnings when lapsed or forfeited after vesting. Forfeited options and rights due to termination prior to vesting are credited to the income statement.

5.	The available-for-sale revaluation reserve arises on the revaluation of available-for-sale financial assets. Where a revalued financial asset is sold or impaired, that portion of the reserve which relates to that financial asset is recognised in the income statement.

6.	The cash flow hedge reserve represents hedging gains and losses recognised on the effective portion of cash flow hedges. The cumulative deferred gain or loss on the hedge is recognised in the income statement when the hedged transaction impacts profit or loss.

7.	The Euro Trust Securities were bought back by ANZ for cash at face value and cancelled on 15 December 2014. The foreign exchange gain between the issue date and 15 December 2014 was recognised directly in retained earnings.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17.	Changes in composition of the Group

There were no material controlled entities incorporated, acquired, or disposed of during the half year ended 31 March 2016.

18.	Investments in Associates

	Half Year			Movement

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15

Share of associates’ profit	301	311	314	-3%	-4%

Contributions to profit [1]	Contribution to Group profit after tax			Ownership interest held by Group
Associates	Half Year			As at

	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16%	Sep 15%	Mar 15%

P.T. Bank Pan Indonesia	17	43	35	39	39	39

AMMB Holdings Berhad	43	61	77	24	24	24

Shanghai Rural Commercial Bank	137	112	106	20	20	20

Bank of Tianjin (up to 30 March 2016)[2]	86	75	80	12	14	14

Other associates	18	20	16	n/a	n/a	n/a
Share of associates’ profit	301	311	314

1.	Contributions to profit reflect the IFRS equivalent results adjusted to align with the Group’s financial year end which may differ from the published results of these entities. Excludes gains or losses on disposal or valuation adjustments.

2.	On 30 March 2016, the Bank of Tianjin (BoT) completed a capital raising and initial public offering (IPO) on the Hong Kong Stock Exchange. As a result, the Group’s equity interest reduced from 14% to 12% and the Group ceased equity accounting the investment due to losing the ability to appoint directors to the Board of BoT at this date. At 31 March 2016, the investment is classified as an available-for-sale asset on the balance sheet.

19.	Related party disclosure

There have been no significant changes to the arrangements with related parties.

20.	Contingent liabilities and contingent assets

There are outstanding court proceedings, claims and possible claims for and against the Group. Where relevant, expert legal advice has been obtained and, in the light of such advice, provisions and/or disclosures as deemed appropriate have been made. In some instances we have not disclosed the estimated financial impact of the individual items either because it is not practicable to do so or because such disclosure may prejudice the interests of the Group. Refer to Note 43 of the 2015 ANZ Annual Financial Statements for a description of contingent liabilities and contingent assets as at 30 September 2015.

A summary of some of those contingent liabilities is set out below.

–	Bank fees litigation

Litigation funder IMF Bentham Limited commenced a class action against ANZ in 2010, followed by a second similar class action in March 2013. Together the class actions are claimed to be on behalf of more than 40,000 ANZ customers. The customers currently involved in these class actions are only part of ANZ’s customer base for credit cards and transaction accounts.

The applicants contended that the relevant exception fees (honour, dishonour and non-payment fees on transaction accounts and late payment and overlimit fees on credit cards) were unenforceable penalties (at law and in equity) and that various of the fees were also unenforceable under statutory provisions governing unconscionable conduct, unfair contract terms and unjust transactions.

In April 2015, the Full Federal Court delivered judgment in respect of appeals by both parties in the second class action. The Full Federal Court found in ANZ’s favour in respect of all fees subject to appeal (in relation to both the penalty and statutory claims).

IMF Bentham Limited appealed the Full Federal Court’s decision to the High Court of Australia in respect of credit card late payment fees. It did not appeal the findings in relation to the other fees.

The High Court appeal on late payment fees was heard on 4 and 5 February 2016. We are waiting for the Court’s decision.

The first class action is on hold.

In August 2014, IMF Bentham Limited commenced a separate class action against ANZ for late payment fees charged to ANZ customers in respect of commercial credit cards and other ANZ products (at this stage not specified). The action is expressed to apply to all relevant customers, rather than being limited to those who have signed up with IMF Bentham Limited. The action is at an early stage and has been put on hold.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In June 2013, litigation funder Litigation Lending Services (NZ) commenced a representative action against ANZ for certain fees charged to New Zealand customers since 2007. This action is currently on hold.

There is a risk that further claims could emerge in Australia, New Zealand or elsewhere.

–	ASIC proceedings in relation to Bank Bill Swap Rate (BBSW)

On 4 March 2016, ASIC initiated proceedings against ANZ seeking declarations and civil penalties for alleged market manipulation, unconscionable conduct, and alleged breaches by ANZ of certain statutory obligations as a financial services licensee. ASIC has subsequently initiated similar proceedings against another Australian bank. ASIC’s case against ANZ concerns transactions in the Australian interbank BBSW market in the period from March 2010 to May 2012. ANZ is defending the proceedings. The potential civil penalty or other financial impact is uncertain.

–	Regulator investigations into foreign exchange trading

Since 2014, each of ASIC and the Australian Competition and Consumer Commission (ACCC) have been investigating foreign exchange trading conduct of various banks including ANZ. ASIC’s and the ACCC’s investigations are ongoing and the range of potential outcomes include civil penalties and other actions under the relevant legislation.

–	Security recovery actions

Various claims have been made or are anticipated, arising from security recovery actions taken to resolve impaired assets over recent years. ANZ will defend these claims.

21.	Subsequent events since balance date

There have been no subsequent events from 31 March 2016 to the date of this report.

DIRECTORS’ DECLARATION AND RESPONSIBILITY STATEMENT

Directors’ Declaration

The Directors of Australia and New Zealand Banking Group Limited declare that:

1.	in the Directors’ opinion the Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements are in accordance with the Corporations Act 2001, including:

•	section 304, that they comply with the Australian Accounting Standards and any further requirements in the Corporations Regulations 2001; and

•	section 305, that they give a true and fair view of the financial position of the Group as at 31 March 2016 and of its performance for the half year ended on that date; and

2.	in the Directors’ opinion as at the date of this declaration there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the Directors.

/s/ David M Gonski, AC	/s/ Shayne C Elliott
David M Gonski, AC Chairman	Shayne C Elliott Director

2 May 2016

Responsibility statement of the Directors in accordance with the Disclosure and Transparency Rule 4.2.10(3)(b) of the United Kingdom Financial Conduct Authority

The Directors of Australia and New Zealand Banking Group Limited confirm to the best of their knowledge that:

the Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements for the half year ended 31 March 2016, Directors’ Report (including matters included by reference) and Directors’ Declaration as set out on pages 98 to 127 as well as the additional information on pages 139 to 147 includes a fair review of:

(i)	an indication of the important events that have occurred during the first six months of the financial year, and their impact on the Condensed Consolidated Financial Statements; and

(ii)	a description of the principal risks and uncertainties for the remaining six months of the financial year.

Signed in accordance with a resolution of the Directors.

/s/ David M Gonski, AC	/s/ Shayne C Elliott
David M Gonski, AC Chairman	Shayne C Elliott Director

2 May 2016

AUDITOR’S REVIEW REPORT AND INDEPENDENCE DECLARATION

Independent auditor’s review report to the members of Australia and New Zealand Banking Group Limited

Report on the condensed consolidated financial statements

We have reviewed the accompanying half year condensed consolidated financial statements of Australia and New Zealand Banking Group Limited (the “Company”) which comprises the Group’s condensed consolidated balance sheet as at 31 March 2016, condensed consolidated income statement and condensed consolidated statement of comprehensive income, condensed consolidated statement of changes in equity and condensed consolidated cash flow statement for the half year ended on that date, notes 1 to 21 comprising a basis of preparation and other explanatory notes, and the directors’ declaration. The Group comprised the Company and the entities it controlled at the half year’s end or from time to time during the half year.

Directors’ responsibility for the half year condensed consolidated financial statements

The directors of the Company are responsible for the preparation of the half year condensed consolidated financial statements that give a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001 and for such internal controls as the directors determine is necessary to enable the preparation of the half year condensed consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express a conclusion on the half year condensed consolidated financial statements based on our review. We conducted our review in accordance with Auditing Standard on Review Engagements ASRE 2410 Review of a Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the half year condensed consolidated financial statements are not in accordance with the Corporations Act 2001 including: giving a true and fair view of the Group’s financial position as at 31 March 2016 and its performance for the half year ended on that date; and complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001. As auditor of Australia and New Zealand Banking Group Limited, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual report.

A review of a half year condensed consolidated financial statements consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Independence

In conducting our review, we have complied with the independence requirements of the Corporations Act 2001.

Conclusion

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the half year condensed consolidated financial statements of Australia and New Zealand Banking Group Limited is not in accordance with the Corporations Act 2001, including:

(a)	giving a true and fair view of the Group’s financial position as at 31 March 2016 and of its performance for the half year ended on that date; and

(b)	complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.

/s/ KPMG	/s/ Andrew Yates
Melbourne, Australia 2 May 2016	Andrew Yates Partner

Lead Auditor’s Independence Declaration under section 307C of the Corporations Act 2001

To:  the directors of Australia and New Zealand Banking Group Limited

I declare that, to the best of my knowledge and belief, in relation to the review for the half year ended 31 March 2016, there have been:

(i)	no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the review; and

(ii)	no contraventions of any applicable code of professional conduct in relation to the review.

/s/ KPMG	/s/ Andrew Yates
Melbourne, Australia 2 May 2016	Andrew Yates Partner

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (”KPMG International”), a Swiss entity.

Liability limited by a scheme approved under Professional Standards Legislation.

SUPPLEMENTARY INFORMATION

CONTENTS

Section 9 – Supplementary information

Capital management

Average balance sheet and related interest

Full time equivalent staff

Funds management and insurance income reconciliation

Exchange rates

Derivative financial instruments

Principal risks and uncertainties

Definitions

SUPPLEMENTARY INFORMATION

Capital management

ANZ provides information as required under APRA’s prudential standard APS 330: Public Disclosure. This information is located in the Regulatory Disclosures section of ANZ’s website: shareholder.anz.com/pages/regulatory-disclosure.

This information includes disclosures detailed in the following sections of the standard, Attachment A: Capital disclosure template, Attachment B: Main features of Capital instruments, Attachment E: Leverage ratio disclosure requirements and Attachment F: Liquidity Coverage Ratio disclosure template.

		As at			Movement

Qualifying Capital		Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Tier 1

Shareholders’ equity and non-controlling interests		56,464	57,353	52,051	-2%	8%

Prudential adjustments to shareholders’ equity	Table 1	(584)	(387)	(519)	51%	13%

Gross Common Equity Tier 1 capital		55,880	56,966	51,532	-2%	8%

Deductions	Table 2	(17,778)	(18,440)	(17,796)	-4%	0%

Common Equity Tier 1 capital		38,102	38,526	33,736	-1%	13%

Additional Tier 1 capital	Table 3	6,960	6,958	7,352	0%	-5%

Tier 1 capital		45,062	45,484	41,088	-1%	10%

Tier 2 capital	Table 4	8,076	7,951	7,716	2%	5%

Total qualifying capital		53,138	53,435	48,804	-1%	9%

Capital adequacy ratios
Common Equity Tier 1		9.8%	9.6%	8.7%

Tier 1		11.6%	11.3%	10.6%

Tier 2		2.1%	2.0%	2.0%

Total		13.7%	13.3%	12.6%

Risk weighted assets	Table 5	388,335	401,937	386,863	-3%	0%

SUPPLEMENTARY INFORMATION

Capital management, cont’d

		As at			Movement

		Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Table 1: Prudential adjustments to shareholders’ equity

Treasury shares attributable to ANZ Wealth policy holders		254	242	287	5%	-11%

Accumulated retained profits and reserves of insurance and funds management entities		(931)	(791)	(951)	18%	-2%

Deferred fee revenue including fees deferred as part of loan yields		290	380	397	-24%	-27%

Available-for-sale reserve attributable to deconsolidated subsidiaries		(98)	(113)	(150)	-13%	-35%

Other		(99)	(105)	(102)	-6%	-3%

Total		(584)	(387)	(519)	51%	13%

Table 2: Deductions from Common Equity Tier 1 capital

Unamortised goodwill & other intangibles (excluding ANZ Wealth Australia and New Zealand)		(3,767)	(4,109)	(4,369)	-8%	-14%

Intangible component of investments in ANZ Wealth Australia and New Zealand		(2,091)	(2,093)	(2,117)	0%	-1%

Capitalised software		(2,190)	(2,832)	(2,631)	-23%	-17%

Capitalised expenses including loan and lease origination fees		(1,078)	(1,320)	(1,197)	-18%	-10%

Applicable deferred net tax assets		(793)	(694)	(610)	14%	30%

Expected losses in excess of eligible provisions	Table 8	(600)	(479)	(374)	25%	60%

Investment in other insurance and funds management subsidiaries		(297)	(297)	(401)	0%	-26%

Investment in ANZ Wealth Australia and New Zealand		(1,749)	(1,349)	(990)	30%	77%

Investment in banking associates and minority interests		(4,708)	(4,734)	(4,499)	-1%	5%

Other deductions		(505)	(533)	(608)	-5%	-17%

Total		(17,778)	(18,440)	(17,796)	-4%	0%

Table 3: Additional Tier 1 capital

Convertible Preference Shares

ANZ CPS2		1,969	1,969	1,969	0%	0%

ANZ CPS3		1,338	1,336	1,335	0%	0%

ANZ Capital Notes 1		1,113	1,112	1,110	0%	0%

ANZ Capital Notes 2		1,600	1,598	1,597	0%	0%

ANZ Capital Notes 3		961	959	958	0%	0%

ANZ Bank NZ Capital Notes		446	449	484	-1%	-8%

Regulatory adjustments and deductions		(467)	(465)	(101)	1%	large

Total		6,960	6,958	7,352	0%	-5%

Table 4: Tier 2 capital

General reserve for impairment of financial assets		255	252	249	1%	2%

Perpetual subordinated notes		1,145	1,188	1,211	-4%	-5%

Subordinated debt		8,985	8,398	7,799	7%	15%

Regulatory adjustments and deductions		(660)	(717)	(336)	-8%	96%

Transitional adjustments		(1,649)	(1,170)	(1,207)	41%	37%

Total		8,076	7,951	7,716	2%	5%

SUPPLEMENTARY INFORMATION

Capital management, cont’d

		As at			Movement

		Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Table 5: Risk weighted assets

On balance sheet		235,875	245,542	241,807	-4%	-2%

Commitments		62,223	61,965	56,683	0%	10%

Contingents		14,489	15,929	16,212	-9%	-11%

Derivatives		21,721	26,315	24,995	-17%	-13%

Total credit risk	Table 6	334,308	349,751	339,697	-4%	-2%

Market risk - Traded		6,059	6,868	6,042	-12%	0%

Market risk - IRRBB		10,280	7,433	7,690	38%	34%

Operational risk		37,688	37,885	33,434	-1%	13%

Total risk weighted assets		388,335	401,937	386,863	-3%	0%

		As at			Movement

		Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 v. Sep 15	Mar 16 v. Mar 15
Table 6: Credit risk weighted assets by Basel asset class

Subject to Advanced IRB approach

Corporate		139,643	150,165	140,451	-7%	-1%

Sovereign		6,185	6,664	5,385	-7%	15%

Bank		15,061	17,445	22,078	-14%	-32%

Residential mortgage		57,218	54,996	53,501	4%	7%

Qualifying revolving retail (credit cards)		7,744	7,546	7,775	3%	0%

Other retail		30,681	32,990	31,664	-7%	-3%

Credit risk weighted assets subject to Advanced IRB approach		256,532	269,806	260,854	-5%	-2%

Credit risk specialised lending exposures subject to slotting criteria		35,066	32,240	31,442	9%	12%

Subject to Standardised approach

Corporate		22,941	26,217	27,033	-12%	-15%

Residential mortgage		2,616	2,882	2,603	-9%	0%

Other retail (includes credit cards)		3,550	3,625	3,271	-2%	9%

Credit risk weighted assets subject to Standardised approach		29,107	32,724	32,907	-11%	-12%

Credit Valuation Adjustment and Qualifying Central Counterparties		8,355	10,170	9,630	-18%	-13%

Credit risk weighted assets relating to securitisation exposures		1,194	1,156	1,067	3%	12%

Other assets		4,054	3,655	3,797	11%	7%

Total credit risk weighted assets		334,308	349,751	339,697	-4%	-2%

SUPPLEMENTARY INFORMATION

Capital management, cont’d

	Collective Provision and Individual Provision			Basel Expected Loss[1]

Table 7: Total provision for credit impairment and expected loss by division	Mar 16 $M	Sep 15 $M	Mar 15 $M	Mar 16 $M	Sep 15 $M	Mar 15 $M

Australia	1,746	1,828	1,796	2,600	2,635	2,563

Institutional	1,681	1,480	1,488	1,410	1,299	1,452

New Zealand	448	476	536	712	718	779

Asia Retail & Pacific	210	217	193	5	1	4

Wealth	12	13	12	13	12	12

TSO and Group Centre	3	3	3	-	-	-

Total provision for credit impairment and expected loss	4,100	4,017	4,028	4,740	4,665	4,810

[1].	Only applicable to Advanced Internal Ratings based portfolios.

		As at		Movement

	Mar 16	Sep 15	Mar 15	Mar 16	March 16
Table 8: APRA Expected loss in excess of eligible provisions	$M	$M	$M	v. Sep 15	v. March 15

APRA Basel 3 expected loss: non-defaulted	2,894	2,850	2,735	2%	6%

Less: Qualifying collective provision

Collective provision	(2,862)	(2,956)	(2,914)	-3%	-2%

Non-qualifying collective provision	313	333	304	-6%	3%

Standardised collective provision	255	252	249	1%	2%

Non-defaulted excess included in deduction	600	479	374	25%	60%

APRA Basel 3 expected loss: defaulted	1,846	1,815	2,075	2%	-11%

Less: Qualifying individual provision

Individual provision	(1,238)	(1,061)	(1,114)	17%	11%

Additional individual provision for partial write offs	(528)	(633)	(859)	-17%	-39%

Standardised individual provision	171	107	103	60%	66%

Collective provision on advanced defaulted	(265)	(286)	(271)	-7%	-2%

	(14)	(58)	(66)	-76%	-79%

Shortfall in expected loss not included in deduction	14	58	66	-76%	-79%

Defaulted excess included in deduction	-	-	-	n/a	n/a

Gross deduction	600	479	374	25%	60%

Table 9: APRA Basel 3 Common Equity Tier 1

Half Year
Mar 16 vs Sep 15
APRA Basel 3 Common Equity Tier 1

Adjusted pro-forma Cash profit[1]	+87bps

Risk weighted assets

Portfolio growth and mix	+5bp

Risk migration and expected losses in excess of eligible provisions	-3bps

Non-credit risk	-1bps

Capital retention in insurance businesses and associates[1]	-10bps

Capitalised software and intangibles[1]	-2bps

Organic capital generation	+76bps

Ordinary share dividends (net of dividend reinvestment plan)	-62bps

Other	+8bps

Total Common Equity Tier 1 movement	+22bps

APRA Basel 3 Common Equity Tier 1 ratio	9.8%

1.	Excludes the impact from the software capitalisation changes and impact from the Asian minority investment adjustments which have gone through Cash Profit as they are neutral on CET1.

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest1

	Half Year Mar 16			Half Year Sep 15			Half Year Mar 15

	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %

Loans and advances[2]

Overdrafts and credit cards	20,539	1,062	10.3%	22,203	1,072	9.6%	20,901	1,060	10.2%

Commercial bills outstanding	13,237	112	1.7%	13,781	135	2.0%	14,168	137	1.9%

Term loans - housing	308,808	7,203	4.7%	292,206	6,934	4.7%	279,757	7,023	5.0%

Term loans - non-housing	221,728	4,890	4.4%	224,208	5,108	4.5%	219,047	5,243	4.8%

Lease financing	8,365	279	6.7%	9,374	343	7.3%	9,438	365	7.8%

Other loans and advances	2,239	26	2.3%	5,837	51	1.7%	2,555	45	3.5%

Individual provision for credit impairment	(988)	-	n/a	(1,104)	-	n/a	(1,166)	-	n/a

	573,928	13,572	4.7%	566,505	13,643	4.8%	544,700	13,873	5.1%

Other interest earning assets

Cash	51,054	247	1.0%	46,484	209	0.9%	45,498	276	1.2%

Settlement Balances owed to ANZ	18,521	34	0.4%	16,562	46	0.6%	15,268	21	0.3%

Collateral Paid	10,737	26	0.5%	9,033	29	0.6%	7,548	31	0.8%

Trading and available-for-sale assets	98,884	1,134	2.3%	91,971	1,166	2.5%	87,995	1,187	2.7%

Regulatory Deposits	1,259	7	1.1%	1,173	4	0.7%	1,183	4	0.7%

Other assets	8	70	n/a	11	35	n/a	11	2	n/a

	180,463	1,518	1.7%	165,234	1,489	1.8%	157,503	1,521	1.9%

Total interest earning assets[3]	754,391	15,090	4.0%	731,739	15,132	4.1%	702,203	15,394	4.4%

Non-interest earning assets

Derivatives	79,804			71,572			65,114

Premises and equipment	2,222			2,182			2,180

Insurance assets	34,846			36,380			34,092

Other assets	32,399			32,683			29,559

Collective provision for credit impairment	(2,914)			(2,951)			(2,795)

	146,357			139,866			128,150

Total average assets	900,748			871,605			830,353

Interest bearing deposits and other borrowings

Certificates of deposit	63,722	781	2.5%	64,616	806	2.5%	60,740	884	2.9%

Term deposits	197,297	1,942	2.0%	192,790	1,951	2.0%	196,891	2,259	2.3%

On demand and short term deposits	227,027	2,193	1.9%	215,001	2,216	2.1%	199,826	2,358	2.4%

Deposits from banks	51,307	327	1.3%	53,188	327	1.2%	54,063	356	1.3%

Commercial paper	25,783	288	2.2%	21,322	253	2.4%	21,135	262	2.5%

Securities sold under agreements to repurchase	1,191	4	0.7%	1,064	7	1.3%	675	5	1.5%

Borrowing corporations’ debt	1,576	33	4.2%	1,535	36	4.7%	1,474	34	4.6%

	567,903	5,568	2.0%	549,516	5,596	2.0%	534,804	6,158	2.3%

Other interest bearing liabilities

Settlement Balances owed by ANZ	4,478	15	0.7%	3,647	17	0.9%	3,134	18	1.2%

Collateral Received	5,806	14	0.5%	5,581	20	0.7%	5,339	9	0.3%

Debt issuances & subordinated debt	101,507	1,819	3.6%	95,591	1,847	3.9%	95,815	1,901	4.0%

Other liabilities	5,109	106	4.1%	9,782	174	3.5%	6,606	170	5.2%

	116,900	1,954	3.3%	114,601	2,058	3.6%	110,894	2,098	3.8%

Total interest bearing liabilities	684,803	7,522	2.2%	664,117	7,654	2.3%	645,698	8,256	2.6%

Non-interest bearing liabilities

Deposits	19,332			18,193			17,001

Derivatives	85,666			78,374			64,382

Insurance Liabilities	35,456			36,654			34,974

External unit holder liabilities (life insurance funds)	3,291			3,491			3,181

Other liabilities	14,735			17,811			14,620

	158,480			154,523			134,158

Total average liabilities	843,283			818,640			779,856

1.	Averages used are predominantly daily averages.

2.	Loans & advances as at 30 September 2015 include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

3.	During the period individual provisions for credit impairment were moved from non-interest earning assets to interest earning assets to more accurately reflect the yield on impaired loans and advances. Comparatives have been restated but there was no impact on the net interest margin ratios.

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest1 (cont’d)

	Half Year Mar 16			Half Year Sep 15			Half Year Mar 15

	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %

Loans and advances[2]

Australia	387,035	9,429	4.9%	375,986	9,257	4.9%	357,608	9,480	5.3%

Asia Pacific, Europe & America	79,132	1,296	3.3%	86,886	1,317	3.0%	86,172	1,238	2.9%

New Zealand	107,761	2,847	5.3%	103,633	3,069	5.9%	100,920	3,155	6.3%

	573,928	13,572	4.7%	566,505	13,643	4.8%	544,700	13,873	5.1%

Trading and available-for-sale assets

Australia	56,200	661	2.4%	53,152	720	2.7%	50,278	725	2.9%

Asia Pacific, Europe & America	29,199	233	1.6%	26,392	211	1.6%	25,134	212	1.7%

New Zealand	13,485	240	3.6%	12,427	235	3.8%	12,583	250	4.0%

	98,884	1,134	2.3%	91,971	1,166	2.5%	87,995	1,187	2.7%

Total interest earning assets[3]

Australia	466,032	10,292	4.4%	450,919	10,143	4.5%	427,470	10,422	4.9%

Asia Pacific, Europe & America	162,505	1,612	2.0%	160,210	1,584	2.0%	157,469	1,512	1.9%

New Zealand	125,854	3,186	5.1%	120,610	3,405	5.6%	117,264	3,460	5.9%

	754,391	15,090	4.0%	731,739	15,132	4.1%	702,203	15,394	4.4%

Total average assets

Australia	569,243			551,794			524,435

Asia Pacific, Europe & America	188,923			183,650			176,849

New Zealand	142,582			136,161			129,069

Total average assets	900,748			871,605			830,353

% of total average assets attributable to overseas activities	36.8%			36.7%			36.8%

Interest bearing deposits and other borrowings

Australia	333,740	3,789	2.3%	320,247	3,696	2.3%	311,454	4,243	2.7%

Asia Pacific, Europe & America	151,696	547	0.7%	151,508	507	0.7%	146,851	488	0.7%

New Zealand	82,467	1,232	3.0%	77,761	1,393	3.6%	76,499	1,427	3.7%

	567,903	5,568	2.0%	549,516	5,596	2.0%	534,804	6,158	2.3%

Total interest bearing liabilities[3]

Australia	409,816	5,138	2.5%	396,971	5,111	2.6%	387,583	5,706	3.0%

Asia Pacific, Europe & America	172,261	714	0.8%	168,686	628	0.7%	163,031	604	0.7%

New Zealand	102,726	1,670	3.3%	98,460	1,915	3.9%	95,084	1,946	4.1%

	684,803	7,522	2.2%	664,117	7,654	2.3%	645,698	8,256	2.6%

Total average liabilities

Australia	526,500			513,643			491,356

Asia Pacific, Europe & America	193,380			187,679			179,210

New Zealand	123,403			117,318			109,290

	843,283			818,640			779,856

% of total average liabilities attributable to overseas activities	37.6%			37.3%			37.0%

Total average shareholder’s equity

Ordinary share capital, reserves and retained earnings[4]	57,465			52,965			50,131

Preference share capital	-			-			366

	57,465			52,965			50,497

Total average liabilities and shareholder’s equity	900,748			871,605			830,353

1.	Averages used are predominantly daily averages.

2.	Loans & advances as at 30 September 2015 include Esanda Dealer Finance assets divested to Macquarie Group Limited in the March 2016 half.

3.	Intra-group interest earning assets and interest income and Intra-group interest earning liabilities and interest expense have been eliminated.

4.	Average shareholders’ equity at 31 March 2016 includes $254 million of Wealth shares that are eliminated from the statutory shareholders’ equity balance (Sep 15: $242 million; Mar 15: $287 million).

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest (cont’d)

	Half Year

	Mar 16%	Sep 15%	Mar 15%

Gross earnings rate[1]

Australia	4.51	4.58	4.98

Asia Pacific, Europe & America	1.91	1.84	1.82

New Zealand	5.06	5.63	5.92

Group	4.00	4.12	4.39

Interest spread and net interest margin may be analysed as follows:

	Half Year

	Mar 16%	Sep 15%	Mar 15%

Australia[1]

Net interest spread	1.99	2.01	2.03

Interest attributable to net non-interest bearing items	0.28	0.29	0.26

Net interest margin - Australia	2.27	2.30	2.29

Asia Pacific, Europe & America[1]

Net interest spread	1.08	1.09	1.07

Interest attributable to net non-interest bearing items	0.03	0.03	0.03

Net interest margin - Asia Pacific, Europe & America	1.11	1.12	1.10

New Zealand[1]

Net interest spread	1.81	1.81	1.82

Interest attributable to net non-interest bearing items	0.38	0.41	0.45

Net interest margin - New Zealand	2.19	2.22	2.27

Group

Net interest spread	1.80	1.82	1.82

Interest attributable to net non-interest bearing items	0.21	0.22	0.22

Net interest margin	2.01	2.04	2.04

Net interest margin (excluding Markets)	2.52	2.51	2.51

1.	Geographic gross earnings rate, net interest spread and net interest margin are calculated gross of intra group items (Intra-group interest earning assets and associated interest income and intra-group interest bearing liabilities and associated interest expense).

SUPPLEMENTARY INFORMATION

Full Time Equivalent Staff

At 31 March 2016, ANZ employed 48,896 people worldwide (Sep 15: 50,152; Mar 15: 51,243) on a full-time equivalent basis (“FTEs”).

Division

	As at			Movement

				Mar 16	Mar 16
	Mar 16	Sep 15	Mar 15	v Sep 15	v Mar 15

Australia	8,791	8,766	9,018	0%	-3%

Institutional	4,056	4,231	4,319	-4%	-6%

New Zealand	5,022	5,074	5,096	-1%	-1%

Wealth	2,385	2,481	2,530	-4%	-6%

Asia Retail & Pacific	3,183	3,313	3,437	-4%	-7%

TSO and Group Centre	25,459	26,287	26,843	-3%	-5%

Total	48,896	50,152	51,243	-3%	-5%

Average FTE	49,777	51,146	50,759	-3%	-2%

Geography	As at			Movement

				Mar 16	Mar 16
	Mar 16	Sep 15	Mar 15	v Sep 15	v Mar 15

Australia	20,808	21,138	22,096	-2%	-6%

Asia Pacific, Europe & America	20,025	20,910	20,910	-4%	-4%

New Zealand	8,063	8,104	8,237	-1%	-2%

Total	48,896	50,152	51,243	-3%	-5%

Funds Management and Insurance Income Reconciliation

		Half Year			Movement

	Reference	Mar 16	Sep 15	Mar 15	Mar 16	Mar 16
	Page	$M	$M	$M	v. Sep 15	v. Mar 15

Net funds management and insurance income - statutory basis	95	857	795	1,020	8%	-16%

Adjustments between cash and statutory profit

Treasury shares adjustment	95	(34)	(107)	86	-68%	large

Policyholders tax gross up	95	(32)	91	(277)	large	-88%

Revaluation of policy liabilities	95	(20)	(7)	(97)	large	-79%

Net funds management and insurance income - cash basis	95	771	772	732	0%	5%

Wealth - Net funds management and insurance income	74	727	730	699	0%	4%

Australia - Funds management and insurance income		19	19	20	0%	-5%

Asia Retail & Pacific - Funds management and insurance income		55	50	55	10%	0%

New Zealand - Funds management and insurance income		42	44	42	-5%	0%

Inter-divisional eliminations		(72)	(71)	(84)	1%	-14%

Net funds management and insurance income - cash basis	26	771	772	732	0%	5%

SUPPLEMENTARY INFORMATION

Exchange rates

Major exchange rates used in the translation of foreign subsidiaries, branches, investments in associates and issued debt are as follows:

	Balance Sheet			Profit & Loss Average

	As at			Half Year

	Mar 16	Sep 15	Mar 15	Mar 16	Sep 15	Mar 15

Chinese Renminbi	4.9471	4.4573	4.7365	4.6622	4.6831	5.0786

Euro	0.6760	0.6229	0.7057	0.6558	0.6767	0.6909

Pound Sterling	0.5335	0.4625	0.5163	0.4886	0.4853	0.5295

Indian Rupee	50.741	46.142	47.759	48.101	48.141	50.911

Indonesian Rupiah	10,164	10,281	9,987	9,835	10,127	10,271

Japanese Yen	85.951	84.072	91.715	85.328	91.330	95.713

Malaysian Ringgit	3.0015	3.1176	2.8372	3.0565	2.8898	2.8623

New Taiwan Dollar	24.640	23.066	23.887	23.708	23.511	25.580

New Zealand Dollar	1.1093	1.1003	1.0188	1.0834	1.0878	1.0691

Papua New Guinean Kina	2.3724	2.0123	2.0439	2.1565	2.0649	2.1233

United States Dollar	0.7651	0.7013	0.7634	0.7212	0.7480	0.8200

Derivative financial instruments

Derivative financial instruments are contracts whose value is derived from one or more underlying variables or indices defined in the contract, require little or no initial net investment and are settled at a future date. Derivatives include contracts traded on registered exchanges and contracts agreed between counterparties. The use of derivatives and their sale to customers as risk management products is an integral part of the Group’s trading and sales activities. Derivatives are also used to manage the Group’s own exposure to fluctuations in foreign exchange and interest rates as part of its asset and liability management activities.

The following table provides an overview of the Group’s foreign exchange, interest rate, commodity and credit derivatives. They include all trading and balance sheet risk management contracts. The derivative instruments become favourable (assets) or unfavourable (liabilities) as a result of fluctuations in market rates relative to the terms of the derivative.

	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities

	As at		As at		As at

Fair Values	Mar 16 $M	Mar 16 $M	Sep 15 $M	Sep 15 $M	Mar 15 $M	Mar 15 $M

Foreign exchange contracts

Spot and forward contracts	17,145	(16,911)	15,208	(13,964)	11,972	(10,515)

Swap agreements	18,000	(23,473)	20,967	(20,270)	15,369	(19,220)

Options purchased	1,388	-	2,441	-	2,539	-

Options sold	-	(1,087)	-	(2,081)	-	(2,333)

	36,533	(41,471)	38,616	(36,315)	29,880	(32,068)

Commodity contracts

Derivative contracts	2,424	(1,950)	2,750	(2,207)	2,232	(1,668)

Interest rate contracts

Forward rate agreements	35	(46)	37	(51)	10	(21)

Swap agreements	48,490	(46,127)	42,967	(40,747)	39,878	(37,062)

Futures contracts	31	(213)	28	(96)	49	(255)

Options purchased	907	-	944	-	1,140	-

Options sold	-	(1,557)	-	(1,573)	-	(1,722)

	49,463	(47,943)	43,976	(42,467)	41,077	(39,060)

Credit default swaps

Structured credit derivatives purchased	49	-	52	-	59	-

Other credit derivatives purchased	256	(268)	205	(194)	277	(323)

Total credit derivatives purchased	305	(268)	257	(194)	336	(323)

Structured credit derivatives sold	-	(62)	-	(67)	-	(77)

Other credit derivatives sold	22	(12)	26	(20)	55	(14)

Total credit derivatives sold	22	(74)	26	(87)	55	(91)

Total fair value	88,747	(91,706)	85,625	(81,270)	73,580	(73,210)

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Principal risks and uncertainties

1.	Introduction

The Group’s activities are subject to risks that can adversely impact its business, operations and financial condition. The risks and uncertainties described below are not the only ones that the Group may face. Additional risks and uncertainties that the Group is unaware of, or that the Group currently deems to be immaterial, may also become important factors that affect it. If any of the listed or unlisted risks actually occur, the Group’s business, operations, financial condition, or reputation could be materially and adversely affected, with the result that the trading price of the Group’s equity or debt securities could decline, and investors could lose all or part of their investment.

2.	Changes in general business and economic conditions, including disruption in regional or global credit and capital markets, may adversely affect the Group’s business, operations and financial condition

The Group’s financial performance is primarily influenced by the economic conditions and the level of business activity in the major countries and regions in which it operates or trades, i.e. Australia, New Zealand, Asia Pacific, Europe and the United States. The Group’s business, operations, and financial condition can be negatively affected by changes in economic and business conditions in these markets.

The economic and business conditions that prevail in the Group’s major operating and trading markets are affected by domestic and international economic events, political events and natural disasters, and by movements and events that occur in global financial markets.

For example, the global financial crisis saw a sudden and prolonged dislocation in credit and equity capital markets, a contraction in global economic activity and the emergence of many challenges for financial services institutions worldwide that still persist to some extent in many regions. Sovereign risk and its potential impact on financial institutions in Europe and globally subsequently emerged as a significant risk (see risk factor 5 “Sovereign risk may destabilise global financial markets adversely affecting all participants, including the Group”). The impact of the global financial crisis and its aftermath continue to affect regional and global economic activity, confidence and capital markets. Prudential authorities have implemented and continue to implement increased regulations to mitigate the risk of such events recurring, although there can be no assurance that such regulations will be effective.

Economic effects of the global financial crisis and European sovereign debt crisis have been widespread and far-reaching with unfavourable ongoing impacts on retail spending, personal and business credit growth, housing credit, and business and consumer confidence. While some of these economic factors have since improved, lasting impacts from the global financial crisis and the subsequent volatility in financial markets, the European sovereign debt crisis and the potential for escalation in geopolitical risks suggest ongoing vulnerability and potential adjustment of consumer and business behaviour.

Other current economic conditions impacting the Group and its customers include changes in the real estate markets in Australia and New Zealand (see risk factor 6 “Weakening of the real estate markets in Australia, New Zealand or other markets where the Group does business may adversely affect its business, operations and financial condition”) and a decline in natural resources demand and prices (see risk factor 20 “An increase in the failure of third parties to honour their commitments in connection with the Group’s trading, lending, derivatives and other activities may adversely affect its business, operations and financial condition”).

Should difficult economic conditions in the Group’s markets eventuate, asset values in the housing, commercial or rural property markets could decline, unemployment could rise and corporate and personal incomes could suffer. Also, deterioration in global markets, including equity, property, currency and other asset markets, could impact the Group’s customers and the security the Group holds against loans and other credit exposures, which may impact its ability to recover some loans and other credit exposures.

All or any of the negative economic and business impacts described above could cause a reduction in demand for the Group’s products and services and/or an increase in loan and other credit defaults and bad debts, which could adversely affect the Group’s business, operations, and financial condition.

The Group’s financial performance could also be adversely affected if it were unable to adapt cost structures, products, pricing or activities in response to a drop in demand or lower than expected revenues. Similarly, higher than expected costs (including credit and funding costs) could be incurred because of adverse changes in the economy, general business conditions or the operating environment in the countries in which it operates.

Geopolitical instability, such as threats of, potential for, or actual conflict, occurring around the world, such as the ongoing unrest and conflicts in the Ukraine, North Korea, Syria, Egypt, Afghanistan, Iraq and elsewhere, as well as the current high threat of terrorist activities, may also adversely affect global financial markets, general economic and business conditions and the Group’s ability to continue operating or trading in a country, which in turn may adversely affect the Group’s business, operations, and financial condition.

Natural and biological disasters such as, but not restricted to, cyclones, floods, droughts, earthquakes and pandemics, and the economic and financial market implications of such disasters on domestic and global conditions can adversely impact the Group’s ability to continue operating or trading in the country or countries directly or indirectly affected, which in turn may adversely affect the Group’s business, operations and financial condition. For more risks in relation to natural and biological disasters, refer to risk factor 22 “The Group may be exposed to the impact of future climate change, geological events, plant and animal diseases, and other extrinsic events which may adversely affect its business, operations and financial condition”.

Other economic and financial factors or events that may adversely affect the Group’s performance, and give rise to operational and markets risk are covered in risk factors 13 (“The Group is exposed to market risk, which may adversely affect its business, operations and financial condition”) and 14 (“Changes in exchange rates may adversely affect the Group’s business, operations and financial condition”).

3.	Competition may adversely affect the Group’s business, operations and financial conditions, in the markets in which it operates

The markets in which the Group operates are highly competitive and could become even more so. Factors that contribute to competition risk include industry regulation, mergers and acquisitions, changes in customers’ needs and preferences, entry of new participants, development of new distribution and service methods, increased diversification of products by competitors, and regulatory changes in the rules governing the operations of banks and non-bank competitors. For example, changes in the financial services sector in Australia and New Zealand have made it possible for non-banks to offer products and services traditionally provided by banks, such as payments, home loans, and credit cards. In addition, it is possible that existing companies from outside of the traditional financial services sector may seek to obtain banking licences to directly compete with the Group by offering products and services traditionally provided by banks. In addition, banks organised in jurisdictions outside Australia and

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New Zealand are subject to different levels of regulation and consequently some may have lower cost structures. Increasing competition for customers could also potentially lead to a compression in the Group’s net interest margins or increased advertising and related expenses to attract and retain customers.

Furthermore, increased competition for deposits could also increase the Group’s cost of funding and lead the Group to access other types of funding or reduce lending. The Group relies on bank deposits to fund a significant portion of its balance sheet and deposits have been a relatively stable source of funding. The group competes with banks and other financial services firms for such deposits. To the extent that the Group is not able to successfully compete for deposits, the Group would be forced to rely more heavily on other, potentially less stable or more expensive forms of funding, or reduce lending. This could adversely affect the Group’s business, prospects, financial performance or financial condition.

The impact on ANZ of an increase in competitive market conditions, especially in the Group’s main markets and products, would potentially lead to a material reduction in the market share and/or margins of the relevant Group business(es), which would adversely affect the Group’s financial performance and position.

4.	Changes in monetary policies may adversely affect the Group’s business, operations and financial condition

Central monetary authorities (including the RBA, the RBNZ, the United States Federal Reserve, the Bank of England and the monetary authorities in the Asian jurisdictions in which the Group operates) set official interest rates or take other measures to affect the demand for money and credit in their relevant jurisdictions. In some Asian jurisdictions, currency policy is also used to influence general business conditions and the demand for money and credit. These policies can significantly affect the Group’s cost of funds for lending and investing and the return that the Group will earn on those loans and investments. These factors impact the Group’s net interest margin and can affect the value of financial instruments it holds, such as debt securities and hedging instruments. The policies of the central monetary authorities can also affect the Group’s borrowers, potentially increasing the risk that they may fail to repay loans. Changes in such policies are difficult to predict.

5.	Sovereign risk may destabilise global financial markets adversely affecting all participants, including the Group

Sovereign risk is the risk that foreign governments will default on their debt obligations, be unable to refinance their debts as and when they fall due or nationalise parts of their economy. Sovereign risk remains in many economies, including the United States and Australia. Should one sovereign default, there could be a cascading effect to other markets and countries, the consequences of which, while difficult to predict, may be similar to or worse than those experienced during the global financial crisis and subsequent sovereign debt crises. Such events could destabilise global financial markets, adversely affecting all participants, including adversely affecting the Group’s liquidity, financial performance or financial condition.

6.	Weakening of the real estate markets in Australia, New Zealand or other markets where the Group does business may adversely affect its business, operations and financial condition

Residential and commercial property lending, together with real estate development and investment property finance, constitute important businesses to the Group. Major sub-segments within the Group’s lending portfolio include:

•	Residential housing loans, owner occupier and investment; and

•	Commercial real estate loans.

Declining asset prices could impact customers and counterparties and the value of the security (including residential and commercial property) we hold against loans which may impair our ability to recover amounts owing to us if customers or counterparties were to default.

A significant decrease in Australian and New Zealand housing valuations could adversely impact our home lending activities because borrowers with loans in excess of their property value show a higher propensity to default and, in the event of such defaults our security values would be eroded, causing us to incur higher credit losses which could adversely affect the Group’s financial performance and condition. The demand for our home lending products may also decline due to buyer concerns about decreases in values or concerns about rising interest rates, which could make our lending products less attractive to potential homeowners and investors.

A significant decrease in commercial property valuations or a significant slowdown in Australia, New Zealand or other commercial real estate markets where the Group does business could result in a decrease in the amount of new lending the Group is able to write and/or increase the losses that the Group may experience from existing loans, which, in either case, could materially and adversely impact the Group’s financial condition and operations. The Group’s portfolio of commercial property interest only loans, may be particularly susceptible to losses in the event of a decline in property prices as a result of refinance risk and deteriorating security values. A material decline in residential housing prices could also cause losses in our residential build to sell portfolio if customers who are pre-committed to purchase these dwellings are unable or unwilling to complete their contracts and we are forced to re-sell these dwellings at a loss.

7.	The Group is exposed to liquidity and funding risk, which may adversely affect its business, operations and financial condition

Liquidity risk is the risk that the Group is unable to meet its payment obligations as they fall due (including repaying depositors or maturing wholesale debt) or that the Group has insufficient capacity to fund increases in assets. Liquidity risk is inherent in all banking operations due to the timing mismatch between cash inflows and cash outflows.

Reduced liquidity could lead to an increase in the cost of the Group’s borrowings and constrain the volume of new lending, which could adversely affect the Group’s profitability. A deterioration in investor confidence in the Group could materially impact the Group’s cost of borrowing, and the Group’s ongoing operations and funding.

The Group raises funding from a variety of sources, including customer deposits and wholesale funding in Australia and offshore markets to meet its funding obligations and to maintain or grow its business generally. In times of liquidity stress, if there is damage to market confidence in the Group or if funding inside or outside of Australia is not available or constrained, the Group’s ability to access sources of funding and liquidity may be constrained and it will be exposed to liquidity risk. In any such cases, the Group may be forced to seek alternative funding. The availability of such alternative funding, and the terms on which it may be available, will depend on a variety of factors, including prevailing market conditions and the Group’s credit ratings (which are strongly influenced by Australia’s sovereign credit rating). Even if available, the cost of these funding alternatives may be more expensive or on unfavourable terms, which could adversely affect the Group’s financial performance, liquidity, capital resources and financial condition.

Since the advent of the global financial crisis in 2008, developments in the United States, European and Chinese markets have adversely affected the liquidity in global capital markets and increased funding costs compared with the period immediately preceding the global financial crisis.

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More recently, the provision of significant amounts of liquidity by major central banks globally has helped mitigate near term liquidity concerns, although no assurance can be given that such liquidity concerns will not return, particularly when the extraordinary liquidity is withdrawn by central banks. Future deterioration in market conditions may limit the Group’s ability to replace maturing liabilities and access funding in a timely and cost-effective manner necessary to fund and grow the Group’s businesses.

8.	Regulatory changes or a failure to comply with regulatory standards, law or policies may adversely affect the Group’s business, operations or financial condition

As a financial institution, the Group is subject to detailed laws and regulations in each of the jurisdictions in which it operates or obtains funding, including Australia, New Zealand, the United States, Europe and Asia Pacific. The Group is also supervised by a number of different regulatory and supervisory authorities.

The Group is responsible for ensuring that it complies with all applicable legal and regulatory requirements (including accounting standards) and industry codes of practice in the jurisdictions in which it operates or obtains funding.

Compliance risk arises from these legal, regulatory and internal- compliance requirements. If the Group, or an employee of the Group, fails to comply, the Group may be subject to fines, penalties or restrictions on its ability to do business and it may lose customer confidence and business, which could have a material adverse impact on the Group. In Australia, an example of the broad administrative power available to regulatory authorities is the power available to APRA under the Banking Act in certain circumstances to investigate the Group’s affairs and/or issue a direction to the Group (such as direction to comply with a prudential requirement, to conduct an audit, to remove a director, executive officer or employee or not to undertake a transaction). Other regulators also have the power to investigate the Group. In recent years, there have been significant increases in the nature and scale of regulatory investigations, enforcement actions (whether by court action or otherwise) and the quantum of fines issued by regulators. Recent public scrutiny of banking culture has also led to a proposal by the Opposition Australian Labor Party for a Royal Commission to investigate Australian banks. Regulatory investigations, fines, penalties or regulator imposed conditions could adversely affect the Group’s business, reputation, prospects, financial performance or financial condition.

As with other financial services providers, the Group faces increasing supervision and regulation in most of the jurisdictions in which the Group operates or obtains funding, particularly in the areas of funding, liquidity, product design and pricing, capital adequacy, conduct and prudential regulation, cyber-security, anti-bribery and corruption, anti-money laundering and counter-terrorism financing and trade sanctions.

In December 2010, the Basel Committee (BCBS) released capital reform packages known as Basel 3 to strengthen the resilience of the banking and insurance sectors, including proposals to strengthen capital and liquidity requirements for the banking sector. APRA released prudential standards implementing Basel 3 capital reforms with effect from 1 January 2013. With regards to Basel 3 liquidity reforms, APRA requires the Group to comply with the Liquidity Coverage Ratio (LCR) requirements with effect from 1 January 2015 and is currently consulting on the implementation of the Net Stable Funding Ratio (NSFR) requirements, which are expected to be implemented by 1 January 2018. Certain regulators in jurisdictions where the Group has a presence have also either implemented or are in the process of implementing Basel 3 and equivalent reforms.

Separately, since 2014, the BCBS has also released a number of consultation documents as part of its reforms aimed at simplifying the measurement of risk-weighted assets and reducing their variability across banks and jurisdictions. Consultation and finalisation of these reforms are current and on-going. Any impacts on the Group resulting from these reforms cannot be determined as final calibration is still to be finalised by the BCBS and they are also subject to the form of these proposals that APRA will implement in Australia.

In addition, there have also been a series of other regulatory releases from authorities in the various jurisdictions in which we operate or obtain funding proposing significant regulatory change for financial institutions. This includes new accounting and reporting standards, or implementing global OTC derivatives reform and the United States Dodd-Frank legislation, including the Volcker Rule promulgated thereunder.

In 2015, the Australian Government announced its response to the Financial System Inquiry (FSI). The response tasks APRA with implementation of a number of resilience-related FSI recommendations in line with emerging international regulatory practice. These FSI recommendations are intended to increase the strength of the financial system and may result in requirements to hold additional capital (such as Additional Tier 1 Capital, Tier 2 Capital or other forms of subordinated capital or senior debt that may be available to absorb loss) or additional liquid assets. The Australian Government response also endorses FSI recommendations relating to Australia’s superannuation system and retirement incomes, innovation-related issues, reforms to improve consumer outcomes when purchasing financial products, and the overall regulation of the financial sector. These are likely to result in changes to laws, regulations, codes of practice and policies that will impact the Group. The implementation of any recommendations could also result in changes to laws, regulations, codes of practice or policies which could adversely affect the Group in substantial and unpredictable ways.

Regulation is becoming increasingly extensive and complex. Some areas of potential regulatory change involve multiple jurisdictions seeking to adopt a coordinated approach. This may result in conflicts with specific requirements of the jurisdictions in which the Group operates and, in addition, such changes may be inconsistently introduced across jurisdictions. Changes may also occur in the oversight approach of regulators. It is possible for example that governments in jurisdictions in which we operate or obtain funding might revise their application of existing regulatory policies that apply to, or impact, the Group’s business, including for reasons relating to national interest and systemic stability.

Regulatory changes and the timing of their introduction continue to evolve. The nature and impact of future changes are not predictable and are beyond the Group’s control. Regulatory change may impact the Group in a range of ways, such as by requiring the Group to change its business mix, incur additional costs as a result of increased management attention, raise additional amounts of higher-quality capital (such as ordinary shares, Additional Tier 1 capital or Tier 2 capital instruments) or retain capital (through lower dividends), and hold significant levels of additional liquid assets and undertake further lengthening of the funding base. Further examples of ways in which regulatory change may impact the Group include: limiting the types, amount and composition of financial services and products the Group can offer, limiting the fees and interest that the Group may charge, increasing the ability of other banks or of non-banks to offer competing financial services or products and changes to accounting standards, taxation laws and prudential regulatory requirements. Regulatory change could adversely affect one or more of the Group’s businesses, restrict its flexibility, require it to incur substantial costs and impact the profitability of one or more business lines. Any such costs or restrictions could adversely affect the Group’s business, prospects, financial performance or financial condition.

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9.	The Group is exposed to the risk of receiving significant regulatory fines and sanctions in the event of breaches of regulation and law relating to anti-money laundering, counter-terrorism financing and sanctions

Anti-money laundering, counter-terrorist financing and sanctions compliance have been the subject of increasing regulatory change and enforcement in recent years. The increasingly complicated environment in which the Group operates across the Asia Pacific region has heightened these operational and compliance risks. Furthermore, the upward trend in compliance breaches by global banks and the related fines and settlement sums means that these risks continue to be an area of focus for the Group.

The Group maintains appropriate policies, and has invested in procedures and internal controls aimed to detect, prevent and report money laundering, terrorist financing, and sanctions breaches. The risk of non-compliance remains high given the scale and complexity of the Group. A failure to operate a robust program to combat money laundering, bribery and terrorist financing or to ensure compliance with economic sanctions could have serious legal and reputational consequences for the Group and its employees. Consequences can include fines, criminal and civil penalties, civil claims, reputational harm and limitations on doing business in certain jurisdictions. The Group’s foreign operations may place the Group under increased scrutiny by regulatory authorities, and may increase the risk of a member of the Group breaching applicable rules, regulations or laws.

10.	The Group may experience challenges in managing its capital base, which could give rise to greater volatility in capital ratios

The Group’s capital base is critical to the management of its businesses and access to funding. Prudential regulators of the Group include, but are not limited to, APRA, RBNZ and various regulators in the Asia Pacific, U.S. and U.K. The Group is required to maintain adequate regulatory capital.

Under current regulatory requirements, risk-weighted assets and expected loan losses increase as a counterparty’s risk grade worsens. These additional regulatory capital requirements compound any reduction in capital resulting from lower profits in times of stress. As a result, greater volatility in capital ratios may arise and may require the Group to raise additional capital. There can be no certainty that any additional capital required would be available or could be raised on reasonable terms.

The Group’s capital ratios may be affected by a number of factors, such as (i) lower earnings (including lower dividends from its deconsolidated subsidiaries such as those in the insurance and funds management businesses as well as from its investment in associates), (ii) increased asset growth, (iii) changes in the value of the Australian dollar against other currencies in which the Group operates (particularly the New Zealand dollar and United States dollar) that impact risk weighted assets or the foreign currency translation reserve and (iv) changes in business strategy (including acquisitions, divestments and investments or an increase in capital intensive businesses).

APRA’s Prudential Standards implementing Basel 3 are now in effect. Certain other regulators have either implemented or are in the process of implementing regulations, including Basel 3, which seek to strengthen, among other things, the liquidity and capital requirements of banks, funds management entities and insurance entities, though there can be no assurance that these regulations will have their intended effect. Some of these regulations, together with any risks arising from any regulatory changes (including those arising from the requirements of the BCBS or the Australian Government’s response to the FSI), are described in risk factor 8 “Regulatory changes or a failure to comply with regulatory standards, law or policies may adversely affect the Group’s business, operations or financial condition”.

11.	The Group is exposed to credit risk, which may adversely affect its business, operations and financial condition

As a financial institution, the Group is exposed to the risks associated with extending credit to other parties. Less favourable business or economic conditions, whether generally or in a specific industry sector or geographic region, or natural disasters, could cause customers or counterparties to fail to meet their obligations in accordance with agreed terms. For example, the Group’s customers and counterparties in the natural resources sector and the New Zealand dairy industry could be adversely impacted by a prolonged slowdown in the Chinese economy and current decline in commodity prices. Also, the Group’s customers and counterparties may be adversely impacted by more expensive imports due to the reduced strength of the Australian and New Zealand dollars relative to other currencies.

In addition, in assessing whether to extend credit or enter into other transactions with customers and/or counterparties, the Group relies on information provided by or on behalf of customers and/or counterparties, including financial statements and other financial information. The Group may also rely on representations of customers and independent consultants as to the accuracy and completeness of that information. The Group’s financial performance could be negatively impacted to the extent that it relies on information that is inaccurate or materially misleading.

The Group holds provisions for credit impairment. The amount of these provisions is determined by assessing the extent of impairment inherent within the current lending portfolio, based on current information. This process, which is critical to the Group’s financial condition and results, requires subjective and complex judgements, including forecasts of how current and future economic conditions might impair the ability of borrowers to repay their loans. However, if the information upon which the assessment is made proves to be inaccurate or if the Group fails to analyse the information correctly, the provisions made for credit impairment may be insufficient, which could have a material adverse effect on the Group’s business, operations and financial condition.

12.	The Group is exposed to the risk that its credit ratings could change, which could adversely affect its ability to raise capital and wholesale funding

The Group’s credit ratings have a significant impact on both its access to, and cost of, capital and wholesale funding. Credit ratings may be withdrawn, qualified, revised or suspended by credit rating agencies at any time. The methodologies by which they are determined may also be revised in response to legal or regulatory changes, market developments or for any other reason. A downgrade or potential downgrade to the Group’s credit rating may reduce access to capital and wholesale debt markets, leading to an increase in funding costs, as well as affecting the willingness of counterparties to transact with the Group.

In addition, the ratings of individual securities (including, but not limited to, certain Tier 1 capital and Tier 2 capital securities and covered bonds) issued by the Group (and other banks globally) could be impacted from time to time by changes in the regulatory requirements for those instruments as well as the ratings methodologies used by rating agencies. Further, the Group’s credit ratings could be revised at any time in response to a change in the credit rating of the Commonwealth of Australia.

Credit ratings are not a recommendation by the relevant rating agency to invest in securities offered by the Group.

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13.	The Group is exposed to market risk, which may adversely affect its business, operations and financial condition

The Group is subject to market risk, which is the risk to the Group’s earnings arising from changes in interest rates, foreign exchange rates, credit spreads, equity prices and indices, prices of commodities, debt securities and other financial contracts, such as derivatives. Losses arising from these risks may have a material adverse effect on the Group.

As the Group conducts business in several different currencies, its businesses may be affected by a change in currency exchange rates. Additionally, as the Group’s annual and interim reports are prepared and stated in Australian dollars, any appreciation in the Australian dollar against other currencies in which the Group earns revenues (particularly to the New Zealand dollar and United States dollar) may adversely affect the reported earnings.

The profitability of the Group’s funds management and insurance businesses is also affected by changes in investment markets and weaknesses in global securities markets.

14.	Changes in exchange rates may adversely affect the Group’s business, operations and financial condition

Movements in the Australian and New Zealand dollars in recent times illustrate the potential volatility in, and significance of global economic events to, the value of these currencies relative to other currencies. Depreciation of the Australian or New Zealand dollars relative to other currencies would increase the debt service obligations in the Group’s unhedged exposures denominated in Australian or New Zealand dollars. In contrast, any upward pressure on the Australian or New Zealand dollar could cause business conditions to deteriorate for certain portions of the Australian and New Zealand economies, including some agricultural exports, tourism, manufacturing, retailing subject to internet competition, and import-competing producers. In addition, appreciation of the Australian dollar against the New Zealand dollar, United States dollar and other currencies has a potential negative earnings translation effect on non-hedged exposures, and future appreciation could have a greater negative impact on the Group’s results from its other non-Australian businesses, particularly its New Zealand and Asian businesses, which are largely based on non-Australian dollar revenues. The relationship between exchange rates and commodity prices is volatile. The Group has put in place hedges to partially mitigate the impact of currency changes, but there can be no assurance that the Group’s hedges will be sufficient or effective, and any further appreciation could have an adverse impact upon the Group’s earnings.

15.	The Group is exposed to operational risk and reputational risk, which may adversely affect its business, operations and financial condition

Operational risk is the risk of loss resulting from inadequate or failed internal processes, people and systems or from external events. This definition includes legal risk, and the risk of loss of reputation or damage arising from inadequate or failed internal processes, people and systems, but excludes strategic risk.

Loss from operational risk events could adversely affect the Group’s financial results. Such losses can include fines, penalties, loss or theft of funds or assets, legal costs, customer compensation, loss of shareholder value, reputation loss, loss of life or injury to people, and loss of property and/or information.

Operational risk is typically classified into the risk event type categories to measure and compare risks on a consistent basis. Examples of operational risk events according to category are as follows:

•	Internal Fraud: is associated with ANZ employees acting outside their normal employment conditions/procedures to create a financial advantage for themselves or others;

•	External Fraud: fraudulent acts or attempts which originate from outside the Group, more commonly associated with digital banking, lending, and cards products. Specific threats include ATM skimming, malware and phishing attacks and fraudulent applications, where financial advantage is obtained;

•	Employment Practices and Workplace Safety: employee relations, diversity and discrimination, and health and safety risks to the Group employees;

•	Clients, Products and Business Practices: risk of market manipulation, product defects, incorrect advice, money laundering and misuse or unauthorised disclosure of customer information;

•	Technology: the risk of loss resulting from inadequate or failed information technology;

•	Business Disruption (including systems failures): risk that the Group’s banking operating systems are disrupted or fail;

•	Damage to physical assets: risk that a natural disaster or terrorist or vandalism attack damages the Group’s buildings or property; and

•	Execution, Delivery and Process Management: is associated with losses resulting from, among other things, process errors made by ANZ employees caused by inadequate or poorly designed internal processes, or the poor execution of standard processes, vendor, supplier or outsource provider errors or failed mandatory reporting errors.

Direct or indirect losses that occur as a result of operational failures, breakdowns, omissions or unplanned events could adversely affect the Group’s financial results.

Reputation risk may arise as a result of an external event or the Group’s own actions, and adversely affect perceptions about the Group held by the public (including the Group’s customers), shareholders, investors, regulators or rating agencies. The impact of a risk event on the Group’s reputation may exceed any direct cost of the risk event itself and may adversely impact the Group’s business, operations and financial condition.

Damage to the Group’s reputation may also have wide-ranging impacts, including adverse effects on the Group’s profitability, capacity and cost of sourcing funding and availability of new business opportunities. The Group’s ability to attract and retain customers could also be adversely affected if the Group’s reputation is damaged, which could adversely affect the Group’s business prospects, financial performance or financial condition.

16.	The Group may be exposed to risks relating to the provision of advice, recommendations or guidance about financial products and services, or behaviours which do not appropriately consider the interests of consumers, the integrity of financial markets and the expectations of the community, in the course of its business activities

Such risks can include:

•	the provision of unsuitable or inappropriate advice (e.g., commensurate with a customer’s objectives and appetite for risk);

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•	the representation of, or disclosure about, a product or service which is inaccurate, or does not provide adequate information about risks and benefits to customers;

•	a failure to deliver product features and benefits in accordance with terms, disclosures, recommendations and/or advice;

•	a failure to appropriately avoid or manage conflicts of interest;

•	sales and/or promotion processes (including incentives and remuneration for staff engaged in promotion, sales and/or the provision of advice);

•	the provision of credit, outside of ANZ policies and standards; and

•	trading activities in financial markets, outside of ANZ policies and standards e.g., BBSW, LIBOR, rate fixing.

Exposure to such risks may increase during periods of declining investment asset values (such as during a period of economic downturn or investment market volatility), leading to sub-optimal performance of investment products and/or portfolios that were not aligned with the customer’s objectives and risk appetite.

The Group is regulated under various legislative mechanisms in the countries in which it operates that provide for consumer protection around advisory, marketing and sales practices. These may include, but are not limited to, appropriate management of conflicts of interest, appropriate accreditation standards for staff authorised to provide advice about financial products and services, disclosure standards, standards for ensuring adequate assessment of client/product suitability, quality assurance activities, adequate record keeping, and procedures for the management of complaints and disputes.

Inappropriate advice about financial products and services may result in material litigation (and associated financial costs) and together with failure to avoid or manage conflicts of interest, may expose the Group to regulatory actions, and/or reputational consequences.

17.	Disruption of information technology systems or failure to successfully implement new technology systems could significantly interrupt the Group’s business, which may adversely affect its business, operations and financial condition

The Group is highly dependent on information systems and technology. Therefore, there is a risk that these, or the services the Group uses or is dependent upon, might fail, including because of unauthorised access or use.

Most of the Group’s daily operations are computer-based and information technology systems are essential to maintaining effective communications with customers. The Group is also conscious that threats to information systems and technology are continuously evolving and that cyber threats and risk of attacks are increasing. The Group may not be able to anticipate or implement effective measures to prevent or minimise disruptions that may be caused by all cyber threats because the techniques used can be highly sophisticated and those perpetuating the attacks may be well resourced. The exposure to systems risks includes the complete or partial failure of information technology systems or data centre infrastructure, the inadequacy of internal and third-party information technology systems due to, among other things, failure to keep pace with industry developments and the capacity of the existing systems to effectively accommodate growth, prevent unauthorised access and integrate existing and future acquisitions and alliances.

To manage these risks, the Group has disaster recovery and information technology governance in place. However, there can be no guarantee that the steps the Group is taking in this regard will be effective and any failure of these systems could result in business interruption, customer dissatisfaction and ultimately loss of customers, financial compensation, damage to reputation and/or a weakening of the Group’s competitive position, which could adversely impact the Group’s business and have a material adverse effect on the Group’s financial condition and operations.

In addition, the Group has an ongoing need to update and implement new information technology systems, in part to assist it to satisfy regulatory demands, ensure information security, enhance computer-based banking services for the Group’s customers and integrate the various segments of its business. The Group may not implement these projects effectively or execute them efficiently, which could lead to increased project costs, delays in the ability to comply with regulatory requirements, failure of the Group’s information security controls or a decrease in the Group’s ability to service its customers. ANZ New Zealand relies on ANZBGL to provide a number of information technology systems, and any failure of ANZBGL systems could directly affect ANZ New Zealand.

18.	The Group is exposed to risks associated with information security, which may adversely affect its financial results and reputation

Information security means protecting information and information systems from unauthorised access, use, disclosure, disruption, modification, perusal, inspection, recording or destruction. As a bank, the Group handles a considerable amount of personal and confidential information about its customers and its own internal operations, including in Australia, New Zealand and India. The Group employs a team of information security experts who are responsible for the development and implementation of the Group’s Information Security Policy. The Group also uses third parties to process and manage information on its behalf, and any failure on their part could adversely affect its business. The Group is conscious that threats to information systems are continuously evolving and that cyber threats and risk of attacks are increasing, and as such the Group may be unable to develop policies and procedures to adequately address or mitigate such risks. Accordingly, information about the Group and/or our clients may be inadvertently accessed, inappropriately distributed or illegally accessed or stolen. The Group may not be able to anticipate or to implement effective measures to prevent or minimise damage that may be caused by all information security threats because the techniques used can be highly sophisticated and those perpetuating the attacks may be well resourced. Any unauthorised access of the Group’s information systems or unauthorised use of its confidential information could potentially result in disruption of the Group’s operations, breaches of privacy laws, regulatory sanctions, legal action, and claims for compensation or erosion to the Group’s competitive market position, which could adversely affect the Group’s financial position and reputation.

19.	Unexpected changes to the Group’s licence to operate in any jurisdiction may adversely affect its business, operations and financial condition

The Group is licenced to operate in various countries, states and territories. Unexpected changes in the conditions of the licences to operate by governments, administrations or regulatory agencies which prohibit or restrict the Group from trading in a manner that was previously permitted may adversely impact the Group’s operations and subsequent financial results.

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20.	An increase in the failure of third parties to honour their commitments in connection with the Group’s trading, lending, derivatives and other activities may adversely affect its business, operations and financial condition

The Group is exposed to the potential risk of credit-related losses that can occur as a result of a counterparty being unable or unwilling to honour its contractual obligations. As with any financial services organisation, the Group assumes counterparty risk in connection with its lending, trading, derivatives, insurance and other businesses where it relies on the ability of a third party (including reinsurers) to satisfy its financial obligations to the Group on a timely basis. The Group is also subject to the risk that its rights against third parties may not be enforceable in certain circumstances.

The risk of credit-related losses may also be increased by a number of factors, including deterioration in the financial condition of the economy, a sustained high level of unemployment, a deterioration of the financial condition of the Group’s counterparties, a reduction in the value of assets the Group holds as collateral, and a reduction in the market value of the counterparty instruments and obligations it holds.

The Group is directly and indirectly exposed to the natural resources sector, including contractors and related industries. Lower commodity prices, mining activity, demand for resources, or corporate investment in the natural resources sector may adversely affect the amount of new lending the Group is able to write, or lead to an increase in lending losses from this sector. Recently, crude oil prices have reached a 12 year low and a prolonged period of low oil prices, beyond 12 months, is likely to result in reduced investment and increased asset write downs. The suddenness and magnitude of oil price decline and the shift in sentiment towards this sector introduces challenges across the energy supply chain. Upstream exploration and production firms and related services operators are currently the most directly exposed as new project investment is wound back and operations rationalised. Services to mining customers are also subject to heightened oversight given the cautious outlook for the services sector. This industry-specific revenue decline may lead to a broader regional economic downturn with a long recovery period.

Credit losses can and have resulted in financial services organisations realising significant losses and in some cases failing altogether. Should material unexpected credit losses occur to the Group’s credit exposures, it could have an adverse effect on the Group’s business, operations and financial condition.

21.	The unexpected loss of key staff or inadequate management of human resources may adversely affect the Group’s business, operations and financial condition

The Group’s ability to attract and retain suitably qualified and skilled employees is an important factor in achieving its strategic objectives. The Chief Executive Officer and the management team of the Chief Executive Officer have skills and reputation that are critical to setting the strategic direction, successful management and growth of the Group, and whose unexpected loss due to resignation, retirement, death or illness may adversely affect its operations and financial condition. If the Group had difficulty retaining or attracting highly qualified people for important roles, this also could adversely affect its business, operations and financial condition.

22.	The Group may be exposed to the impact of future climate change, geological events, plant, animal and human diseases, and other extrinsic events which may adversely affect its business, operations and financial condition

The Group and its customers are exposed to climate related events, including climate change. These events include severe storms, drought, fires, cyclones, hurricanes, floods and rising sea levels. The Group and its customers may also be exposed to other events such as geological events (including volcanic seismic activity or tsunamis), plant and animal diseases or a pandemic.

Depending on their severity, events such as these may temporarily interrupt or restrict the provision of some local or Group services, and may also adversely affect the Group’s financial condition or collateral position in relation to credit facilities extended to customers.

23.	The Group is exposed to insurance risk, which may adversely affect its business, operations and financial condition

Insurance risk is the risk of loss due to unexpected changes in current and future insurance claim rates. In the Group’s life insurance business, insurance risk arises primarily through mortality (death) and morbidity (illness and injury) risks being greater than expected and, in the case of annuity business, should annuitants live longer than expected. In August 2015, ANZ ceased to issue home, car and travel insurance and became a distributer only of these products. The general insurance business now solely comprises a small amount of unemployment benefit. The Group has exposure to insurance risk in both its life insurance and general insurance business, which may adversely affect its businesses, operations and financial condition.

24.	The Group is exposed to increased compliance costs and the risk of penalties and regulatory scrutiny with respect to the significant obligations imposed by global tax reporting regimes which are still evolving

In 2010, the U.S. enacted the Foreign Account Tax Compliance Act (“FATCA”) that requires non-U.S. banks and other financial institutions to undertake specific customer due diligence and provide information on account holders who are U.S. citizens or residents to the United States Federal tax authority, the Internal Revenue Service (“IRS”). The United States has entered into intergovernmental agreements (“IGAs”) with a number of jurisdictions (including Australia and New Zealand) which generally require such jurisdictions to enact legislation or other binding rules pursuant to which local financial institutions and branches provide such information to their local revenue authority to then forward to the IRS. In countries that have not entered into such an agreement, the financial institution must enter into an agreement directly with the IRS to complete similar obligations and provide similar information directly to the United States. If the aforementioned customer due diligence and provision of account holder information is not undertaken and provided in a manner and form meeting the applicable requirements, the Group and/or persons owning assets in accounts with Group members may be subjected to a 30 percent withholding tax on certain amounts. While such withholding tax may currently apply only to certain payments derived from sources within the United States (and, beginning on 1 January 2019, certain gross proceeds from the disposition of assets that can give rise to such U.S. source payments), no such withholding tax will be imposed on any payments derived from sources outside the United States that are made prior to 1 January 2019, at the earliest. Australia and New Zealand have each signed an IGA with the United States and have enacted legislation to implement the respective IGAs. Local guidance in relation to the enacted legislation is still evolving.

In addition to FATCA, the U.S. may require the Group in certain circumstances to provide certain information to U.S. payors (withholding agents, custodians, etc.), and the Group may face adverse consequences in case it does not provide such information in compliance with the applicable rules and regulations.

The Organisation for Economic Co-operation and Development (“OECD”) has finalised a global Common Reporting Standard (“CRS”) for the Automatic Exchange Of (financial account) Information (“AEOI”) in tax matters. Over 90 jurisdictions have committed to implement the CRS in 2016 or 2017, with the first exchange of information to take place in 2017 or 2018. Countries with a start date of 1 January, 2016 include Cayman Islands, France, Germany, India, the United Kingdom and South Korea. On 3 June 2015, Australia signed the Multilateral Competent Authority Agreement

SUPPLEMENTARY INFORMATION

(“MCAA”) that enables Common Reporting Standard information to be exchanged between countries’ tax authorities. Several countries, including Canada, New Zealand and India, also signed the MCAA on 3 June 2015. Australia has legislated for the CRS to apply from 1 July 2017 (with the government to government exchange of information to take place by September 2018). Australian financial institutions that do not fully comply with all the requirements of the CRS (as modified by the implementing legislation), will be subject to administrative penalties.

To date, no legislation has been introduced in the New Zealand Parliament to support implementation of the CRS although the New Zealand Government has recently released a media statement announcing that it intends for the CRS to apply from 1 July 2017 (with exchange of information to take place in September 2018) and preliminary consultation activities on an approach to CRS have commenced.

In countries where an entity of the Group (including certain trusts and branches) operates and which maintains financial accounts, there may be a requirement to collect customer information including customers’ tax residence and report it to local tax authorities. Even if an entity of the Group does not operate in a country that has adopted CRS, it will still be required to capture information on residents of that country who have an account with the Group. CRS requirements, though generally similar to FATCA, have significant differences and a higher standard of compliance in many aspects, including penalties for non-collection of prescribed customer information.

In addition to FATCA and CRS, there are an increasing number of tax reporting initiatives that require financial institutions to undertake due diligence and report customer information including the Annual Investment Income Report (Australia), UK Crown Dependency and Overseas Territory (“CDOT”) automatic exchange of information regime and many others that will require due diligence and reporting to the in-country revenue authority.

In line with other global financial institutions, ANZ has made and is expected to make significant investments in order to comply with, in all the countries that it operates in, the extensive requirements of FATCA, the CRS and the various other in-country tax reporting initiatives.

25.	The Group may experience changes in the valuation of some of its assets and liabilities that may have a material adverse effect on its earnings and/or equity

Under AASs, the Group recognises the following instruments at fair value with changes in fair value recognised in earnings or equity:

•	derivative instruments, including in the case of fair value hedging, the fair value adjustment on the underlying hedged exposure with changes in fair value recognised in earnings with the exception of derivatives designated in qualifying cash flow or net investment hedges where the change is recognised in equity and released to earnings together with the underlying hedged exposure;

•	assets and liabilities held for trading;

•	available-for-sale assets with changes in fair value recognised in equity unless the asset is impaired, in which case, the decline in fair value is recognised in earnings; and

•	assets and liabilities designated at fair value through profit and loss with changes recognised in earnings with the exception of changes in fair value attributable to the own credit component of liabilities that is recognised in equity.

Generally, in order to establish the fair value of these instruments, the Group relies on quoted market prices or, where the market for a financial instrument is not sufficiently active, fair values are based on present value estimates or other accepted valuation techniques which incorporate the impact of factors that would influence the fair value as determined by a market participant. The fair value of these instruments is impacted by changes in market prices or valuation inputs which could have a material adverse effect on the Group’s earnings.

In addition, the Group may be exposed to a reduction in the value of non-lending related assets as a result of impairments loss which is recognised in earnings. The Group is required to assess the recoverability of the goodwill balances at least annually and other non-financial assets including Premises and Equipment, investment in associates, capitalised software and other intangible assets (including acquired portfolio of insurance and investment business and deferred acquisition costs) where there are indictors of impairment.

For the purpose of assessing the recoverability of the goodwill balances, the Group uses either a discounted cash flow or a multiple of earnings calculation. Changes in the assumptions upon which the calculation is based, together with expected changes in future cash flows, could materially impact this assessment, resulting in the potential write-off of a part or all of the goodwill balances.

In respect of other non-financial assets, in the event that an asset is no longer in use, or that the cash flows generated by the asset do not support the carrying value, impairment may be recorded.

26.	Changes to accounting policies may adversely affect the Group’s financial position or performance

The accounting policies and methods that the Group applies are fundamental to how it records and reports its financial position and results of operations. Management must exercise judgment in selecting and applying many of these accounting policies and methods so that they not only comply with generally accepted accounting principles but they also reflect the most appropriate manner in which to record and report on the Group’s financial position and results of operations. However, these accounting policies may be applied inaccurately, resulting in a misstatement of the Group’s financial position and results of operations. In addition, the application of new or revised generally accepted accounting principles could have a material adverse effect on the Group’s financial position and results of operations.

In some cases, management must select an accounting policy or method from two or more alternatives, any of which might comply with the generally accepted accounting principles applicable to the Group and be reasonable under the circumstances, yet might result in reporting materially different outcomes than would have been reported under another alternative.

27.	Litigation and contingent liabilities may adversely affect the Group’s business, operations and financial condition

From time to time, the Group may be subject to material litigation, regulatory actions, legal or arbitration proceedings and other contingent liabilities which, if they crystallise, may adversely affect the Group’s results.

The Group had contingent liabilities as at 31 March 2016 in respect of the matters outlined in Note 20 to the Condensed Consolidated Financial Statements for the half year ended 31 March 2016.

There is a risk that contingent liabilities may be larger than anticipated or that additional litigation or other contingent liabilities may arise.

SUPPLEMENTARY INFORMATION

28.	The Group regularly considers acquisition and divestment opportunities, and there is a risk that the Group may undertake an acquisition or divestment that could result in a material adverse effect on its business, operations and financial condition

The Group regularly examines a range of corporate opportunities, including material acquisitions and disposals, with a view to determining whether those opportunities will enhance the Group’s strategic position and financial performance.

There can be no assurance that any acquisition (or divestment) would have the anticipated positive results, including results relating to the total cost of integration (or separation), the time required to complete the integration (or separation), the amount of longer-term cost savings, the overall performance of the combined (or remaining) entity, or an improved price for the Group’s securities. The Group’s operating performance, risk profile and capital structure may be affected by these corporate opportunities and there is a risk that the Group’s credit ratings may be placed on credit watch or downgraded if these opportunities are pursued.

Integration (or separation) of an acquired (or divested) business can be complex and costly, sometimes including combining (or separating) relevant accounting and data processing systems, and management controls, as well as managing relevant relationships with employees, customers, regulators, counterparties, suppliers and other business partners. Integration (or separation) efforts could create inconsistencies in standards, controls, procedures and policies, as well as diverting management attention and resources. This could adversely affect the Group’s ability to conduct its business successfully and impact the Group’s operations or results. Additionally, there can be no assurance that employees, customers, counterparties, suppliers and other business partners of newly acquired (or retained) businesses will remain post-acquisition (or post-divestment), and the loss of employees, customers, counterparties, suppliers and other business partners could adversely affect the Group’s operations or results.

DEFINITIONS

AASB – Australian Accounting Standards Board. The term “AASB” is commonly used when identifying Australian Accounting Standards issued by the AASB.

ADI – Authorised Deposit-taking Institution.

APRA – Australian Prudential Regulation Authority.

APS – ADI Prudential Standard.

BCBS – Basel Committee on Banking Supervision.

Cash and cash equivalents comprise coins, notes, money at call, balances held with central banks, liquid settlement balances (readily convertible to known amounts of cash which are subject to insignificant risk of changes in value) and securities purchased under agreements to resell (“reverse repos”) in less than three months.

Cash profit is an additional measure of profit which is prepared on a basis other than in accordance with accounting standards. Cash profit represents ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit as noted below. These items are calculated consistently period on period so as not to discriminate between positive and negative adjustments.

Gains and losses are adjusted where they are significant, or have the potential to be significant in any one period, and fall into one of three categories:

1.	gains or losses included in earnings arising from changes in tax, legal or accounting legislation or other non-core items not associated with the ongoing operations of the Group;

2.	treasury shares, revaluation of policy liabilities, economic hedging impacts and similar accounting items that represent timing differences that will reverse through earnings in the future; and

3.	accounting reclassifications between individual line items that do not impact reported results, such as policyholder tax gross up.

Cash profit is not a measure of cash flow or profit determined on a cash accounting basis.

Collective provision is the provision for credit losses that are inherent in the portfolio but not able to be individually identified. A collective provision is only recognised when a loss event has occurred. Losses expected as a result of future events, no matter how likely, are not recognised.

Credit risk is the risk of financial loss resulting from the failure of ANZ’s customers and counterparties to honour or perform fully the terms of a loan or contract.

Credit risk weighted assets represent assets which are weighted for credit risk according to a set formula (APS 112/113).

Credit valuation adjustment (CVA) – Over the life of a derivative instrument, ANZ uses a CVA model to adjust fair value to take into account the impact of counterparty credit quality. The methodology calculates the present value of expected losses over the life of the financial instrument as a function of probability of default, loss given default, expected credit risk exposure and an asset correlation factor. Impaired derivatives are also subject to a CVA.

Customer deposits represent term deposits, other deposits bearing interest, deposits not bearing interest and borrowing corporations’ debt excluding securitisation deposits.

Dividend payout ratio is the total ordinary dividend payment divided by profit attributable to shareholders of the Company, adjusted for the amount of preference share dividends paid.

Gross loans and advances (GLA) is made up of loans and advances, acceptances and capitalised brokerage/mortgage origination fees less unearned income.

IFRS – International Financial Reporting Standards.

Impaired assets are those financial assets where doubt exists as to whether the full contractual amount will be received in a timely manner, or where concessional terms have been provided because of the financial difficulties of the customer. Financial assets are impaired if there is objective evidence of impairment as a result of a loss event that occurred prior to the reporting date, and that loss event has had an impact, which can be reliably estimated, on the expected future cash flows of the individual asset or portfolio of assets.

Impaired loans comprise drawn facilities where the customer’s status is defined as impaired.

Individual provision is the amount of expected credit losses on financial instruments assessed for impairment on an individual basis (as opposed to on a collective basis). It takes into account expected cash flows over the lives of those financial instruments.

Interest rate risk in the banking book (IRRBB) relates to the potential adverse impact of changes in market interest rates on ANZ’s future net interest income. The risk generally arises from:

1.	Repricing and yield curve risk - the risk to earnings or market value as a result of changes in the overall level of interest rates and/or the relativity of these rates across the yield curve;

2.	Basis risk - the risk to earnings or market value arising from volatility in the interest margin applicable to banking book items; and

3.	Optionality risk - the risk to earnings or market value arising from the existence of stand-alone or embedded options in banking book items.

Internationally comparable ratios are ANZ’s interpretation of the regulations documented in the Basel Committee publications; “Basel 3: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006). They also include differences identified in APRA’s information paper entitled International Capital Comparison Study (13 July 2015).

Net interest margin (NIM) is net interest income as a percentage of average interest earning assets.

Net loans and advances represent gross loans and advances less provisions for credit impairment.

Net tangible assets equal share capital and reserves attributable to shareholders of the Company less preference share capital and unamortised intangible assets (including goodwill and software).

Operating expenses include personnel expenses, premises expenses, technology expenses, restructuring expenses, and other operating expenses (excluding credit impairment charges).

DEFINITIONS

Operating income includes net interest income, net fee and commission income, net funds management and insurance income, share of associates’ profit and other income.

Restructured items comprise facilities in which the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered to new facilities with similar risk.

Return on average assets is the profit attributable to shareholders of the Company, adjusted for the amount of preference share dividends paid, divided by average total assets.

Return on average ordinary shareholders’ equity is the profit attributable to shareholders of the Company, adjusted for the amount of preference share dividends paid, divided by average ordinary shareholders’ equity.

Regulatory deposits are mandatory reserve deposits lodged with local central banks in accordance with statutory requirements.

Risk weighted assets (RWA) – Assets (both on and off-balance sheet) are risk weighted according to each asset’s inherent potential for default and what the likely losses would be in the case of default. In the case of non asset backed risks (i.e. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5.

Settlement balances owed to / by ANZ represent financial assets and/or liabilities which are in the course of being settled. These may include trade dated assets and liabilities, nostro / vostro accounts and securities settlement accounts.

DEFINITIONS

Description of divisions

During the March 2016 half, the Group announced changes to the organisation’s structure to better meet the needs of our retail, commercial and institutional customers. As a result of these organisational changes there are six reported divisions; Australia, New Zealand, Institutional, Asia Retail & Pacific, Wealth and Technology, Services & Operations (“TSO”) and Group Centre. These divisions were created by removing the Asia Retail & Pacific business from the former International & Institutional Banking (“IIB”) division, and repositioning minority investments in Asia from IIB to the Group Centre. The residual IIB business has been renamed Institutional.

The Wealth changes designed to simplify the approach to the wealth management business will not take effect until 1 April 2016.

Australia

The Australia division comprises the Retail and Corporate & Commercial Banking (C&CB) business units.

•	Retail provides products and services to consumer customers via the branch network, mortgage specialists, the contact centre and a variety of self-service channels (internet banking, phone banking, ATMs, website and mobile phone banking).

•	C&CB provides a full range of banking services including traditional relationship banking and sophisticated financial solutions; including asset financing through dedicated managers focusing on privately owned small, medium and large enterprises as well as the agricultural business segment.

Institutional

The Institutional division services global institutional and business customers across three product sets: Transaction Banking, Loans & Specialised Finance and Markets.

•	Transaction Banking provides working capital and liquidity solutions including documentary trade, supply chain financing, structured trade finance as well as cash management solutions, deposits, payments and clearing.

•	Loans & Specialised Finance provides specialised loan structuring and execution, loan syndication, project and export finance, debt structuring and acquisition finance, structured asset finance and corporate advisory.

•	Markets provide risk management services on foreign exchange, interest rates, credit, commodities, debt capital markets and wealth solutions in addition to managing the Group’s interest rate exposure and liquidity position.

New Zealand

The New Zealand division comprises the Retail and Commercial business units.

•	Retail provides products and services to consumer and small business banking customers via the branch network, mortgage specialists, business managers, the contact centre and a variety of self-service channels (internet banking, phone banking, ATMs, website and mobile phone banking).

•	Commercial provides a full range of banking services including traditional relationship banking and sophisticated financial solutions including asset financing through dedicated managers focusing on privately owned medium to large enterprises and the agricultural business segment.

Wealth

The Wealth division comprises Insurance, Funds Management and Private Wealth business units which provide insurance, investment, superannuation and private banking solutions to customers in the Asia Pacific region to make it easier for them to connect with, protect and grow their wealth.

•	Insurance includes life insurance, general insurance and ANZ Lenders Mortgage Insurance.

•	Funds Management includes the Pensions and Investments business and E*TRADE.

•	Private Wealth includes private banking business which specialises in assisting individuals and families to manage, grow and preserve their wealth.

Asia Retail & Pacific

The Asia Retail & Pacific division comprises the Asia Retail and Pacific business units, connecting customers to specialists for their banking needs.

•	Asia Retail provides general banking and wealth management services to affluent and emerging affluent retail customers across nine Asian countries via relationship managers, branches, contact centres and a variety of self-service digital channels (internet and mobile banking, phone and ATMs). Core products offered include deposits, credit cards, loans, investments and insurance.

•	Pacific provides products and services to retail customers and small to medium sized enterprises located in the Pacific Islands (excluding Papua New Guinea). Products and services include retail products provided to consumers, traditional relationship banking and sophisticated financial solutions provided to business customers through dedicated managers.

Technology, Services & Operations and Group Centre

TSO and Group Centre provide support to the operating divisions, including technology, operations, shared services, property, risk management, financial management, strategy, marketing, human resources and corporate affairs. The Group Centre includes Group Treasury, Shareholder Functions and minority investments in Asia.

ASX APPENDIX 4D – CROSS REFERENCE INDEX

Page

Details of the reporting period (4D Item 1)	After front cover

Results for Announcement to the Market (4D Item 2)	After front cover

Net Tangible Assets per security (4D Item 3)	12

Details of entities over which control has been gained or lost (4D Item 4)	125

Dividends and dividend dates (4D Item 5)	After front cover

Dividend Reinvestment Plan (4D Item 6)	After front cover

Details of associates and joint venture entities (4D Item 7)	125

ALPHABETICAL INDEX

PAGE

Appendix 4D Statement	2

Appendix 4D Cross Reference Index	151

Auditor’s Review Report and Independence Declaration	128

Basis of Preparation	104

Changes in Composition of the Group	125

Condensed Consolidated Balance Sheet	101

Condensed Consolidated Cash Flow Statement	102

Condensed Consolidated Income Statement	99

Condensed Consolidated Statement of Comprehensive Income	100

Condensed Statement of Changes in Equity	103

Contingent Liabilities and Contingent Assets	125

Credit Risk	116

Definitions	148

Deposits and Other Borrowings	114

Directors’ Declaration and Responsibility Statement	127

Directors’ Report	98

Dividends	108

Divisional Results	49

Earnings Per Share	109

Fair Value Measurement	118

Geographic Results	83

Group Results	21

Income	106

Income Tax Expense	108

Investments In Associates	125

Net Loans and Advances	112

News Release	5

Note to the Cash Flow Statement	111

Operating Expenses	107

Profit Reconciliation	91

Provision for Credit Impairment	113

Related Party Disclosures	125

Segment Analysis	110

Share Capital	123

Shareholders’ Equity	123

Strategic Review	19

Subordinated Debt	115

Subsequent Events Since Balance Date	126

Summary	9

Supplementary Information – Average Balance Sheet and Related Interest	134

Supplementary Information – Capital Management	130

Supplementary Information – Derivative Financial Instruments	138

Supplementary Information – Exchange Rates	138

Supplementary Information – Full Time Equivalent Staff	137

Supplementary Information – Funds Management and Insurance Income Reconciliation	137

Supplementary Information – Principal Risks and Uncertainties	139